This CD ROM contains an electronic version of appraisals for the Mortgaged Properties in PDF format and forms part of the paper version of the Prospectus Supplement. The information contained in this CD ROM does not appear elsewhere in paper form in this Prospectus Supplement and must be considered as part of, and together with, the information contained elsewhere in this Prospectus Supplement and the Prospectus. The information contained in this CD ROM has been filed by the Seller with the Securities and Exchange Commission as part of a Current Report on Form 8-K, which is incorporated by reference in this Prospectus Supplement, and is also available through the public reference branch of the Securities and Exchange Commission. Defined terms used in this CD ROM but not otherwise defined therein shall have the respective meanings assigned to them in the paper portion of the Prospectus Supplement and the Prospectus. All of the information contained in this CD ROM is subject to the same limitations and qualifications contained in this Prospectus Supplement and the Prospectus. Prospective investors are strongly urged to read the paper portion of this Prospectus Supplement and the Prospectus in its entirety prior to accessing this CD ROM. If this CD ROM was not received in a sealed package, there can be no assurances that it remains in its original format and should not be relied upon for any purpose. Prospective investors may contact J. Theodore Borter of Goldman, Sachs Co. at (212)902-3857 to receive an original copy of the CD ROM.

================================================================================

COMPLETE APPRAISAL
OF REAL PROPERTY

1760 Market Street
1742-48 Market Street
Philadelphia, Pennsylvania


================================================================================

IN A SELF-CONTAINED REPORT

As of July 1, 1997


Prepared For:

Goldman Sachs Mortgage Company
85 Broad Street
New York, New York 10004


Prepared By:

Cushman & Wakefield of Pennsylvania, Inc.
Valuation Advisory Services
Two Logan Square - 20th Floor
Philadelphia, Pennsylvania 19103

Cushman & Wakefield of Pennsylvania, Inc.                              CUSHMAN &
Two Logan Square                                                    WAKEFIELD(R)
Philadelphia, PA 19103                               A ROCKEFELLER GROUP COMPANY
(215) 963-4000

July 1, 1997

Mr. Sheridan Schechner
Managing Partner
Goldman Sachs Mortgage Company
85 Broad Street
New York, New York 10004

Re:   Complete Appraisal of Real Property
      1760 Market Street
      1742-48 Market Street
      Philadelphia, Pennsylvania

      Dear Mr. Schechner

      In fulfillment of our agreement as outlined in the Letter of Engagement, Cushman & Wakefield of Pennsylvania, Inc. is pleased to transmit our self-contained appraisal report estimating the market value of the leased fee estate in the subject property.

      The value opinion reported below is qualified by certain assumptions, limiting conditions, certifications, and definitions, which are set forth in the report. We particularly call to your attention those unusual limiting conditions dealing with the assumption that all pending lease agreements are executed according to the terms provided by ownership.

      This report was prepared for Goldman Sachs Mortgage Company and is intended only for its specified use. It may not be distributed to or relied upon by other persons or entities without written permission of Cushman & Wakefield of Pennsylvania, Inc.

      This appraisal report has been prepared in accordance with our interpretation of your institution's guidelines, the regulations of OCC and the Uniform Standards of Professional Appraisal Practice, including the Competency Provision and The Financial Institutions Reform, Recovery and Enforcement Act (FIRREA) and the guidelines of federal regulatory agencies.

      The property was inspected by and the report was prepared by John J. Lynch, MAI under the supervision of John B. Rush, MAI.

Mr. Sheridan Schechner
Goldman Sachs Mortgage Company               Page 2                 July 1, 1997


      Based on our complete appraisal as defined by the Uniform Standards of Professional Appraisal Practice, we have formed an opinion that the market value of the leased fee estate in the referenced property, subject to the assumptions, limiting conditions, certifications, and definitions, as of July 1, 1997, was:

                   EIGHT MILLION FIVE HUNDRED THOUSAND DOLLARS
                                   $8,500,000

      This letter is invalid as an opinion of value if detached from the report, which contains the text, exhibits, and an Addenda.

Respectfully submitted,

Cushman & Wakefield of Pennsylvania, Inc.


John J. Lynch, MAI
State Certified Appraiser No.GA-000485-L


John B. Rush, MAI
State Certified Appraiser No. GA-000331-L

                                        SUMMARY OF SALIENT FACTS AND CONCLUSIONS
================================================================================

Property Name:                                     1760 Market Street

Location:                                          1742-48 Market Street
                                                   Philadelphia, Pennsylvania

General Overview:                                  This is modern 14-story
                                                   office building built in
                                                   1981 on a 0.21-acre site.
                                                   The building contains
                                                   123,546 rentable square feet
                                                   of building area. The
                                                   building, with structural
                                                   steel frame and plate glass
                                                   facade, is modern in
                                                   appearance and functional in
                                                   design. On the effective
                                                   date of appraisal, occupancy
                                                   stood at 99.4 percent.

Interest Appraised:                                Leased Fee

Date of Value:                                     July 1, 1997

Date of Inspection:                                June 13, 1997

Ownership:                                         Atlantic American Properties

Highest and Best Use:                              Continued Multi-tenant office
                                                   utilization

Value Indicators
  Sales Comparison Approach:                       $8,000,000 to $8,600,000
    Value Per Square Foot:                         $64.76 to $69.62
  Indicated Value:                                 $8,600,000

  Income Capitalization Approach
    Estimated Market Rental Rate:                  $17.75/SF
    Stabilized Vacancy Rate:                       3.0%
    Effective Gross Income:                        $17.22/SF
    Operating Expenses                             $ 7.84/SF
    Real Estate Taxes:                             $ 2.20/SF
    Net Operating Income:                          $885,548
    Estimated Vacancy Between Tenants              6 months
    Free Rent:                                     -0- months
    Probability of Renewal:                        65%
    Tenant Improvement Allowance
      Shell Space:                                 $25.00 per square foot
      New Tenants in Previously
         Occupied Space                            $18.00 per square foot
      Renewal Tenants in Same Space-               $ 8.00 per square foot
    Estimated Market Rental Growth Rate            Yr. 1 - 3.5%
                                                   Yr. 2 - 5.0%
                                                   Yr. 3 - 7.0%
                                                   Yr. 4 - 5.0%
                                                   Yr. 5 - 10 - 3.5%
    Estimated Expense Growth Rate:                 3.5%

                                        Summary of Salient Facts and Conclusions
================================================================================

    Estimated Real Estate Tax Growth Rate:       3.5%
    Reversion Year Capitalization Rate           10.5%
    Transaction Costs in Reversion Sale:         3.0%
    Discount Rate:                               11.5%
  Indicated Value:                               $8,500,000

Value Conclusion:                                $8,500,000
  Value Per Square Foot:                         $68.81 (Net Rentable Area)
  Implicit Capitalization Rate:                  10.4%

Marketing Time:                                  6 months

Special Assumptions Affecting Valuation:

1. We have assumed all pending lease agreements are executed according to the terms provided by ownership.

2. Please refer to the complete list of assumptions and limiting conditions included at the end of this report.

                                                 PHOTOGRAPHS OF SUBJECT PROPERTY
================================================================================


                                    [PHOTO]


                        Subject Property Viewed Southeast

                                                 Photographs of Subject Property
================================================================================

                                    [PHOTO]


                            Market Street Viewed East


                                    [PHOTO]


                         Eighteenth Street Viewed North

                                                 Photographs of Subject Property
================================================================================


                                    [PHOTO]


                           View of Main Entrance Lobby

                                                               TABLE OF CONTENTS

                                                                            Page

INTRODUCTION ..............................................................   1
      Identification of Property ..........................................   1
      Property Ownership and Recent History ...............................   1
      Purpose and Intended Use of the Appraisal ...........................   1
      Extent of the Appraisal Process .....................................   1
      Date of Value and Property Inspection ...............................   2
      Property Rights Appraised ...........................................   2
      Definitions of Value, Interest Appraised, and
      Other Pertinent Terms ...............................................   2
      Legal Description ...................................................   3

REGIONAL ANALYSIS .........................................................   4

MARKET ANALYSIS ...........................................................   9

PROPERTY DESCRIPTION ......................................................  27
      Site Description ....................................................  27
      Improvements Description ............................................  28

REAL PROPERTY TAXES AND ASSESSMENTS .......................................  32

ZONING ....................................................................  35

HIGHEST AND BEST USE ......................................................  36

VALUATION PROCESS .........................................................  38

SALES COMPARISON APPROACH .................................................  40

INCOME CAPITALIZATION APPROACH ............................................  45

RECONCILIATION AND FINAL VALUE ESTIMATE ...................................  59

ASSUMPTIONS AND LIMITING CONDITIONS .......................................  60

CERTIFICATION OF APPRAISAL ................................................  62

ADDENDA ...................................................................  63

                                                                    INTRODUCTION
================================================================================
Identification of Property

      The subject of this appraisal is a 14-story office building called 1760 Market Street in the central business district of Philadelphia, Pennsylvania. It is an attractive and modern complex located at the corner of 17th and Market Streets. The street address is 1742-48 Market Street.

      This modern 14-story building was built in 1981 on a 0.21 acre site. The building contains 123,546 net rentable square feet. The building is modern in appearance and functional in design. On the effective date of appraisal, occupancy stood at 99.6 percent.

Property Ownership and Recent History

      The property was built in 1981 by an affiliated entity of its current owner, Atlantic American Properties. The subject is part of a portfolio of property previously owned by Bell Atlantic Properties. Atlantic American Properties acquired Bell Atlantic Properties as a going concern.

Purpose and Intended Use of the Appraisal

      The purpose of this appraisal is to estimate the market value of a leased fee estate on July 1, 1997. The appraisal is to be used as a supporting document in a proposed financing by our client, Goldman Sachs Mortgage Company.

Extent of the Appraisal Process

      In the process of preparing this appraisal, we:

      - Inspected the exterior of the building and the site improvements and a representative sample of tenant spaces with Peter Corcoran, the manager;

      - Interviewed Peter Corcoran of the property management company, Atlantic American Properties;

      - Reviewed leasing policy, concessions, tenant build-out allowances, and history of recent rental rates and occupancy with the building manager;

      - Reviewed a detailed history of income and expense and a budget forecast for 1997 including the budget for planned capital expenditures and repairs;

      - Conducted market research of occupancies, asking rents, concessions and operating expenses at competing buildings which involved interviews with on-site managers and a review of our own data base from previous appraisal files;

      - Prepared an estimate of stabilized income and expense (for capitalization purposes);

      - Conducted market inquiries into recent sales of similar buildings to ascertain sales price per square foot, effective gross income multipliers and capitalization rates. This process involved telephone interviews with sellers, buyers and/or participating brokers. (See detailed sales write-ups in Addenda for more complete information on the verification process.);

      - Prepared Sales Comparison and Income Capitalization Approaches to value.

================================================================================


                                      -1-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)

                                                                    Introduction
================================================================================

Date of Value and Property Inspection

      The date of value is July 1, 1997. We inspected the property on June 13, 1997.

Property Rights Appraised
      Leased fee estate.

Definitions of Value, Interest Appraised, and Other Pertinent Terms
      The definition of market value taken from the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation, is as follows:

      The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller, each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

      1.    Buyer and seller are typically motivated;

      2. Both parties are well informed or well advised, and acting in what they consider their own best interests;

      3.    A reasonable time is allowed for exposure in the open market;

      4. Payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto; and

      5. The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.

      Exposure Time

      Under Paragraph 3 of the Definition of Market Value, the value estimate presumes that "A reasonable time is allowed for exposure in the open market". Exposure time is defined as the estimated length of time the property interest being appraised would have been offered on the market prior to the hypothetical consummation of a sale at the market value on the effective date of the appraisal. Exposure time is presumed to precede the effective date of the appraisal.

      Based upon the analysis which is detailed elsewhere in this report, we estimate a reasonable Exposure Time to have been six months for a property like the subject at the concluded opinion of value reported.

      The following definitions of pertinent terms are taken from the Dictionary of Real Estate Appraisal, Third Edition (1993), published by the Appraisal Institute.

================================================================================


                                      -2-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)

                                                                    Introduction
================================================================================

      Leased Fee Estate

      An ownership interest held by a landlord with the rights of use and occupancy conveyed by lease to others. The rights of the lessor (the leased fee owner) and the leased fee are specified by contract terms contained within the lease.

      Value As Is

      The value of specific ownership rights to an identified parcel of real estate as of the effective date of the appraisal; relates to what physically exists and is legally permissible and excludes all assumptions concerning hypothetical market conditions or possible rezoning.

Legal Description

      The property is legally identified by the City of Philadelphia Assessor's Office, as Ward 88, Book1S10, Number 158. We have not been provided with the metes and bounds legal description of this site, therefore, none is exhibited.

================================================================================


                                      -3-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)

                                                               REGIONAL ANALYSIS
================================================================================

Philadelphia Metropolitan Area

      The subject property is located in the City of Philadelphia, the urban center of the Philadelphia Metropolitan Area. The Philadelphia Metropolitan Area, itself, encompasses over 3,500 square miles through the counties immediately surrounding the city in both Pennsylvania and New Jersey. The greater metropolitan area is actually part of a larger economic and geographic entity known as the Delaware Valley, which extends from Trenton, New Jersey at the north to Wilmington, Delaware at the south. The Delaware Valley is a closely integrated market which pervades the many political subdivisions incorporated in it.

Population

      According to the most recent estimate of the Federal Census Bureau, the Philadelphia Metropolitan Area has the fourth largest population in the nation after Los Angeles, New York, and Chicago. The currently reported population of just under five million represents a 0.7 percent increase over that counted in 1990. The statistics indicated population growth in the suburban counties surrounding Philadelphia, with a decline in the city itself. The current population of the City of Philadelphia is reported to be about 1.522 million, a decrease of approximately four percent since 1990. These statistics are significant in that demographers believe population growth is directly tied to employment growth.

=============================================================================================
                              Population Statistics
                         Philadelphia Metropolitan Area
                                 (In Thousands)
=============================================================================================
    County                     1980          1990       (delta)          1995          (delta)
=============================================================================================
Bucks                         483.8         541.2       + 11.9%           570.6        + 5.4%
Chester                       320.1         376.4       + 17.6%           399.7        + 6.2%
Delaware                      552.2         547.7        - 0.8%           548.2         + .1%
Montgomery                    644.6         678.1        + 5.2%           703.2        + 3.7%
Philadelphia                1,668.2       1,585.6        - 5.0%         1,521.5        - 4.0%
Burlington                    366.0         395.1        + 8.0%           400.8        + 1.4%
Camden                        472.8         502.8        + 6.4%           506.6         + .8%
Gloucester                    202.1         230.1       + 13.9%           243.1        + 5.7%
Salem                          65.0          65.3        + 0.5%            64.6        - 1.1%
---------------------------------------------------------------------------------------------
Total Metropolitan Area     4,774.8       4,922.3        + 3.1%         4,958.3         + .7%
---------------------------------------------------------------------------------------------
Source : U.S. Census Bureau
=============================================================================================

Employment

      The traditional economic base of the region was once heavy manufacturing. Concurrent with national trends, the regional economy has now shifted toward a skilled/service oriented base. Approximately 35 percent of the region's 2.2 +/- million in the wage and salary workforce is now employed in the service industries, as contrasted with the approximate 14 percent employed in manufacturing. Furthermore, another 23 percent of the region's workforce is employed in the wholesale and retail trades, while only 14 percent is employed by government.

================================================================================


                                      -4-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)

                                                               Regional Analysis
================================================================================

================================================================================================
                         Philadelphia Metropolitan Area
                          January Employment Statistics
                                 (in Thousands)
================================================================================================
   Industry Classification                       1990      1995    (delta)    1997       (delta)
================================================================================================
Manufacturing                                   358.6     311.8     -2.6%     305.6       -2.0%
Construction & Mining                            95.4      73.9     +6.0%      73.2       -1.0%
Transportation, Communication & Utilities        99.0     104.5     +3.3%     104.7       +1.9%
Wholesale & Retail Trades                       508.0     482.8     -2.3%     494.6       +2.4%
Finance, Insurance & Real Estate                167.6     155.1     -1.3%     154.2       -0.6%
Services                                        659.1     717.5     +4.3%     765.4       +6.7%
Government                                      308.4     303.3     +0.6%     298.7       -1.5%
                                              ==================================================
Total Wage & Salary Employment                2,196.1   2,148.9     +0.8%   2,196.4       +2.2%
                                              ==================================================
Total Civilian Labor Force                    2,409.0   2,397.6     -0.9%   2,450.3       +2.2%
                                              ==================================================
Unemployment                                    114.1     143.5              123 3
================================================================================================
Unemployment Rate                               4.7 %      6.0%               5.0%
================================================================================================
Source: Pennsylvania Department of Labor and Industry
================================================================================================

      According to statistics prepared by the Pennsylvania Department of Industry and Labor, wage and salary employment in the Philadelphia Metropolitan Area increased by 47,500 jobs or 2.2 percent between 1995 and 1997. Additionally, the total civilian labor force which includes wage and salary employment plus those who are self-employed increased by 52,700 workers. As can be seen, a vast majority of this growth in employment is in the service industries and the wholesale and retail trades. The continued growth in the service industries as well as the relative stability in the finance, insurance and real estate classification is significant to real property like the subject as it is from these groups that the occupants of office space come.

      The state Department of Industry and Labor reports that, within the service industries, business services, particularly temporary help agencies and accounting firms, led this employment classification with a growth of 27,900 jobs created since 1992. Second place goes to medical services with 12,600 new jobs created in the Philadelphia Metropolitan Area over the past four years. Private sector education was third growing by 19,900 jobs. A listing of the ten largest employers in Philadelphia County alone bears out these statistics.

================================================================================================
                          Largest Non-Public Employers
                               Philadelphia County
================================================================================================
    Employer                      Local Employees        Product or Service
================================================================================================
University of Pennsylvania             10,900         Education; Research; Health Care
------------------------------------------------------------------------------------------------
Thomas Jefferson University             7,400         Education; Research; Health Care
------------------------------------------------------------------------------------------------
CoreStates Financial Corporation        6,100         Banking; Financial Services
------------------------------------------------------------------------------------------------
Bell Atlantic                           5,600         Telecommunications
------------------------------------------------------------------------------------------------
Allegheny Health                        5,100         Education; Health Care
------------------------------------------------------------------------------------------------
Aramark, Inc.                           4,600         Food Services
------------------------------------------------------------------------------------------------
Einstein Healthcare                     4,200         Education,- Health Care
------------------------------------------------------------------------------------------------
Cigna Corporation                       4,100         Insurance, Financial Services
------------------------------------------------------------------------------------------------
Conrail, Inc.                           3,800         Rail Freight Transportation
------------------------------------------------------------------------------------------------
PECO Energy Company                     3,400         Public Utility
================================================================================================
Source: Philadelphia Business Journal
================================================================================================

================================================================================


                                      -5-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)

                                                               Regional Analysis
================================================================================

      According to the Pennsylvania Department of Labor and Industry, the April, 1997 unemployment rate in the nine county Philadelphia Metropolitan Area was 4.9 percent as compared to 5.3 percent for the Commonwealth of Pennsylvania and 4.8 percent for the U.S. as a whole. Philadelphia County had a 6.6 percent unemployment rate in April, 1997 which was the highest unemployment rate of any county in region.

Income

      The median effective household buying income or disposable income after federal taxes in the Philadelphia Metropolitan Area is currently estimated to be $39,470. Throughout the region, it is estimated that 20.3 percent of the 1.8 million households have an effective buying income under $35,000 annually. For the entire metropolitan area, 37.3 percent of households have yearly EBI in excess of $50,000. Philadelphia County has the lowest current median household income level in the Metropolitan Area at $27,542 per dwelling unit.

================================================================================
                                Income Statistics
                         Philadelphia Metropolitan Area
================================================================================
                                            Effective
  County               Households         Buying Income     Median Household EBI
                                          (In Thousands)
================================================================================
Bucks                   203,700            $11,424,599            $48,814
Chester                 143,400              9,732,884            $55,798
Delaware                202,900             10,359,964            $42,366
Montgomery              269,700             16,369,926            $47,723
Philadelphia            571,500             20,080,366            $27,542
Burlington              140,600              7,341,632            $44,967
Camden                  178,900              8,049,714            $37,788
Gloucester               83,900              3,700,926            $39,978
Salem                    23,500              1,019,275            $38,123
                      --------------------------------
Total                 1,818,100            $88,079,286            $39,470
================================================================================
Source: Sales & Marketing Management 1996
================================================================================

Retail Sales

      Retail sales in the Philadelphia Metropolitan Area are currently estimated to exceed $44.3 billion annually. The Philadelphia area ranked fifth nationally behind Chicago, Los Angeles, New York and Washington, D.C. in total retail sales for 1995, the last year for which statistics are currently available. Retail sales in this metropolitan area have increased at a compound annual rate of 4.2 percent since 1990. Within the City of Philadelphia, annual retail sales for 1995 were estimated to be over $8.95 billion, down slightly from the 1994 estimate of 8.99 billion. However, since 1990, retail sales in the City of Philadelphia have actually increased at an annual compound rate of 2.9 percent.

================================================================================


                                      -6-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)

                                                               Regional Analysis
================================================================================

================================================================================
                                  Retail Sales
             Philadelphia Metropolitan Area and Philadelphia County
                                 (In Thousands)
================================================================================
Year  Metropolitan Philadelphia    (delta)      Philadelphia County     (delta)
================================================================================
1990        $36,033,312                            $7,741,383
--------------------------------------------------------------------------------
1991        $35,120,446            - 2.5%          $7,451,387          - 3.8%
--------------------------------------------------------------------------------
1992        $39,811,716           + 13.4%          $8,447,600         + 13.4%
--------------------------------------------------------------------------------
1993        $40,858,286            + 2.6%          $8,323,384            1.5%
--------------------------------------------------------------------------------
1994        $43,480,561             +6.4%          $8,985,763           +8.0%
--------------------------------------------------------------------------------
1995        $44,309,612             +1.9%          $8,950,479           -0.4%
================================================================================
Compound Annual Change              +4.2%                              + 2.9%
================================================================================
Source: Sales & Marketing Management 1991-1996
================================================================================

Linkages

      The Philadelphia Metropolitan Area benefits from an admirable transportation system linking the region to the rest of the nation and points throughout the world. The Port of Philadelphia is one of the largest fresh water ports in the country. The Philadelphia International Airport provides service to most major North American cities and many European destinations. From its central location in the heart of the eastern megalopolis, excellent highway and rail accessibility is also available.

Cultural, Educational and Recreational Resources

      Educational opportunities abound throughout the region, with twelve major colleges and universities located here. There are also four teaching medical college hospitals in the Philadelphia area. As the nation's fourth largest urban center and first capital, cultural and recreational activities available to the populace are widely diverse.

Conclusions

      The central core of this metropolitan area, the City of Philadelphia, continues to experience a fiscal crisis precipitated by a diminishing tax base and the increased need for new and costly municipal services. However, the current administration and council are now cooperating to promote fiscal responsibility which has created the city's first operating surplus in years. And while the City of Philadelphia had its first net job gain in a decade during 1996, this trend has reversed itself in the first four months of 1997 due to losses in transportation and defense employment. The surrounding suburban counties are expected to be the focus of the region's population and job growth well into the next century.

      Overall, the Philadelphia Metropolitan Area is an older, densely developed region with a mature economy which can only be expected to grow less and at a slower pace in the months and years to come. Taxes and labor costs throughout the Northeastern United States are higher than elsewhere so that the opportunities for low cost start-up companies are less. Fortunately, the patchwork of existing small to mid-sized companies in the Philadelphia Metropolitan Area protect this region from the severe economic shocks seen elsewhere.

================================================================================


                                      -7-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)

                                                               Regional Analysis
================================================================================

      Thus, over the long term, the Philadelphia Metropolitan Area benefits from a diversified economic base which should protect the region from the effects of wide swings in the economy. The region's strategic location along the eastern seaboard and its reputation as a major business center should further enhance the area's long term outlook. The region's real estate market is advancing steadily toward equilibrium in most sectors. It is our conclusion that the long term trends of the region will exert positive influences on the values of well located and well designed real property.

================================================================================


                                      -8-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)

                                                                 MARKET ANALYSIS
================================================================================

Center City Philadelphia

      The subject property is situated in Philadelphia's central business district at the northwest corner of 20th and Market Streets. Center City Philadelphia is broadly defined as that area bounded by Vine Street on the north, South Street on the south, the Delaware River on the east and the Schuylkill River to the west. Philadelphia's City Hall, with its administrative and judicial offices, is located at Broad and Market Streets. One of the principal users of office space is the legal profession which typically desires to be close to governmental offices. Those industries which serve the legal community and the government also elect to locate their offices in the West Market Street area.

      The financial community of Philadelphia was traditionally located on South Broad Street, immediately adjacent to City Hall. In the last decade, a number of the city's major banks have located their offices in the West Market area. Again, the industries serving these financial institutions are then presented with strong impetus to locate here.

      West Market Street has become the primary office sector in Center City extending from City Hall to the Schuylkill River, between Arch Street and Chestnut Street. The area is the focus of intense office development. Beginning in 1955 with a single office building, West Market Street/Kennedy Boulevard has expanded to approximately 13,000,000 square feet of primary office space at present. Known as Penn Center, this area owes its development to a close proximity to all forms of transportation as well as municipal governmental offices and the city's traditional financial district.

      The suburban railroad station serving all of the city's western suburbs is located in the heart of Penn Center on the north side of Kennedy Boulevard between 16th and 17th Streets, and also at the Market East station at 11th and Market Streets. From these stations, rail connections may easily be made with Amtrak's 30th Street Station which provides rail service throughout the eastern megalopolis. The subject property is convenient to both the commuter rail network two blocks east at JFK Boulevard and the Amtrak system which lies just across the Schuylkill River. This access is a primary consideration to many office tenants in the downtown marketplace.

      Additional public transportation to the downtown area is available at the Southeastern Pennsylvania Transportation Authority's Market-Frankford subway line with six stops along Market Street between 2nd and 15th Streets in Center City. SEPTA's subway surface trolley lines also stop at 22nd Street near the subject property. Finally, surface bus routes to all parts of the city converge in the Penn Center West area, with Chestnut Street providing most service.

      Historically, the retail center of Philadelphia has been Market Street, east of City Hall. Philadelphia's largest department stores - Hechts (formerly Wanamaker's but soon to be Lord & Taylor's), Strawbridge & Clothier (soon to be Strawbridges), J.C. Penney and Clover are all located in Market East. The former Lit Brothers Department Store has been renovated into a mixed office/retail use.

================================================================================


                                      -9-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)

                                                                 Market Analysis
================================================================================

      After many years of decline, in 1977, the first phase of a revitalization of Market Street began with the completion of the first phase of the Gallery. Gallery I is a four level, 200,000 square foot urban shopping mall. Gallery 11 encompassing an additional 175,000 square feet was completed in 1983. In addition to the retail stores, anchors such as Strawbridge & Clothier, Clover and J.C. Penney department stores create a 1.3 million square foot mall. Mellon Independence Center (formerly Lits) also offers over 120,000 square feet of retail space on two levels.

      Today, the frontage along Market Street from 7th Street to City Hall is a thriving retail district. A recent development affecting the district is the sale of the Strawbridge & Clothier Department Store chain to the May Companies. Reportedly, May will convert the Hecht's Department Store to an upscale Lord & Taylor. The Clover Division of Strawbridges was sold to KIMCO Realty. No plans for the downtown Clover have been announced.

      There is also a significant focus on retail commercial activity along Chestnut and Walnut Streets, west of Broad Street. Along these two streets are several quality shops and restaurants. Chestnut Street is a pedestrian mall that is closed to traffic Saturday and Sunday during the day, while Walnut Street is the site of many high fashion boutiques, particularly in the area of Rittenhouse Square (18th and Walnut Streets). There are also additional retail/restaurant uses along the subterranean concourse level of Penn Center which extends from 15th Street to 18th Street beneath Kennedy Boulevard. Liberty Place, at 17th & Chestnut Streets, contains approximately 150,000 +/- square feet of upscale retail space and food outlets. Recently, two other retailers opened outlets along these corridors. Daffy's has opened in the former Bonwit Teller Building and Filene's Basement opened in the former Wallachs Building on Chestnut Street.

      Construction employment between 1993 and 1995 was buoyed by major public projects such as the Pennsylvania Convention Center, the Justice Center and a new Marriott Hotel. These projects are located several blocks east of the subject property. The Pennsylvania Convention Center celebrated its grand opening in July, 1993. Exhibit, banquet and meeting space for the center total 619,440 square feet. To complement the Convention Center a 1,200 room Marriott Hotel opened in January, 1995. The Marriott is connected to the center via a skywalk. By year-end 1995 Convention Center business surpassed projections for the first three years by over 1 00,000 attendees. By 1997, more than 4,000 new jobs will be created as a direct result of the center.

      Although office development is the primary land use in Center City, hotel and high rise residential properties are also found. Major residential projects include the Rittenhouse, Independence Place, Wanamaker House, Kennedy House and Society Hill Towers. The city now includes 20 major hotels, including four which were constructed in the last decade. Aside from the Marriott, the most recent of these is the 290 room Ritz Carlton which opened in the Fall of 1990 at 17th and Chestnut Streets.

================================================================================


                                      -10-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)

                                                                 Market Analysis
================================================================================

      With the construction of the Convention Center, an additional 2,000+/- hotel rooms are projected by the year 2000. Four planned hotels for Center City have recently reported progress toward construction. The Arden Group is in final negotiations with lenders to fund $25 million toward the renovation of the former Two Mellon Center office building into a 372 room Westin Hotel. A 350 room Hyatt Hotel has secured approximately $34 million of a total $51 million required to construct this facility planned for the Penns Landing area. The remaining debt is reportedly near a commitment. A 650 room Loews is planned in a rehabilitation of the former PSFS office building at 12th and Market Streets. Hawthorne Suites will construct a 294 suite facility in a former loft building at 11th and Vine Streets. Additionally, there are discussions underway for Marriott to expand by 200 rooms in the former Reading Railroad Headhouse at 12th and Market Street. Ramada is looking at the former East Penn Square office building for a 350 room Ramada Plaza hotel and Holiday Inns is considering the Packard Building as a possible renovation.

      The core of the office market has gradually been shifting west from City Hall. Currently, the heart of the office market would be considered to be 17th and Market Streets, due to its proximity to City Hall, public transportation, other office buildings, restaurants and services. The subject is located one block west of this intersection. Nearby uses include the 1700 Market Street office tower, Mellon Bank office tower, Ten Penn Center and the Holiday Inn Select.

      To conclude, the neighborhood of the subject property is the premier office corridor of the central business district. There is expected to be a continuing demand for this product type in this neighborhood for the foreseeable future. Thus, we conclude that the short to mid-term of this neighborhood is one of stability to modest growth. However, in the long term, with a location at the core of this metropolitan center, this neighborhood should experience more positive growth approaching rates of general inflation in the economy.

General Overview

      CBD office buildings, as an asset class, are attracting renewed interest from investors in the current market. Many believe CBD office buildings offer the greatest upside potential among the various property types and are willing to commit large sums for acquisition provided the purchase price is well below replacement cost. In many markets now, vacancy rates have declined among the best quality urban office towers while rental rates have begun to appreciate for the first time this decade in response to that shift in demand. Market participants report a voracious appetite for quality Class A CBID office complexes over the past twelve months as buyers seek to profit from this shift in the market and sellers implement exit strategies.

      The lack of new construction is also viewed as a positive in the office market. Though firms are leasing less space per employee than ever before, office building owners now have a stronger negotiating position as demand begins to outpace supply. Still, in most communities, there is plenty of land available for new competition.

      The subject property shares in these macro-market observations and trends. More importantly, the subject competes in its own micro-market for tenants, users and ultimately, investment returns. The following points highlight conditions in the local marketplace.

================================================================================


                                      -11-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)

                                                                 Market Analysis
================================================================================

Office Market - Center City Philadelphia

      The office market of Center City Philadelphia is divided into two sections by Broad Street which runs north and south through the central business district. The West of Broad submarket is the larger of the two and is mostly centered along Market Street and Kennedy Boulevard between City Hall and Twenty-First Street. The East of Broad submarket is primarily focused around Independence National Park in the proximity of Sixth and Market Streets. The following presentation summarizes supply and demand characteristics in the Center City Philadelphia office market as of March 31, 1997:

================================================================================
                             Office Market Overview
                            Center City Philadelphia
                               First Quarter 1997
================================================================================
 Type of Space          Existing Inventory      Space Available        Vacancy
================================================================================
Class A                   26,389,000 SF          2,721,000 SF           10.3%
Class B                   11,932,000 SF          2,725,000 SF           29.9%
Class C                    1,337,000 SF            319,000 SF           23.9%
                          ------------------------------------------------------
Total Existing Space      39,658,000 SF          5,765,000 SF           14.5%
New Construction               -0-                   -0-
                          ------------------------------------------------------
Total Market              39,658,000 SF          5,765,000 SF           14.5%
================================================================================

Market Supply

      There are approximately 39.7 +/- million square feet of existing commercial office space in Center City Philadelphia. Of this total, 28.0 +/- million square feet or 70 percent are located on the West of Broad submarket. The subject property competes for tenants in this West of Broad submarket.

================================================================================
                              Office Market Summary
                         West of Broad Street Submarket
                               First Quarter 1997
================================================================================
 Type of Space           Existing Inventory   Space Available         Vacancy
================================================================================
Class A                     20,981,000 SF       2,233,000 SF           10.7%
class B                      6,502,000 SF       1,103,000 SF           17.0%
Class C                        586,000 SF          56,000 SF            9.6%
Total Existing Space        28,069,000 SF       3,392,000 SF           l2.8%
New Construction                 -0-                 -0-
Total Market                28,069,000 SF       3,392,000 SF           12.8%
================================================================================

      On the west side of Broad Street, total existing inventory declined during 1995 as Three Parkway was removed from commercial inventory since it is now almost entirely owner-occupied by Reliance Insurance. Also, the 450,000 square feet in 1650 Arch Street were removed from inventory in 1994 and "moth-balled". Overall market vacancy on the west side was computed to be 12.8 percent at the end of the first quarter of this year. Similar to the market at large, vacancy for Class A space like the subject was measured to be only 10.7 percent. The vast majority of availabilities is within lesser grade buildings

================================================================================


                                      -12-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)

                                                                 Market Analysis
================================================================================

      In any type of market, there must be an inventory of goods maintained in order to satisfy demand. In the real estate market, a shortage in available inventory is indicated when there is a discernible lack of prime contiguous office space for large users. Under these conditions, new construction is stimulated. However, when the reverse is true, construction activity becomes limited.

      There is now a diminishing number of contiguous blocks of space available in center city. Still, there is no new office construction occurring on any of the prime seven sites available in Philadelphia at this time. The following is a listing of blocks of contiguous Class A office space in the Philadelphia CBD at the end of March, 1997:

         ======================================================
                             Major Contiguous Blocks
                              Class A Office Space
                            Center City Philadelphia
                               First Quarter 1996
         ======================================================

             Competing                             Contiguous
             Buildings                              Available
         ======================================================
         West Market
         1818 Market St.                            138,000 sf
         11 Penn Center                              65,000 sf
         1700 Market St.                             60,000 sf
         1515 Market St.                             50,000 sf
         Liberty Place                               45,000 sf
         One Commerce Square                         44,000 sf
         ======================================================

      There are several sites in the central business district which were previously proposed for office development. Due to the current status of the office market as well as stringent financing criteria, it is highly unlikely any of these sites will be developed until early in the next decade or beyond. A brief review of these potential office sites and their respective sponsor is outlined below.

   =======================================================================
                    Primary Potential Development Sites
                         Center City Philadelphia
   =======================================================================
                                                               Rentable
               Location                       Sponsor         Square Feet
   =======================================================================
   NEC 20th & Market Street       LCOR                        760,000 sf
   -----------------------------------------------------------------------
   1777 JFK Boulevard             Richard I. Rubin & Co.      760,000 sf
   -----------------------------------------------------------------------
   NWC 21st & Market sts.         Maguire-Thomas            1,800,000 sf
   -----------------------------------------------------------------------
   NEC 15th & Chestnut Sts.       Berwind                     600,000 sf
   -----------------------------------------------------------------------
   SWC 18th & Arch Sts.           Bell Atlantic               650,000 sf
   =======================================================================

================================================================================


                                      -13-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)

                                                                 Market Analysis
================================================================================

      As noted below, the current overall vacancy rate in the office market of Center City Philadelphia is 14.5 percent, down 120 basis points from year-end 1995. According to past statistics, the March 31, 1997 vacancy is below the vacancy rates demonstrated during 1992, 1993, 1994, 1995 and 1996. The current vacancy of 14.5 percent does demonstrate continued improvement over the peak 1994 year-end vacancy of 18.04 percent. While still high by most standards, it is most important to understand that vacancy in the Class A tier is now approaching single digits. Further, in the upper tier of the Class A market there is virtually no significant direct vacancy. The following is a presentation of historic market vacancy rates since 1989 which will place perspective on this analysis:

    ===================================================================
                              Office Market Vacancy
                            Center City Philadelphia
                              Historic Perspective
    ===================================================================
      Date                                  Rate       Available Space
    ===================================================================
    March, 1997                            14.50%     5,765,000 +/- SF
    December, 1996                         14.70%     5,844,000 +/- SF
    December, 1995                         15.68%     6,345,000 +/- SF
    December, 1994                         18.04%     7,256,000 +/- SF
    December, 1993                         18.01%     6,960,000 +/- SF
    December, 1992                         18.02%     6,993,000 +/- SF
    December, 1991                         14.13%     5,372,000 +/- SF
    December, 1990                         12.66%     4,757,000 +/- SF
    December, 1989                          9.46%     3,253,000 +/- SF
    ===================================================================
    Comparisons of data previous to 1994 are impacted by a restructuring of our proprietary database This restructuring included the addition, deletion and reclassification of various buildings in each submarket. Our process was the result of a full reexamination of the marketplace and implemented to provide the most accurate market analyses. The data since the beginning of
    1994 are consistent, the earlier data do provide historical perspective.
    ===================================================================

      The current overall market vacancy rate in center city has declined since year-end 1994 from 18.04 percent. Market vacancy had been in the high teens since 1992, yet over the last decade or so, overall vacancy has averaged about 13 percent. Interestingly, the vacancy that does exist in this market is concentrated in the average and below average buildings. Older, lesser quality office space cannot compete against newer, functional buildings and, in fact, may never lease.

      The aggregate amount of these dysfunctional spaces is such that many analysts are now suggesting structural vacancy to be well above the conventional five percent utilized in past years. Thus, if one assumes that within the aforementioned 14.5 percent vacancy rate is space that will never lease, the true vacancy rate for competitive purposes would be much lower and more reasonable.

================================================================================


                                      -14-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)

                                                                 Market Analysis
================================================================================

Market Demand

      The primary measure of demand in the, analysis of an office market is absorption. Office space absorption in Center City Philadelphia was negative between 1991 and 1994, before this trend was reversed in 1995. Absorption statistics for 1995 indicate that the Center City marketplace reflected a positive absorption of approximately 685,000 square feet. Absorption during 1996 was a only 233,000 square feet, but was impacted by negative absorption in the East Market Street corridor. West Market Street experienced positive absorption for 1996. Although the levels are still below the "boom" years of the late Eighties, they are most impressive considering the trends of the early Nineties.

      A second measure of market activity is leasing statistics which show the amount of continued interest in a specific market and product type. Like absorption, leasing activity declined from 1991 to 1993, although it did exhibit a 30 percent increase in 1994. During 1995, leasing activity was very strong with over 2,300,000 square feet leased, followed by 2,249,000 square feet in 1996. This trend has continued into 1997, albeit not at the same pace. Year-to-date leasing activity in Center City Philadelphia has been approximately 371,000 square feet which is about 21,000 square feet lower than the same period of 1996. Nevertheless, on an annualized basis, the amount will approach 1.5 million square feet.

      Current absorption and leasing statistics do indicate the market's continued interest in center city among the users of office space. The following chart outlines leasing and absorption statistics since 1990:

       ===================================================================
                             Office Market Activity
                        Absorption and Leasing Statistics
                            Center City Philadelphia
       ===================================================================
          Date                 Absorption               Leasing
       ===================================================================
       March, 1997           136,000 +/- SF         371,000 +/- SF
       1996                  213,000 +/- SF       2,249,000 +/- SF
       1995                  685,000 +/- SF       2,312,000 +/- SF
       1994                 -794,000 +/- SF       1,727,000 +/- SF
       1993                 -128,000 +/- SF       1,323,000 +/- SF
       1992                 -787,000 +/- SF       1,780,000 +/- SF
       1991                  -41,000 +/- SF       2,861,000 +/- SF
       1990                1,997,000 +/- SF       2,325,000 +/- SF
       ===================================================================

      The typical occupants of office space, the service industries plus finance, insurance and real estate oriented businesses, were severely affected by the economic recession which began about mid-year 1990. While the recession has ended, job growth has not returned in any significant manner. Consolidations in other industries which might utilize office space have also served to curtail demand. When and until economic conditions dramatically improve to create new office employment, demand of office space throughout the Delaware Valley will suffer.

================================================================================


                                      -15-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)

                                                                 Market Analysis
================================================================================

      During the 1990's, a number of firms have announced space downsizing or a termination of occupancy in Center City Philadelphia. Office occupancies are now being affected by American business' need to compete globally and an application of new technologies to the way white collar employment is conducted. In order to compete, many corporations are downsizing their operations, forcing fewer employees to do more in less space. Also, technologies like portable phone systems and voice mail enable many to work for extended periods outside their base of operations.

      We note corporate downsizings as well as companies such as Provident Mutual Life which will be leaving the central business district. The largest tenant at Eleven Penn Center and 1818 Market Street, Colonial Penn Insurance, has vacated its space to occupy a building purchased at 399 Market Street. One large user, PNC Bank, had a requirement for approximately 300,000 square feet and re-located to the former Provident Mutual space at 1600 Market Street. PNC will be vacated mostly Class B+/A- space among several buildings.

      Other "wild card" type events that may or may not impact the market are the recent merger trend among several of Philadelphia's major banking institutions. These types of mergers usually result in overlapping employment and eventual reductions in space requirements. Also, as a result of the recent acquisition by Norfolk Southern and CSX, it is expected that ConRail will place over 500,000 square feet of space back on the market at Two Commerce Square. The recent merger announcement between Bell Atlantic and Nynex will result in the corporate elimination of 3,000 jobs. No estimate of the impact this planned elimination will have on Bell Atlantic's downtown headquarters has been determined. It is noted however that Bell Atlantic is moving a significant number of employees from the One Parkway Building into its corporate headquarters. Also, Raytheon appears to be poised to place over 300,000 square feet of sub-let space onto the market at the United Engineers building, as this tenant is relocating to Princeton, New Jersey. Finally, market participants are also expecting Cigna to reduce its CBD presence at Two Liberty Place.

      On the positive side, there have been several large tenants who have recently committed to leasing large blocks of space in the future. The largest requirements came from the law firms of Morgan, Lewis and Bockius (220,000 square feet) and Blank, Rome, Comiskey & McCauley (130,000 square feet). Morgan, Lewis & Bockius (MLB) will relocate from One Logan Square to the former Six Penn Center which will be renovated by its owner, the Rubin Organization. Blank, Rome will move to the lower floors of One Logan Square, while the law firm of Drinker, Biddle & Reath will occupy the majority of the former MLB space. The law firm of Wolf, Block, Shorr, & Solis-Cohen is also seeking to relocate from the aging Packard Building, but recently signed a one year extension within that building. The Department of Environmental Protection is in the market for 300,000 square feet and will likely relocate from 841 Chestnut Street. The Department of Health and Human Resources will likely follow DEP. Finally, Smith Kline Beecham has a requirement for 200,000 square feet and has requested bids from developers to construct a building on its site at 15th and Spring Garden Streets.

================================================================================


                                      -16-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)

                                                                 Market Analysis
================================================================================

      Many smaller tenants whose businesses are not tied to this central business district are relocating to the suburbs where taxes are lower and services are greater. In the Philadelphia region, the differential in occupancy costs between leasing in the city versus the suburbs, depending on the sub-market, can be quite significant. For instance, tenants within the City of Philadelphia are subject to real estate taxes which can be as high as $3.00 per square foot while those realty taxes in the suburbs can be less than half that amount. Additionally, tenants within the City of Philadelphia are subject to a Use and Occupancy Tax equivalent to $4.62 per $100 of assessed value. In the case of the subject, that would add approximately $1.22 per square foot to the tenant's lease costs.

      Other municipal taxes not levied in the suburbs include the Wage Tax (4.96% on residents; 4.3125% on non-residents), the Business Privilege Tax (.325% on gross receipts), and the Business Net Income Tax (6.5% on net taxable income). However, recent rapidly increasing rental rates in the suburbs has served to mitigate the inducement for firms to locate in the suburbs. On a national basis, many market participants are expecting some tenants will move into the city from the suburbs, particularly those with international business functions.

      Nevertheless, large space users such as government, law firms, insurance companies, and financial institutions are tied to the city as they typically require a sizable, moderately priced labor pool in the operation of their businesses. As the financial and governmental core of the fourth largest metropolitan area in the nation, Center City Philadelphia should remain the focal point of larger space users in moderately priced labor intensive businesses. This labor pool is, in turn, highly dependent upon the public transportation system which converges in Center City. It is this public transportation network which provides the CBD with its primary competitive advantage.

      It is true that job growth is occurring in the high tech/service oriented businesses. However, many of these new jobs are frequently held by workers who can perform their services from home offices, clients' offices or under "hoteling" arrangements. Overall, the long term demand of office space, while positive, will not approach historic levels.

      We previously alluded to the notion that many analysts are now reconsidering what structural vacancy should be. Many now believe it should be away from the traditional 5 percent toward something closer to 10 percent. Much of the available space in the market today is functionally obsolete and will not be occupied at any rental rate. Thus, based upon the current single digit vacancy rate for Class A+ space, it would appear the supply/demand relationship will approach equilibrium in the next three years. This, of course, bodes well for current investors with the patience and wherewithal to wait for that expected turn of events. Given the data available, it would appear that upside potential in terms of rental rates exists in well located and functionally designed office properties. This pricing pressure has been felt by those large tenants in the market which recently extended leases due to the lack of good quality, contiguous, high floor space in the CBD.

================================================================================


                                      -17-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)

                                                                 Market Analysis
================================================================================

Rental Rates

      In a free economy, prices are set where supply and demand meet. The average rental rates for Class A office space in the West Side of Broad Street at the end of the first quarter 1997 was $19.47 per square foot of rentable building area on a full service basis. In the East of Broad submarket, the average quoted rent was $19.09 per square foot on a full service basis. As previously noted, the price differential between asking rental rates for Class A space east and west of Broad Street has largely disappeared. However, brokers also note that the spread between the asking rental rate and actual market rental rate is much more narrow in the market West of Broad Street as compared to the market East of Broad. This indicates that there is still a certain premium for Class A space West of Broad Street. A full service rental rate includes all expenses paid by the landlord including electric.

      The current asking rent for Class A space west of Broad Street is reflecting the first increase since 1992. The current average is dramatically affected by the widespread elimination of free rent in the local market. Building owners have in many cases brought their asking rental rates closer to where the transactions are actually being signed. The following presentation summarizes average full service face rental rates in the office market of Center City Philadelphia over the last eight years. It is noted that these rates are quoted rates. The actual contract rents would be somewhat less.

================================================================================
                            Average Face Rental Rates
                     Center City Philadelphia Office Market
                               Full Service Basis
================================================================================
   Date                     East of Broad                   West of Broad
                    ------------------------------------------------------------
                      Class A          Class B         Class A          Class B
================================================================================
March 1997           $19.09/SF        $15.88/SF       $19.47/SF        $14.58/SF
December, 1996       $19.02/SF        $15.77/SF       $19.39/SF        $14.55/SF
December, 1995       $19.46/SF        $15.79/SF       $19.89/SF        $14.76/SF
December, 1994       $19.96/SF        $14.74/SF       $20.79/SF        $15.11/SF
December, 1993       $19.32/SF        $14.85/SF       $21.71/SF        $17.16/SF
December, 1992       $21.18/SF        $15.46/SF       $22.70/SF        $15.67/SF
December, 1991       $20.78/SF        $15.48/SF       $24.84/SF        $15.99/SF
December, 1990       $20.55/SF        $15.94/SF       $25.69/SF        $17.66/SF
December, 1989       $20.75/SF        $17.94/SF       $26.98/SF        $18.18/SF

      Over the last half decade, average face rental rates in the Class A office market in center city have declined at a compound annual rate of about 2.5 percent. By contrast, the Consumer Price Index in Philadelphia has increased at a compound annual rate of 3.4 percent since December, 1989. It is notable how the overall increase in vacancy negatively impacted rental rates. Under such conditions, real estate values eroded from the highs achieved during the late Eighties.

================================================================================


                                      -18-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)

                                                                 Market Analysis
================================================================================

      Eventually, a tight Class A office market will precipitate new construction or renovation. The lack of a suitable contiguous block of upper floor space appears to be the motivation behind Morgan, Lewis, & Bockius agreeing to relocate to a building in need of complete retrofit. Another indication of the reduction of contiguous space in quality buildings was the recent decision of Cozen & O'Connor to restructure and extend its lease at the Stock Exchange Building. In order to economically justify construction, users must first be willing to pay higher rents than are now being achieved in the competitive open market. The tightening of the office market is now putting upward pressures on rental rates and downward pressures on tenant allowances. In a recently published survey by Korpacz & Associates, almost two-thirds of the participants indicated that they were now incorporating spikes in their rent projections, but only in markets where absorption and rents are improving or are likely to do so in the near term. Those who are unwilling to utilize rent spikes feel it too speculative to predict the time of such an event or its magnitude and will not base a purchase decision on them.

      Rent spikes are heavily dependent on local market conditions and those who utilize them do so with extreme care. Hard evidence of a market comeback must exist such as a diversified economic base, job growth, good current absorption and a strong indication of higher rents. Thus, rent spikes in future projections are not universally appropriate. Our experience with both portfolio valuation and asset dispositions indicate most participants active in the Philadelphia CBD office market are projecting rent spikes within their analyses. These participants are expecting substantial rent increases in the period 1999-2001. Nevertheless, most participants will view a compound annual average increase in excess of five percent as unreasonable.

      The standard leasing practice for office space throughout the Philadelphia Metropolitan Area calls for the tenant to pay a fixed minimum rent on a monthly basis for a time ranging from three to five years although seven and ten year terms are available with stated increase in the rent. In the traditional lease agreement, the lessee is also responsible for increases in expenses over those incurred during the initial year of occupancy. Rental rates and expenses are typically expressed on the basis of the building's rentable area. Rentable area includes all demised areas, all mechanical areas and all common areas of the building. Vertical shafts are excluded from this measurement.

      While a number of variations in this leasing practice exist, the most common is to separately charge the tenants for their own electric consumption. In the current marketplace, the typical tenants electrical charge for power and lights is approximately $1.25 per square foot of rentable building area. Thus, where the market rental rate is perhaps $20.00 per square foot on a full service basis, a developer can advertise his or her product at $18.75 per square foot plus electricity when electricity in the initial year of occupancy is $1.25 per square foot. Alternatively, many buildings in the upper tier of the market are now quoting rents on a net basis with the tenant being responsible for a full proportionate share of all real estate taxes and operating expenses. Thus, a full service rent of $20.00 per square foot is equivalently to a net rent of $10.00 when taxes and operating expenses are at $10.00 per square foot.

================================================================================


                                      -19-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)

                                                                 Market Analysis
================================================================================

Rent Abatements

      Rent abatements had been standard inducement to tenants over the past number of years, but are now not frequently being granted. Until the last year and a half or so, rent abatements varied depending upon the size of the tenant, its creditworthiness and the duration of the lease. These free rent periods ranged from about six months free on a five year lease to a whole year on a ten year lease. In the current marketplace, however, leases are more frequently being negotiated wherein rent is paid on the first day of occupancy, but at an effective rate which still accounts for the economic benefits of free rent to the tenant. Though there are still instances of free rent being quoted, the current marketplace is definitely characterized by effective rents.

Tenant Improvements' Costs

      In the leasing of new professional office space, a building standard for interior finishes is established. Should a particular tenant desire interior office finishes which exceed the established building standard, then the tenant must reimburse the landlord for constructing these. The standard work letter for new office space in Center City Philadelphia is approximately $25.00 to $35.00 per square foot of rentable area. Historically, the cost of tenant requested interior office finishes which exceed these standards were traditionally borne by the lessee. In relet space, however, the cost of tenant alterations is considerably less as many materials can be recycled. Brokers indicate that it is only the whole floor or larger user which can command the top tenant improvement allowances. For smaller users, the work letter for new space declines to $15.00 to $20.00 per square foot.

      The trend of the current marketplace, particularly in second generation space, has been to work with what is in place. From ownership's perspective, cash for tenant improvements is scarce so that avoiding demolition and reconstruction costs is important. We are informed that tenants are also less demanding in their space improvements needs in order to secure a more favorable rental rate in these competitive times for American business.

      In general terms, a simple re-painting, re-carpeting and cleaning of ceiling tiles can cost from $8.00 to $10.00 per square foot of rentable area. When some demolition and reconstruction is necessary, tenant improvement costs easily escalate to the $15.00 to $20.00 per square foot range. A complete demolition and reconstruction of a major tenant area or full floor will cost from $25.00 to $35.00 per square foot in the current market. Attorney's firms, prime occupants of office space in center city, require significantly more partitioning; reinforced libraries, and a generally higher degree of finish which can push costs to as much as $40.00 per square foot. The amortization of these costs over the term of the lease is expensive and can further lower ownership's return from its already depressed levels.

      Obviously, the current marketplace is still highly competitive in favor of tenants as the supply of available space continues to exceed demand. In order to win new tenants, landlords had been paying for tenant requested improvements well over the standard work letters. In some instances, landlords were also paying the tenants' moving charges, assuming the rental payments on the tenants' existing leases, and even making cash bonus payments to the tenants in order to entice them to a new project. Most of these types of concessions have ceased, however, as conditions have improved.

================================================================================


                                      -20-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)

                                                                 Market Analysis
================================================================================

Leasing Commissions

      During the Eighties, the typical commission structure in Center City Philadelphia was 3 percent of effective rent (base rent net of free rent) payable 50 percent at signing and 50 percent at occupancy. Additionally, virtually all buildings downtown offered overrides to in-house brokers of between 1.5 percent to 2 percent on co-brokered transactions. More recently, commission structures have been changing at many Class A or A- buildings. Whereas a higher commission of 4 percent or 5 percent often indicated desperation on the part of the owner, today it is becoming a marketing strategy to lure brokers who have a multitude of acceptable alternatives to show their prospects.

      Examples of buildings which have increased their commissions to 4 percent include 1600 Market Street, 1700 Market Street and 1818 Market Street. Including overrides, brokerage commissions to ownership average 4.5 percent to 6.0 percent of the effective rent. Conversely, the market quotes brokerage commissions of between $4.50 and $6.00 per square foot of leased area.

================================================================================


                                      -21-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)

                                                                 Market Analysis
================================================================================

Direct Competition

      The subject property was constructed, in 1981 at the beginning of the building wave of new Class A office construction in the West of Broad Street market area. The subject is a quality constructed office tower in a location convenient to the regional highway system and public transportation. The building is designed with small floor plates (8,900 square feet) which enables relatively small tenants to project the strong image a full floor tenant commands. Commercial brokers designate the subject as a Class A building, indicating that its appeal is aligned with those buildings along West Market Street which were constructed or renovated between the mid Seventies to the mid Eighties. While the subject would compete primarily with these buildings for office tenants, there is significant secondary competition from the Class B+ tier of the market due to space availability and rental rate considerations. Cushman & Wakefield has identified several projects in downtown Philadelphia which compete directly with the subject. The most directly competitive properties are those constructed prior to 1985 and which represent the Class A tier of the market. On the subsequent pages are profiles of these properties.

================================================================================


                                      -22-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)

=============================================================================================
                                  CENTRE SQUARE
                               1500 Market Street
                             Philadelphia, PA 19102
=============================================================================================

                                    [PHOTO]

=============================================================================================
BUILDING DESCRIPTION: This two-towered office building with a five-story atrium lobby features a 63-foot waterfall, glass enclosed balconies and marble and brass accents. East Tower: 39 Floors, West Tower: 43-Floors.
=============================================================================================
SQUARE FOOTAGE AND  Owner:                                   Metropolitan Life/RE Investments
FEATURES DATA:      Office Rentable Square Feet:                                    1,800,000
                    Percent Occupied:                                                      96
                    Year Built:                                                          1974
                    Number of Floors:                                                      43
                    Passenger/Freight Elevators:                                         43/1
                    Electricity:                                                     Included
                    Security:                                             24 Hr Staff/Monitor
                    Parking Ratio:                                                  0.20/1000
=============================================================================================
LOCATION DATA:      Miles to Airport (1)                                                    8
                    Miles to Airport (2)                                                    0
                    Access Highway:                                             Market Street
                    Public Transportation:                                                Yes
                    Amenities                  Restaurants, snack shop bank, concourse access
                    Major Tenants:                Compacts Crop; Saul,, Eking Remake & Saul;,
                                                                         CoreStates Financial
=============================================================================================


AVAILABILITIES:

     SF Available             Floor              Base Rent                   Possession
     Smallest Div         Avail Status           Rent Type                   Lease Term
     ============         ============        ===============                ===========
        13,000             LWR - MEZZ         $22.00 - $24.00                 Immediate


                Source: Cushman & Wakefield of Pennsylvania, Inc.


     SF Available             Floor              Base Rent                   Possession
     Smallest Div         Avail Status           Rent Type                   Lease Term
     ============         ============        ===============                ===========
        13,000                 25             $22.00 - $24.00                 Immediate

        31,689                 35             $22.00 - $24.00                 Immediate


                Source: Cushman & Wakefield of Pennsylvania, Inc.

                               1600 MARKET STREET
                               1600 Market Street
                             Philadelphia, PA 19103
=============================================================================================

                                    [PHOTO]

=============================================================================================
BUILDING DESCRIPTION: Located at the southwest corner 16th & Market Streets, this was the first all-reflective glass office building in the city.
=============================================================================================
SQUARE FOOTAGE AND  Owner:                                      Market Street 1600 Assoc. LIP
FEATURES DATA:      Office Rentable Square Feet:                                      760,000
                    Percent Occupied:                                                      95
                    Year Built:                                                          1983
                    Number of Floors:                                                      39
                    Passenger/Freight Elevators:                                         17/1
                    Electricity:                                           Separately Metered
                    Security:                                                    24 Hour Desk
                    Parking Ratio:                                                      /1000
=============================================================================================
LOCATION DATA:      Miles to Airport (1)                                                    8
                    Miles to Airport (2)                                                    0
                    Access Highway:                                             Market Street
                    Public Transportation:                                                Yes
                    Amenities                            Sandwich Shop/Banks Near Holiday Inn
                    Major Tenants:               PNC Bank, Schnader, Harrison,, Segal & Lewis
=============================================================================================


AVAILABILITIES:

     SF Available             Floor              Base Rent                   Possession
     Smallest Div         Avail Status           Rent Type                   Lease Term
     ============         ============        ===============                ===========
        1,512                 17              $19.00 - $21.00                 Immediate

        3,255                 17              $19.00 - $21.00                 Immediate

               Source: Cushman & Wakefield of Pennsylvania, Inc.

     SF Available             Floor              Base Rent                   Possession
     Smallest Div         Avail Status           Rent Type                   Lease Term
     ============         ============        ===============                ===========
        4,300                 25 SL               $16.75                     Immediate

        5,548                 26              $19.00 - $21.00                Immediate

        5,800                 32              $19.00 - $21.00                Immediate

       15,751                39 SL                 $20.00                    Immediate

                Source: Cushman & Wakefield of Pennsylvania, Inc.

                               1700 MARKET STREET
                               1700 Market Street
                             Philadelphia, PA 19103
=============================================================================================

                                    [PHOTO]

=============================================================================================
BUILDING DESCRIPTION: Located at the southeast corner of 17th and Market Streets,
1700 Market Street has a five-level garage for over 600 cars attached to the building. A comprehensive renovation program was completed in spring 1988.
=============================================================================================
SQUARE FOOTAGE AND   Owner:                                      Prudential Realty Group/ASAP
FEATURES DATA:       Office Rentable Square Feet:                                     840,792
                     Percent Occupied:                                                     90
                     Year Built:                                                         1969
                     Number of Floors:                                                     34
                     Passenger/Freight Elevators:                                        16/1
                     Electricity:                                                    Included
                     Security:                                                   24 Hour Desk
                     Parking Ratio:                                                 1.00/1000
=============================================================================================
LOCATION DATA:       Miles to Airport (1)                                                   8
                     Miles to Airport (2)                                                   0
                     Access Highway:                                            Market Street
                     Public Transportation:                                               Yes
                     Amenities                     Day care center; ATM; Pharmacy; Restaurant
                     Major Tenants:             Xerox Corp.; Fidelity Bank; Deloitte & Touche;
                                                                   Keystone Mercy Health Plan
=============================================================================================


AVAILABILITIES:

     SF Available             Floor              Base Rent                   Possession
     Smallest Div         Avail Status           Rent Type                   Lease Term
     ============         ============        ===============                ===========
        21,469             LWR - LVL          $18.00 - $22.00                Immediate

                Source: Cushman & Wakefield of Pennsylvania, Inc.


     SF Available             Floor              Base Rent                   Possession
     Smallest Div         Avail Status           Rent Type                   Lease Term
     ============         ============        ===============                ===========
      59,768 Group B          8-9                  N/A                       Immediate

      29,884 B                 8                  $15.00                     Immediate

      29,884 B                 9                  $15.00                     Immediate

                Source: Cushman & Wakefield of Pennsylvania, Inc.

                               1818 MARKET STREET
                               1818 Market Street
                             Philadelphia, PA 19103
=============================================================================================

                                    [PHOTO]

=============================================================================================
BUILDING DESCRIPTION: This building has a white concrete exterior and is located on the southeast corner of 19th & Market Streets. A parking lot for 350 cars is within the building. Recently renovated.
=============================================================================================
SQUARE FOOTAGE AND  Owner:                                                          Equitable
FEATURES DATA:      Office Rentable Square Feet:                                      947,000
                    Percent Occupied:                                                      79
                    Year Built:                                                          1974
                    Number of Floors:                                                      37
                    Passenger/Freight Elevators:                                         18/1
                    Electricity:                                                  Sub-Metered
                    Security:                                                    24-Hour Desk
                    Parking Ratio:                                                  3.00/1000
=============================================================================================
LOCATION DATA:      Miles to Airport (1)                                                    8
                    Miles to Airport (2)                                                    0
                    Access Highway:                                             Market Street
                    Public Transportation:                                                Yes
                    Amenities                         Adjacent Holiday Inn, Banks, Restaurant
                    Major Tenants:                   Day & Zimmerman Inc;, LaBrum & Doak; DE,
                                               Group, Right Manag/Tropp & Ayers/Nigro/Zurich,
                                                    Bagby, State Of PA - Court Administration
=============================================================================================


AVAILABILITIES:

     SF Available             Floor              Base Rent                   Possession
     Smallest Div         Avail Status           Rent Type                   Lease Term
     ============         ============        ===============                ===========
      1,495                   13                  $19.50                      Immediate

                Source: Cushman & Wakefield of Pennsylvania, Inc.


     SF Available             Floor              Base Rent                   Possession
     Smallest Div         Avail Status           Rent Type                   Lease Term
     ============         ============        ===============                ===========
       14,351                  14                  $19.50                    Immediate

       13,100                 16 SL            $13.00 - $17.00               Immediate

        6,219                  23                  $19.50                    immediate

      150,000                24 - 28               $19.50                    Immediate

        1,657                  31                  $19.50                    Immediate

        1,974                  32                  $19.50                    Immediate

        3,310                  35                  $19.50                    Immediate

        2,129                  37                  $19.50                    Immediate

        2,313                N/A SL                    N/A                   Immediate

        2,500                N/A SL                $17.00                    Immediate

                Source: Cushman & Wakefield of Pennsylvania, Inc.

                           PHILADELPHIA STOCK EXCHANGE
                               1900 Market Street
                             Philadelphia, PA 19103
=============================================================================================

                                    [PHOTO]

=============================================================================================
BUILDING DESCRIPTION: Between 19th & 20th Streets, the Philadelphia Stock
Exchange has a skylighted courtyard, glass elevators, trees, plants and fountains in its court. A restaurant and Deli are in the building as well as street level retail space.
=============================================================================================
SQUARE FOOTAGE AND  Owner:                                      Institutional Property Assets
FEATURES DATA:      Office Rentable Square Feet:                                      386,000
                    Percent Occupied:                                                      95
                    Year Built:                                                          1981
                    Number of Floors:                                                       8
                    Passenger/Freight Elevators:                                         10/1
                    Electricity:                                                Plus Electric
                    Security:                                             24hr Grd/Motion Dtr
                    Parking Ratio:                                                      /1000
=============================================================================================
LOCATION DATA:      Miles to PHI Airport (1)                                                8
                    Miles to Airport (2)                                                    0
                    Access Highway:                                             Market Street
                    Public Transportation:                                                Yes
                    Amenities                             1 block Holiday Inn Penn Center Inn
                    Major Tenants:              Cozen & O'Connor, Phila.Stock Exchange, Smith
                                                                                Kline Beckman
=============================================================================================
AVAILABILITIES:

     SF Available             Floor              Base Rent                   Possession
     Smallest Div         Avail Status           Rent Type                   Lease Term
     ============         ============        ===============                ===========
      8,755                    5                  $24.00                     immediate

                Source: Cushman & Wakefield of Pennsylvania, Inc.


     SF Available             Floor              Base Rent                   Possession
     Smallest Div         Avail Status           Rent Type                   Lease Term
     ============         ============        ===============                ===========
      3,660                    5                  $24.00                     Immediate

      6,167                    6                  $24.00                     Immediate

               Source: Cushman & Wakefield of Pennsylvania, Inc.

                               2000 MARKET STREET
                               2000 Market Street
                             Philadelphia, PA 19103
=============================================================================================

                                    [PHOTO]

=============================================================================================
BUILDING DESCRIPTION: Black exterior with solar-bronze windows located at southwest corner of 20th & Market Streets. Parking nearby. Restaurant and bank facilities within building. - FOR SALE -
=============================================================================================
SQUARE FOOTAGE AND  Owner:                                    Metropolitan Life Insurance Co.
FEATURES DATA:      Office Rentable Square Feet:                                      650,000
                    Percent Occupied:                                                      90
                    Year Built:                                                          1973
                    Number of Floors:                                                      29
                    Passenger/Freight Elevators:                                         16/1
                    Electricity:                                                     Included
                    Security:                                                    24-Hour Desk
                    Parking Ratio:                                                      /1000
=============================================================================================
LOCATION DATA:      Miles to Airport (1)                                                    8
                    Miles to Airport (2)                                                    0
                    Access Highway:                                             Market Street
                    Public Transportation:                                                Yes
                    Amenities                              Restaurants Holiday Inn Two Blocks
                    Major Tenants:               Atochem, Fox Rothchild et al, Brotherhood of
                                                           employees, Atochem, Stock Exchange
=============================================================================================


AVAILABILITIES:

     SF Available             Floor              Base Rent                   Possession
     Smallest Div         Avail Status           Rent Type                   Lease Term
     ============         ============        ===============                ===========
      25,666                  6                   $18.00                     Immediate

                Source: Cushman & Wakefield of Pennsylvania, Inc.


     SF Available             Floor              Base Rent                   Possession
     Smallest Div         Avail Status           Rent Type                   Lease Term
     ============         ============        ===============                ===========
      14,480                    7                 $18.00                     Immediate

      12,000                   12                 $18.00                     Immediate

       3,600                   13                 $18.00                     Immediate

       2,000                   14                 $18.00                     Immediate

       7,000                   29                 $18.00                     Immediate

                Source: Cushman & Wakefield of Pennsylvania, Inc.

                               7 PENN CENTER PLAZA
                               1635 Market Street
                             Philadelphia, PA 19102
=============================================================================================

                                    [PHOTO]

=============================================================================================
BUILDING DESCRIPTION: Located on NE corner of 17th & Market Streets, this marble and granite base building provides a striking appearance, Originally designed as the IBM regional headquarters. Completely Renovated.
=============================================================================================
SQUARE FOOTAGE AND  Owner:                                                        Arden Group
FEATURES DATA:      Office Rentable Square Feet:                                      296,000
                    Percent Occupied:                                                      83
                    Year Built:                                                          1968
                    Number of Floors:                                                      21
                    Passenger/Freight   Elevators:                                        6/1
                    Electricity:                                           Separately Metered
                    Security:                                             24 Hour Manned Sec.
                    Parking Ratio:                                                      /1000
=============================================================================================
LOCATION DATA:      Miles to Airport (1)                                                    8
                    Miles to Airport (2)                                                    0
                    Access Highway:                                             Kennedy Blvd.
                    Public Transportation:                                                Yes
                    Amenities                    Direct Concourse Access to Suburban Station;
                                                    Three on-site restaurants; Bank with ATM;
                    Major Tenants:                                                Reich Group
=============================================================================================


AVAILABILITIES:

     SF Available             Floor              Base Rent                   Possession
     Smallest Div         Avail Status           Rent Type                   Lease Term
     ============         ============        ===============                ===========
      5,341                   5                   $20.75                     Immediate

      6,000                   8                   $19.00                     Immediate

                Source: Cushman & Wakefield of Pennsylvania, Inc.


     SF Available             Floor              Base Rent                   Possession
     Smallest Div         Avail Status           Rent Type                   Lease Term
     ============         ============        ===============                ===========
       3,117                  13                  $20.75                     Immediate

      14,330 B                14                  $20.00                     Immediate

       5,995                  18                  $20.00                     Immediate

      14,072                  19                  $19.00                     Immediate

                Source: Cushman & Wakefield of Pennsylvania, Inc.

                               1601 MARKET STREET
                                 1601 Market St.
                             Philadelphia, PA 19103
=============================================================================================

                                    [PHOTO]

=============================================================================================
BUILDING DESCRIPTION: This building has redesigned common areas on the multi-tenant floors as well as the highly acclaimed lobby renovations by Cope
Linder Associates.
=============================================================================================
SQUARE FOOTAGE AND  Owner:                                             Equity Office Holdings
FEATURES DATA:      Office Rentable Square Feet:                                      700,000
                    Percent Occupied:                                                      94
                    Year Built:                                                          1970
                    Number of Floors:                                                      36
                    Passenger/Freight Elevators:                                          15/
                    Electricity:                                                     Included
                    Security:                                                     Kastle Card
                    Parking Ratio:                                                      /1000
=============================================================================================
LOCATION DATA:      Miles to Airport (1)                                                    8
                    Miles to Airport (2)                                                    0
                    Access Highway:                                             Market Street
                    Public Transportation:                                                Yes
                    Amenities                              Concourse access near Ritz-Carlton
                    Major Tenants:                                 Arthur Anderson & Co, IRS,
=============================================================================================


AVAILABILITIES:

     SF Available             Floor              Base Rent                   Possession
     Smallest Div         Avail Status           Rent Type                   Lease Term
     ============         ============        ===============                ===========
      8,972                    3                  $20.00                     01-Sep-97

      2,322                    7                  $20.00                     Immediate

                Source: Cushman & Wakefield of Pennsylvania, Inc.


     SF Available             Floor              Base Rent                   Possession
     Smallest Div         Avail Status           Rent Type                   Lease Term
     ============         ============        ===============                ===========
       4,257                   8                  $20.00                     Immediate

       9,659                  15                  $20.00                     Immediate

       8,556                 17 SL                $15.00                     Immediate

       3,654                  23                  $20.00                     Immediate

       9,142                  33                  $20.00                     01-Apr-98

      14,850                  36                  $20.00                     01-Apr-98

                Source: Cushman & Wakefield of Pennsylvania, Inc.

                               8 PENN CENTER PLAZA
                         1637 John F. Kennedy Boulevard
                             Philadelphia, PA 19103
=============================================================================================

                                    [PHOTO]

=============================================================================================
BUILDING DESCRIPTION: Located at the southeast corner of 17th and John F Kennedy
Blvd., this building has a three-story atrium and a poured concrete exterior with an unusual curved facade. Retail space is on the first and second floors.
=============================================================================================
SQUARE FOOTAGE AND  Owner:                                                    Steinhart Ptrs.
FEATURES DATA:      Office Rentable Square Feet:                                      237,000
                    Percent Occupied:                                                      59
                    Year Built:                                                          1981
                    Number of Floors:                                                      22
                    Passenger/Freight   Elevators:                                        6/1
                    Electricity:                                           Separately Metered
                    Security:                                              Card Op Sec System
                    Parking Ratio:                                                      /1000
=============================================================================================
LOCATION DATA:      Miles to Airport (1)                                                    8
                    Miles to Airport (2)                                                    0
                    Access Highway:                                      JF Kennedy Boulevard
                    Public Transportation:                                                Yes
                    Amenities                                       Philadelphia Centre Hotel
                    Major Tenants:                                             Tucker Anthony
=============================================================================================


AVAILABILITIES:

     SF Available             Floor              Base Rent                   Possession
     Smallest Div         Avail Status           Rent Type                   Lease Term
     ============         ============        ===============                ===========
      50,000                 3 - 7                $16.50                     Immediate

                Source: Cushman & Wakefield of Pennsylvania, Inc.


     SF Available             Floor              Base Rent                   Possession
     Smallest Div         Avail Status           Rent Type                   Lease Term
     ============         ============        ===============                ===========
       1,235                   8                  $16.50                     Immediate

       9,928                   9                  $16.50                     Immediate

      15,606                13 - 14               $16.50                     Immediate

       5,721                  17                  $16.50                     Immediate

      14,165                19 - 21               $16.50                     Immediate

                Source: Cushman & Wakefield of Pennsylvania, Inc.

                              10 PENN CENTER PLAZA
                               1801 Market Street
                             Philadelphia, PA 19103
=============================================================================================

                                    [PHOTO]

=============================================================================================
BUILDING DESCRIPTION: Located at the northwest corner of 18th & Market Streets, 10
Penn Center Plaza has a red brick exterior with bronze glass.
=============================================================================================
SQUARE FOOTAGE AND   Owner:                                                Rubenstein Company
FEATURES DATA:       Office Rentable Square Feet:                                     636,000
                     Percent Occupied:                                                     89
                     Year Built:                                                         1981
                     Number of Floors:                                                     27
                     Passenger/Freight Elevators:                                        14/1
                     Electricity:                                                    Included
                     Security:                                                  Guard-24 Hour
                     Parking Ratio:                                                     /1000
=============================================================================================
LOCATION DATA:       Miles to PHI Airport (1)                                               8
                     Miles to Airport (2)                                                   0
                     Access Highway:                                            Market Street
                     Public Transportation:                                               Yes
                     Amenities                                 Bank, Gift Shop, Travel Agency
                     Major Tenants:                    Sun Oil, Janney Montgomery, Scott; CDI
=============================================================================================


AVAILABILITIES:

     SF Available             Floor              Base Rent                   Possession
     Smallest Div         Avail Status           Rent Type                   Lease Term
     ============         ============        ===============                ===========
      11,663                  2 SL                $16.00                     Immediate

      25,000                   7                  $18.00                     Immediate

                Source: Cushman & Wakefield of Pennsylvania, Inc.


     SF Available             Floor              Base Rent                   Possession
     Smallest Div         Avail Status           Rent Type                   Lease Term
     ============         ============        ===============                ===========
       8,600                  12                  $18.00                     Immediate

      24,580                 14 SL                $16.00                     Immediate

                Source: Cushman & Wakefield of Pennsylvania, Inc.

                                UNITED ENGINEERS
                              30 South 17th Street
                             Philadelphia, PA 19103
=============================================================================================

                                    [PHOTO]

=============================================================================================
BUILDING DESCRIPTION: Granite exterior with solar dual pane windows located on
17th street between Ludlow and Panstead. Restaurant and bank facilities within building. Nineteenth floor may be coming available.
=============================================================================================
SQUARE FOOTAGE AND   Owner:                                       Shuwa Trust of Philadelphia
FEATURES DATA:       Office Rentable Square Feet:                                     600,000
                     Percent Occupied:                                                     95
                     Year Built:                                                         1975
                     Number of Floors:                                                     20
                     Passenger/Freight Elevators:                                        11/1
                     Electricity:                                                    Included
                     Security:                                                   24 Hour Desk
                     Parking Ratio:                                                 0.30/1000
=============================================================================================
LOCATION DATA:       Miles to Airport (1)                                                   8
                     Miles to Airport (2)                                                   0
                     Access Highway:                                              17th Street
                     Public Transportation:                                               Yes
                     Amenities                               Restaurant/Bank Near Holiday Inn
                     Major Tenants:           Raytheon, Price Waterhouse, Prudential Security
=============================================================================================


                AVAILABILITIES:

     SF Available             Floor              Base Rent                   Possession
     Smallest Div         Avail Status           Rent Type                   Lease Term
     ============         ============        ===============                ===========
       30,000                 19                  $20.00                     Immediate

      300,000                 N/A                   N/A                      Immediate

                Source: Cushman & Wakefield of Pennsylvania, Inc.

                                ONE LOGAN SQUARE
                             18th and Cherry Streets
                             Philadelphia, PA 19103
=============================================================================================

                                    [PHOTO]

=============================================================================================
BUILDING DESCRIPTION: This building has a dark gray exterior and is adjacent to the Four Seasons Hotel overlooking the Art Museum and Logan Circle. It is across from a 600-car parking garage.
=============================================================================================
SQUARE FOOTAGE AND  Owner:                                             The Rubenstein Company
FEATURES DATA:      Office Rentable Square Feet:                                      570,000
                    Percent Occupied:                                                      95
                    Year Built:                                                          1983
                    Number of Floors:                                                      30
                    Passenger/Freight Elevators:                                         13/1
                    Electricity:                                           Separately metered
                    Security:                                                    24 Hour Desk
                    Parking Ratio:                                                      /1000
=============================================================================================
LOCATION DATA:      Miles to PHI Airport (1)                                                8
                    Miles to NEP Airport (2)                                                0
                    Access Highway:                                       18th St./BF Parkway
                    Public Transportation:                                                Yes
                    Amenities                           Mortons Restaurant/Four Seasons Hotel
                    Major Tenants:                       Legion Insurance Corporation/General
                                               Reinsurance Corporation/Blank, Rome, Comisky &
                                                                                     McCauley
=============================================================================================


               AVAILABILITIES:

     SF Available             Floor              Base Rent                   Possession
     Smallest Div         Avail Status           Rent Type                   Lease Term
     ============         ============        ===============                ===========
      6,300                   13                  $24.00                     Immediate

                Source: Cushman & Wakefield of Pennsylvania, Inc.


     SF Available             Floor              Base Rent                   Possession
     Smallest Div         Avail Status           Rent Type                   Lease Term
     ============         ============        ===============                ===========
      7,066                   29              $20.00 - $23.00                Immediate

      9,159                   30              $20.00 - $24.00                Immediate

      5,540                   30                   $24.00                    Immediate

                Source: Cushman & Wakefield of Pennsylvania, Inc.

                                                                 Market Analysis
================================================================================

      On the opposing page is a chart which outlines the direct competition for the subject property. A review of the forgoing indicates a total inventory of approximately 8,900,000 square feet of directly competitive space in 14 buildings. There are about 998,000 square feet of space available in these buildings, representing a vacancy rate of 11.2 percent. Therefore, the directly competitive properties are experiencing a higher overall vacancy rate than the entire Class A market West of Broad Street, which is currently 10.3 percent. The lower overall vacancy rate is reflective of the extremely high occupancy exhibited by the Class A+ tier of the market. The vacancy rate among the directly competitive properties is skewed somewhat by 8 Penn Center, a decidedly inferior building. Additionally, both 1700 Market Street and 1818 Market Street offer significant current availabilities. The current office vacancy at the subject, after considering all executed leases, is less than 1 percent.

      The asking rental rates for comparable Class A space ranges from $16.50 per square foot plus electric at the aforementioned 8 Penn Center to $24.00 per square foot plus electric at One Logan Square. However, office brokers also indicate that the market rent for these buildings is primarily between $18.00 and $22.00 per square foot, plus electric with upper floors commanding a premium.

Current and Potential Market Dynamics

      Previously we have noted corporate downsizings as well as companies such as Provident Mutual Life which left the central business district. The largest tenant at Eleven Penn Center and 1818 Market Street, Colonial Penn Insurance, vacated their space to occupy a building they purchased at 399 Market Street. One large user, PNC Bank, had a requirement for approximately 220,000 square feet and it recently occupied the former Provident Mutual Space at 1600 Market Street. PNC vacated mostly Class B+ space among several buildings. As we previously noted, other "wild card" type events that may or may not impact the market is the recent merger trend among several of Philadelphia's major banking institutions. These types of mergers usually result in overlapping employment and eventual reductions in space requirements. Also, it is rumored that ConRail will place space back on the market and Raytheon will sublet space at the United Engineers Building. Additionally, market participants are expecting Cigna to reduce its CBD presence at Two Liberty Place. Finally, it appears the previously "mothballed" 1650 Arch Street will begin marketing space and undergo retrofit.

      On the positive side, several large tenant moves which will further tighten the CBD market. Although Morgan, Lewis & Bockius will be leaving a gap in One Logan Square, Drinker, Biddle & Reath will fill most of the space. Blank, Rome will also be occupying the lower floors of One Logan Square. Both of these firms will primarily be vacating Class B buildings.

Market Rental Estimates

      The subject property offers certain positive characteristics which include an attractive and functional design, its mechanical systems, life safety systems, level of maintenance, location, and quality ownership.

================================================================================


                                      -23-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)

                                                                 Market Analysis
================================================================================

      In the Income Capitalization Approach to this report, we have identified several recent transactions in this market. These transactions have been segregated into minor office tenant leases and first floor retail space. Minor office tenant transactions indicate an average rent of approximately $16.03 per square foot on a full service basis to $19.30 per square foot on a full service basis. Recent lease transactions at the subject property have been structured at between $16.55 to $18.64 per square foot on a gross basis. The few vacant suites at the subject property are currently being marketed at rental rates ranging from $17.00 to $18.00 per square foot on a gross basis.

      Retail leases on the ground floor of office towers in the West Market Street office sector typically range from $18.50 per square foot gross to $35.00 per square foot on a net basis. The leases at the subject property are structured on a gross basis and range from $31.00 to $40.00 per square foot.

      In our analysis, after discussions with property management, as well as our analysis of recent market transactions at the subject and at competing facilities, we have come to a conclusion of market rent for the various categories of space at the subject. These market rental rates are exhibited on the following chart.

================================================================================
                               1760 Market Street
                            Economic Rental Estimates
================================================================================
        Tenant             Market                      Tenant
         Type               Rent         Term        Improvements      Expenses
================================================================================
Storage                   $ 8.00/sf      5 yrs.          -0-            Gross
--------------------------------------------------------------------------------
Retail (Market St.)       $35.00/sf      5 yrs.        $18.00           Gross
--------------------------------------------------------------------------------
Retail (18th Street)      $32.00/sf      5 yrs.        $18.00           Gross
--------------------------------------------------------------------------------
Office                    $17.75/sf      5 yrs.        $18.00           Gross
================================================================================

Buyer Characteristics
      Knowledgeable brokers indicate that the overall rate on net operating income for the sale of an office building in Philadelphia would need to be above 9 percent to attract investor interest. Buyers are keying-in on the sale price per square foot as an important financial indicator. It is reported that most buyers of available Class A-/B+ buildings are interested in properties between $50.00 and $85.00 per square foot.

      The subject property, as noted, is a Class A building which would warrant something toward the upper end of the range based upon its ability to generate a return on invested capital. Almost regardless of the income characteristics, buyers believe that, with replacement costs of approximately $200.00 to $250.00 per square foot, properties below $125.00 per square foot will generate a substantial return over time.

================================================================================


                                      -24-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)

                                                                 Market Analysis
================================================================================

      It is also being reported that the traditional institutional investors are again actively seeking Class A CBD buildings for their portfolios. These institutional investors include pension funds and foreign investors. Due to the weakening of the dollar, U.S. real estate appeals to Asian and European investors. REITs are particularly attractive to the Dutch investor due to favorable tax treatment of dividend income. Reduced yields on other asset classes have shifted investors toward CBD office product where significant upside potential still exists. Recently, the Philadelphia market has attracted these institutional investment groups. 1601 Market Street was acquired by an affiliated partnership of Samuel Zell, while the note sale for Two Logan Square attracted significant interest and was eventually acquired by Blackstone and a local investment group.

      1818 Market Street received several qualified offers from both domestic and foreign investment groups as did 2000 Market Street. Cushman & Wakefield is currently marketing 1700 Market Street and has received bona fide offers from more than seven diversified investor groups. This type of activity has reinforced the market perception that Philadelphia is a recovering office market with both near and long term potential for increased rents and higher yields. In each of the latter two transactions, the existing vacancy within these buildings was viewed as an opportunity to increase yield by leasing into an improving marketplace.

Conclusions

      The Center City office market in which the subject competes is now experiencing an overall vacancy rate of 14.5 percent. This vacancy rate is deceptive as a survey of direct competition generates a vacancy rate closer to 11% percent. In response to the imbalance between supply and demand, rental rates have steadily declined over the last five years. Absorption had been negative for the past four years prior to 1995 and leasing activity had dropped. A migration outward to the less expensive suburbs, a slow recovery in employment for office workers, corporate consolidations, and a basic change in the ways white collar employment is conducted is behind the lack of demand. Despite this, there has been a short term trend towards increased leasing activity and positive absorption for 1995 and 1996.

      The subject property is currently 99 percent occupied. The complex represents one of the highest quality, smaller investment properties in the City of Philadelphia. There are currently two tiers for sales in the marketplace. One tier is for institutional grade property with quality tenants on long term leases or lease guarantees. The second tier is for properties which would be perceived as requiring entrepreneurial efforts in order to lease remaining blocks of vacant space. Buyers are seeking such properties at discounts between 40 percent and 60 percent of replacement cost new. Assuming new construction costs average $225 per square foot, the range in pricing would be $90 to $125 per square foot. Due to the lower magnitude of investment required for acquisition of the subject, we believe it would appeal to a broad range of investors, including many smaller institutional funds.

================================================================================


                                      -25-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)

                                                                 Market Analysis
================================================================================

Exposure Time

      Exposure Time is defined as the estimated length of time the property interest being appraised would have been offered on the market prior to the hypothetical consummation of a sale at the estimated market value on the effective date of the appraisal. It is a retrospective estimate based upon an analysis of past events assuming a competitive and open market. Thus, Exposure Time is presumed to precede the effective date of the appraisal.

      Our analysis of comparable sales indicates that an exposure time of between 6 and 9 months was typical for Class A office buildings in Center City Philadelphia. Therefore, based upon our analysis of comparable sales in conjunction with the physical, locational and economic characteristics of the subject property, it is our opinion that an exposure time of approximately six months would be typical prior to our market value conclusion as of the date of valuation.

================================================================================


                                      -26-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)

                                                            PROPERTY DESCRIPTION
================================================================================

The Subject Property

      The subject property is a 14 story Class A office building situated at the southeast corner of 18th and Market Streets in Philadelphia, Pennsylvania. The improvements were constructed in 1981 and, according to management, contain a rentable area of 123,536+/- square feet on an 8,944+/- square foot site. The following is a more detailed description of the subject property.

Site Description - 1760 Market Street

Location:                            Southeast Corner of 18th Street and Market
                                     Street Philadelphia, Pennsylvania

Shape:                               Rectangular

Land Area:                           0.21 +/- acres

Frontage:                            52' along the south side of Market Street;
                                     172' along the east side of 18th Street

Topography:                          Level at street grade

Street Improvements:                 Concrete curbs and sidewalks

Access: Vehicular access to the property is considered very good. Market Street is a 100' wide right-of-way and the primary east/west artery in the CBD providing traffic flow in an easterly direction. Eighteenth Street permits traffic flow in a northerly direction.

Soil Conditions:                     We did not receive nor review a soil
                                     report. However, we assume that the soil's load-bearing capacity is sufficient to support the existing structure. We did not observe any evidence to the contrary during our physical inspection of the property.
                                     The tract's drainage appears to be
                                     adequate.

Land Use Restrictions:               We were not given a title report to review.
                                     We do not know of any easements,
                                     encroachments, or restrictions that would adversely affect the site's use. However, we recommend a title search to determine whether any adverse conditions exist.

Flood Hazard:                        According to Community Panel No.
                                     420757-0035D, National Flood Insurance Rate
                                     Map, effective March 19, 1982, the subject property is in Flood Hazard Zone C and, therefore, does not require flood hazard insurance.

================================================================================


                                      -27-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)

                                                            Property Description
================================================================================

Wetlands:                            We were not given a Wetlands survey. If
                                     subsequent engineering data reveal the
                                     presence of regulated wetlands, it could materially affect property value. We recommend a wetlands survey by a competent engineering firm.

Hazardous Substances:                We observed no evidence of toxic or
                                     hazardous substances during our inspection of the site. However, we are not trained to perform technical environmental inspections and recommend the services of a professional engineer for this purpose.

Improvements Description - 1760 Market Street
General Description

    Year Built:                      1981

    Number of Floors:                14

    Gross Leasable Area:             125,000 square feet

    Net Rentable Area:               123,536 square feet

    Typical Floor Plate:             8,929 square feet

Construction Detail:
    Foundation:                      Poured reinforced concrete caissons and
                                     column pads.

    Framing:                         Fireproofed structural steel.

    Floors: Reinforced concrete slab on grade; elevated tower floors are poured concrete over steel decking.

    Exterior Walls:                  Face brick and glass.

    Roof Cover:                      Flat, insulated roof with ballasted cover
                                     over concrete deck.

    Windows:                         Tinted insulated windows in metal frames.

    Pedestrian Doors:                Revolving and bi-parting aluminum and plate
                                     glass pedestrian doors.

    Loading Doors                    Loading is provided along Ludlow Street

================================================================================


                                      -28-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)

                                                            Property Description
================================================================================

Mechanical Detail
    Heating and Cooling:             The HVAC system consists of water source
                                     heat pumps installed in the ceiling plenum in tenant spaces and common areas. An electrical boiler and evaporative cooling towers are installed to provide heating and condensing for the water source loop.

    Elevator Service:                Four, automatic passenger elevators service
                                     the building.

    Electric Service:                Commercial grade electric service. The
                                     building is not separately metered for
                                     tenant electric.

    Fire Protection:                 100 percent wet sprinklered throughout;
                                     integrated smoke evacuation, fire
                                     annunciation and elevator recall system.

    Security:                        Security cameras monitored by lobby
                                     personnel; and card key system for after hours entry.

Interior Detail
    Layout: The basic design of the building provides for a grade level retail/lobby area, and upper floor offices in the 14 story structure.

                                     Lobby Level - The main entrance to the
                                     building is off of 18th Street. The lobby is one story in height and framed in marble and painted gypsum. The lobby features approximately 4,383 square feet of office/retail space which is entirely occupied by two tenants. The tenants are Charles Schwab (3,135 s.f.) and Saladworks (1,248 s.f.).

                                     Office Tower - The office tower consists of floors 2 through 14. Floor plates for full floor users are 8,900 square feet.

   Floor Covering:                   Granite in lobby; carpet & vinyl tile in
                                     offices.

   Walls: Typical wall covering is painted or vinyl covered gypsum.

   Ceilings:                         Typical ceiling finish is suspended tiles
                                     in aluminum grid system.

   Lighting:                         Recessed fluorescent and incandescent
                                     lighting.

   Restrooms.                        Men's and women's restrooms are located on
                                     each floor.

================================================================================


                                      -29-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)

                                                            Property Description
================================================================================

Site Improvements
    Parking:                         No on-site parking.

    On-Site Landscaping:             None.

Americans With Disabilities Act:     The Americans With Disabilities Act (ADA)
                                     became effective January 26, 1992. We have not made, nor are we qualified by training to make, a specific compliance survey and analysis of this property to determine whether or not it is in conformity with the various detailed requirements of the ADA.
                                     It is possible that a compliance survey and a detailed analysis of the requirements of the ADA could reveal that the property is not in compliance with one or more of the requirements of the Act. If so, this fact could have a negative effect upon the value of the property. Since we have not been provided with the results of a survey, we did not consider possible non- compliance with the requirements of ADA in estimating the value of the property.

Hazardous Substances:                We are not aware of any potentially
                                     hazardous materials (such as formaldehyde foam insulation, asbestos insulation, radon gas emitting materials, or other potentially hazardous materials) which may have been used in the construction of the improvements. However, we are not qualified to detect such materials and urge the client to employ an expert in the field to determine if such hazardous materials are thought to exist.

Design Features and Functionality:   The subject property provides quality
                                     office space in a functional design. The relatively small floor plate provides smaller tenants with a higher profile than at larger floor plate buildings. The design permits efficient demising capability for multi-tenant floors as well.

Physical Condition:                  Our inspection of the subject property
                                     indicates that the building is constructed with high quality materials and is in good overall condition. By virtue of its quality and design, the building remains very competitive with other Class A buildings in the Philadelphia CBD.

================================================================================


                                      -30-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)

                                                            Property Description
================================================================================

                                     We did not inspect the roof of the building
                                     or make a detailed inspection of the
                                     mechanical systems. The appraisers,
                                     however, are not qualified to render an
                                     opinion as to the adequacy or condition of
                                     these components. The client is urged to
                                     retain an expert in this field if detailed
                                     information is needed about the adequacy
                                     and condition of mechanical systems.
================================================================================


                                      -31-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)

                                             REAL PROPERTY TAXES AND ASSESSMENTS
================================================================================

      The subject property is under the taxing jurisdiction of the City of Philadelphia. The amount of ad valorem taxes is determined by the current assessed value for the real and personal property, in conjunction with the total combined tax rates of the taxing jurisdiction. In an effort to project the future tax liability for the subject's real property, we have reviewed both the present and historical tax rates combined with a forecast of the assessments.

Tax Rates

      The following is a chart displaying the five and ten year trend in tax rates levied by the above noted taxing jurisdictions:

================================================================================
                      Tax Rates Per $1000 of Assessed Value
================================================================================
 Taxing Authority       1987 Tax Rate         1992 Tax Rate        1997 Tax Rate
================================================================================
City of Philadelphia        $35.05                $37.45               $37.45
--------------------------------------------------------------------------------
   School District          $39.70                $45.19               $45.19
--------------------------------------------------------------------------------
       Total                $74.75                $82.64               $82.64
================================================================================

      As the preceding chart indicates, the tax rates affecting the subject property have remained stable over the past five years (since 1992), and increased only 0.9 percent per year over the past eleven years (since 1987). Typically, in most municipalities over the long term, tax rates will mirror inflationary trends, with average compound growth rates of 3.0 to 4.0 percent. The City of Philadelphia has been very successful in stabilizing tax rates over time, particularly in light of increased demand for services during a period of real estate deflation.

      Tax rates increase or decrease annually based upon changes in municipal budgets and the total tax base. Again, over the longer term, tax rate increases tend to mirror inflationary trends, except during periods of economic decline or in fast growing areas where new services are required. With the likely stabilization of real estate values and the tax base, we are of the opinion that more normal increases in tax rates, of say 3.0 to 4.0 percent, will be the trend over the intermediate term.

Tax Assessment

      The City of Philadelphia Board of Revision of Taxes establishes the assessed value on real property for all of the previously noted taxing jurisdictions. The 1997 assessment, as well as the historical assessments for 1995 and 1996 are as follows:

================================================================================
                            Historical Assessed Value
================================================================================
                     1995                1996                 1997
================================================================================
Land              $1,171,456         $1,171,456           $1,171,456
--------------------------------------------------------------------------------
Building          $2,092,576         $1,868,544           $1,868,544
--------------------------------------------------------------------------------
Total             $3,264,032         $3,040,000           $3,040,000
================================================================================

================================================================================


                                      -32-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)

                                             Real Property Taxes And Assessments
================================================================================

      As can be seen from the above chart, the 1997 assessment is the same as the 1996 assessment, but represents a slight reduction from the 1995 assessment. In an effort to evaluate the fairness of the subject's current assessed value and future prospects for a change in the assessment, we have (1) compared the assessment to estimated value of the subject property via the Income Capitalization Approach as presented later in this report; and (2) the market value estimate concluded in this report.

      The estimated value of the subject property in the Income Capitalization Approach section of this report is $8,500,000, while our final value conclusion is also $8,500,000. Based on our discussion with the City of Philadelphia Board of Revision of Taxes, the Income Capitalization Approach is the typical methodology the Assessor's office uses in determining the value of a facility such as the subject. Reportedly, one-third of all commercial properties are to be re-assessed in any one year. However, due to the amount of appeals in Philadelphia in recent years, this practice has not occurred. While the assessment is designated at 32 percent of the market value of a property, it is our understanding that this taxing authority is not particularly diligent in its property assessments. Thus, we are not surprised that the market value for assessment purposes of $9,500,000 is approximately 12 percent higher than our value estimate via the Income Capitalization Approach and our final value conclusion. Thus, the subject appears to be unfairly assessed and we would recommend a tax appeal.

Ad Valorem Tax Conclusions

      Applying the 1997 assessment for the subject to the total 1997 tax rate results in a combined tax burden of $251,225 in that year as calculated in the following chart.

================================================================================
$3,264,032/         1,000      x              $82.64        =         $251,225
================================================================================

      The above taxes have been paid for 1997.

      In addition to the above, the subject property is liable for a second levy as it is located in the Special Services District of Central Philadelphia. The Special Services District was established to provide additional street cleaning and security for Center City properties. This levy can be calculated for the subject property as follows:

Assessed Value of Subject Property:                        $3,040,000
Divided by Total Assessed Value of Special Service District:      $1,389,811,197
Equals the Subject property's Pro-Rata Share                      2.187%
Multiplied by Special Services 1997 Projected Cost:               $7,490,000
Equals the Subject Property's Special Services Tax:               $16,383

================================================================================


                                      -33-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)

                                             Real Property Taxes And Assessments
================================================================================

      Therefore, the total taxes attributable to the subject in 1997 are $287,329, equivalent to $2.32 per square foot of rentable area. The taxes are allocated as follows:

================================================================================
Category                             Amount          Unit Rate
================================================================================
Real Estate Tax                      $251,225        $2.07/s.f.
--------------------------------------------------------------------------------
Special Services District              16,384          .13/s.f.
--------------------------------------------------------------------------------
Total                                $267,609        $2.20/s.f.
================================================================================

================================================================================


                                      -34-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)

                                                                          ZONING
================================================================================

      The subject property is currently zoned C-5, Commercial by the City of Philadelphia. It is the intention of this section of the zoning code to allow uses that are commonly found in and compatible with a high-density business core. These uses include office buildings, hotels and most retail enterprises along with all uses permitted in any residential district. The developmental requirements of this zone are summarized as follows:

      Some of the restrictions imposed by this classification include:
           ================================================================
           Maximum Lot Coverage           100 percent
           ----------------------------------------------------------------
           Minimum Set Back               None
           ----------------------------------------------------------------
           Maximum Building Height        None
           ----------------------------------------------------------------
           Maximum Floor Area Ratio       1,200 percent of area of lot plus
                                          cumulative five percent bonuses
                                          per foot of street width in
                                          excess of 60 feet.
           ----------------------------------------------------------------
           On Site Parking                Not required
           ================================================================

      The code allows for cumulative bonuses where additional floor area is permitted based upon the widths of the street on which the property fronts or if it is a corner property and there is more than one street frontage. Also, setbacks from streets produce a bonus.

      Off street loading is a requirement. However, the code makes no provisions for the inclusion of on-site or off-street parking if no residential uses are included within the building. The calculation of maximum building density requires the projecting of a specific development program onto a site. The complexity of all the ramifications of the zoning code of the City of Philadelphia with cumulative bonuses for street widths, setbacks and other design considerations introduce significant variables, many of which may be unique to an investor's development program.

      We know of no deed restrictions (private or public) which would further limit the use of the subject property. However, this statement should not be taken as a guarantee or warranty that no such restrictions exist. Deed restrictions are a legal matter and only a title examination by an attorney would normally uncover such restrictive covenants. Thus, an updated title search of the subject property is recommended to determine the existence of such restrictions.

================================================================================


                                      -35-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
ALTERATION OF THIS DOCUMENT IS A CRIMINAL OFFENSE UNDER 18 PA.C.S.ss. 4911

                                                            HIGHEST AND BEST USE
================================================================================

Highest and Best Use of Site as Though Vacant

      According to the Dictionary of Real Estate Appraisal, Third Edition
(1993), a publication of the Appraisal Institute, the highest and best use of the site as though vacant is defined as:

      Among all reasonable, alternative uses, the use that yields the highest present land value, after payments are made for labor, capital, and coordination. The use of a property based on the assumption that the parcel of land is vacant or can be made vacant by demolishing any improvements.

Physically Possible

      The subject site contains approximately 8,944 square feet of land, with excellent exposure along Market Street. The size and configuration of the site is felt to provide a suitable land use and/or development potential for a wide variety of possible and ordinary downtown-oriented land uses, although on a smaller scale. Municipal utilities would adequately provide for nearly all uses. Street improvements are also adequate.

Legally Permissible

      The subject's zoning classification permits development of office, retail, and service related uses, as well as residential and lodging uses. Office uses with a ground level retail component are consistent with the overall development of the area.

Financially Feasible

      Our analysis of the local office market indicates an overall vacancy rate of about 14.5 percent, but less than 11 percent in the Class A sector of West Broad Street. The Class A+ tier has a direct vacancy rate of less than four percent. Absorption has recently turned positive in 1995 and 1996 after four years of negative absorption, but it is uncertain whether this trend can continue in the face of announced corporate downsizings. Rental rates average approximately $16.00 to $22.00 per square foot on a full service basis and are expected to increase over the long term. Additionally, construction in this marketplace has been non-existent for the last several years, with no new projects planned. Finally, the Central Business District continues to represent the focal point of office activity for the Philadelphia Metropolitan Area.

      Despite stable market conditions in the local office market, the oversupply of space and the continued introduction of sublet space has had a depressing effect on rental rates. Consequently, it is apparent the cost of constructing an office development is not feasible for the subject site at the present time. Once the office market stabilizes and rental rates escalate into the $30.00 per square foot range, the financial feasibility of developing the subject site with an office building is probable. Thus, no physically possible and legally permissible use would produce an acceptable return on the land. Only with the financial strength of a tenant willing to occupy virtually an entire facility or with an owner-user would immediate development be feasible.

     Based on the above, we have concluded that the highest and best use of the subject, as vacant, is for high density commercial development, once market conditions warrant new construction.

================================================================================


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                                                            CUSHMAN &
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                                                     VALUATION ADVISORY SERVICES
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

                                                            Highest and Best Use
================================================================================

Highest and Best Use of Property as Improved

      According to the Dictionary of Real Estate Appraisal, highest and best use of the property as improved is defined as:

      The use that should be made of a property as it exists. An existing property should be renovated or retained so long as it continues to contribute to the total market value of the property, or until the return from a new improvement would more than offset the cost of demolishing the existing building and constructing a new one.

      Unlike the previous analysis of the subject site as vacant, this analysis considers the subject property as currently improved with an evaluation as to the physical, legal, and financial appropriateness of the existing land use.

Physical Considerations

      The subject site has been improved with the existing structure and, based upon our observation, there are no apparent physical factors such as soils, drainage, or other site characteristics that would adversely affect the continued utility and/or existence of the subject improvements.

Legal Considerations

      The subject site, as presently improved, represents a legal, conforming use.

Financially Feasible

      The use of the subject improvements is considered to contribute in an economic manner to the subject site. Occupancy levels at the subject property are higher than competing office buildings in downtown Philadelphia. We believe the occupancy of the subject property (99 percent) is generally considered to indicate market feasibility.

      Therefore, based on the subject's historical performance and the prospect for continued growth, it is our opinion that the subject property, as presently developed, represents the highest and best use of the site as improved.

================================================================================


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                                                            CUSHMAN &
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

                                                               VALUATION PROCESS
================================================================================

      In this appraisal, we have used the Sales Comparison Approach and the Income Capitalization Approach to develop a market value estimate.

      The Cost Approach was not performed for the following reasons:

      o This approach is more relevant for new construction or where sufficient information is available to reasonably estimate the replacement cost new of the improvements and land.

      o The investment marketplace does not typically trade buildings such as the subject on a cost/value basis, particularly in markets where it is generally perceived that cost exceeds value.

      o The subjectivity of accurately estimating accrued depreciation of the existing improvements significantly limits the reliability of this approach.

      In the Sales Comparison Approach, we performed the following steps:

      o Searched the market for recent office building sales within the Philadelphia central business district, which contain similar physical and economic characteristics to the subject property.

      o Analyzed differences between those sales and the subject on the basis of the sales price per square foot and extracted overall capitalization rates.

      o Correlated the various value indications into a point value estimate from within the range.

      In developing the Income Capitalization Approach, we:

      o Studied rents in effect in the immediate and competing areas to estimate potential rental income at market levels for office uses.

      o Studied the recent history of operating expenses at the subject property and competing properties to estimate an appropriate level of stabilized expenses and reserves for replacement.

      o Estimated net operating income by subtracting stabilized expenses from potential gross income after deduction for vacancy and collection loss.

      o Prepared a discounted cash flow analysis in which the estimated income and expenses over a projected holding period, and the estimated property value at the time of reversion, are discounted at an appropriate rate to estimate present market value.


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

                                                               VALUATION PROCESS
================================================================================

      In estimating the final value, we performed the following:

      o Reviewed and re-examined each of the approaches to value which were employed.

      o Considered the type and reliability of the data used and applicability of each approach.

      o     Reconciled the approaches to a final value conclusion.

================================================================================


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                                                            CUSHMAN &
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                                                     VALUATION ADVISORY SERVICES
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

                                                       SALES COMPARISON APPROACH
================================================================================

Methodology

      In the Sales Comparison Approach, we estimated value by comparing this property with similar, recently sold properties in the surrounding or competing area. Inherent in this approach is the principle of substitution, which holds that when a property is replaceable in the market, its value tends to be set at the cost of acquiring an equally desirable substitute property, assuming that no costly delay is encountered in making the substitution.

      By analyzing sales that qualify as arms-length transactions between willing and knowledgeable buyers and sellers, we can identify value and price trends. The basic steps of this approach are:

      1. research recent, relevant property sales and current offerings throughout the competitive area;

      2. select and analyze properties that are similar to the property appraised, considering changes in economic conditions that may have occurred between the sale date and the date of value, and other physical, functional, or locational factors;

      3. identify sales that include favorable financing and calculate the cash equivalent price;

      4. reduce the sale prices to a common unit of comparison such as price per square foot of net rentable area, and overall capitalization rate;

      5. make appropriate comparative adjustments to the prices of the comparable properties to relate them to the property being appraised; and

      6. interpret the adjusted sales data and draw a logical value conclusion.

Analysis of Sales

      Over the past 24 months, the Philadelphia CBD office market has shown signs of improvement. Rents have increased and concession packages have all but disappeared as positive net absorption is taking place. In terms of the investment market, demand is primarily being generated by REITs and institutional investors including several large pension funds. Transactions occurring prior to mid-1996 were executed primarily by Vulture Funds stimulated in an effort to capture "bottom of the market" sale prices.

      On the opposing page is a presentation of the comparable property sales which were analyzed for the valuation of 1760 Market Street. The most widely-used and market-oriented unit of comparison for properties such as the subject is the sales price per square foot of building area. All comparable sales were analyzed on this basis. Detail sheets describing these and all the sales employed in this analysis can be found among the Addenda to this report.

================================================================================


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                                                            CUSHMAN &
                                                            WAKEFIELD(R)
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                                                     VALUATION ADVISORY SERVICES
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

                                                       Sales Comparison Approach
================================================================================

      The subject property is a 123,000 +/- square foot, 14 story office building on 0.21 acres of land which was constructed in 1981. It is now 99 percent occupied by a number of tenants. On the date of inspection, the building was in good condition having benefited from an on-going maintenance program. The property possesses good "curb appeal" and features good quality construction materials. With regard to the market data assembled for this analysis, the following comparisons are made:

      Comparable Property Sale #1,2000 Market Street, is an arm's length transaction which is being accomplished with market oriented financing. It is also a recent transfer; thus no adjustment for market conditions is appropriate. However, an adverse leasehold interest is held by one of the major tenants, The Board of Pensions for the Presbyterian Church. A positive adjustment for this factor is warranted. Locationally, Sale #1 is situated two blocks west and exhibits similar attributes as the subject.

      Physically, this property represents a Class A building which was constructed in 1974, but renovated extensively over the years. Containing 665,819 square feet and situate on a 40,864 square foot site, the complex is considered in average condition. This building recently underwent HVAC upgrades and has been well maintained, but still exhibits an inferior condition relative to the subject. Economically, Sale #1 was 89 percent leased at the time of conveyance which is inferior to the 99 percent occupancy now experienced by the subject. No non-realty items of property were reported to be included in the price for this property. Overall, a positive adjustment is warranted for Sale #1.

      Comparable Property Sale #2, One Logan Square, despite the involvement of the U.S. Bankruptcy Court, was an arm's length transaction accomplished with market oriented financing. It is also a recent transfer; thus no adjustment for market conditions is appropriate. The major tenant in the property, Morgan, Lewis, and Bockius, provided notice of lease termination in August of 1998, at which time they are entitled to a $2,000,000 payment. There were no other adverse leasehold interests apparent at the time of sale. Locationally, Sale #2 is situated two blocks north and exhibits similar attributes as the subject.

      Physically, this property represents a Class A building which was constructed in 1983, but renovated extensively over the years. Containing 589,508 square feet and situate on a 33,098 square foot site, the complex is considered in average condition. This building was well maintained, but required base building improvements in order to remain competitive. Economically, Sale #2 was 64 percent leased at the time of conveyance, although leases were in place which will bring the property to 91 percent occupancy in two years. The purchaser was to incur all costs associated with these tenants, estimated to be $16,927,000. This requirement was clearly a negative factor in the final pricing of the asset and a positive adjustment is appropriate. No non-realty items of property were reported to be included in the price for this property. Overall, a positive adjustment is warranted for Sale #2.

================================================================================


                                      -41-

                                                            CUSHMAN &
                                                            WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
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

                                                       Sales Comparison Approach
================================================================================

      Comparable Property Sale #3, 1818 Market Street, was an arm's length transaction accomplished with market oriented financing. Despite its year end 1996 sale date, the final pricing was negotiated in the fall of that year. Since that time, both office market conditions and capital market conditions have improved dramatically, with significant competition noted for quality assets. An upward adjustment for more favorable market conditions is appropriate. The building exhibited an adverse leasehold interest as the major tenant, Day & Zimmerman, was subject to a long term lease at a relatively flat rental rate. Locationally, Sale #3 is situated one block west and exhibits similar attributes as the subject.

      Physically, this property represents a Class A building which was constructed in 1974, but extensively renovated in the early 1990's. Containing 982,000 square feet of net rentable area and situated on a 42,669 square foot site, the complex was in good condition at the time of sale, but still inferior to the condition of the subject. This building was well maintained, but required base building improvements in the form of sprinkler installation for approximately 30 percent of the building. However, the property included a 385 space parking garage which the purchaser valued at $10,000,000. Thus, a negative adjustment of $10.18 per square foot is appropriate to this transaction for this physical characteristic. Economically, Sale #3 was 81 percent leased at the time of conveyance requiring a negative adjustment. No non-realty items of property were reported to be included in the price for this property. Overall, a negative adjustment is warranted for Sale #3.

      Comparable Property Sale #4, Two Logan Square, was a note sale by the complex's lender. Although actively marketed, the seller was considered somewhat motivated. Since the date of sale in June of 1996, both office market conditions and capital market conditions have improved dramatically. An upward adjustment for more favorable market conditions is appropriate. Approximately 45 percent of the building's rentable area was leased at rental rates which were above market levels. The duration of these leases was anywhere from about 18 months up to over nine years. The purchaser of this property obtains the right to receive this premium rent over time, but also incurs the risks associated with rental payments which are above market.

      Physically, this property represents a Class A+ building which was constructed in 1988. Containing 675,000 square feet and situate on a 38,015 square foot site, the complex is considered in very good condition. This building is felt to be superior to the subject. Economically, Sale #3 was 92 percent leased at the time of conveyance requiring a slight negative adjustment. No non-realty items of property were reported to be included in the price for this property. Overall, a negative adjustment is warranted for Sale #4.

      Comparable Property Sale #5, 1601 Market Street, was an arm's length transaction accomplished with market oriented financing. Due to its early 1996 conveyance, an upward adjustment is required to reflect the improvement in both office market conditions and capital market conditions. The purchaser of Comparable Property Sale #5 paid all transfer taxes and assumed future free rent and tenant improvement obligations to the major tenant, thus necessitating a negative adjustment. Locationally, Sale #5 is situated two blocks east and exhibits similar attributes as the subject.


                                      -42-
                                                            CUSHMAN &
                                                            WAKEFIELD(R)
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

                                                       Sales Comparison Approach
================================================================================

      Physically, this property represents a Class A building which was constructed in 1969, but extensively renovated. Containing 681,000 square feet of net rentable area and situated on a 33,938 square foot site, the complex was in average condition at the time of sale. Still, it is reported that the complex was acquired with a concern for significant capital requirements. Subsequent to purchase, it was determined that the capital requirements were lower than anticipated. The subject property is considered physically superior to this property. Economically, Sale #5 was 89 percent leased at the time of conveyance requiring a negative adjustment. No non-realty items of property were reported to be included in the price for this property. Overall, a positive adjustment is warranted for Sale #5.

Conclusion

      The four sales assembled for this analysis of 1760 Market Street reflect a range in unit value from $51.23 to $113.79 per square foot of building area. The adjustments discussed above are presented to outline the logic of our thought processes with the ultimate result being a plausible market value conclusion for the subject property. Based on our analysis of these data on a price per square foot basis, we have concluded an appropriate adjusted range of $65.00 to $75.00 per square foot of building area. From within this adjusted range, we conclude the Sales Comparison Approach to indicate a current market value of $8,600,000 for 1760 Market Street. This indication of value is equal to $69.62 per square foot of building area.

Comparing Properties Based on NOI per Square Foot

      Another market measure compares the NOI per square foot of the property appraised with the NOI per square foot of the comparison. If the properties are truly comparable in terms of occupancy, operating expense ratio and stability of income stream, then this can be an effective method of analysis. It is, in effect, the same thing as comparing the capitalization rate derived from the sales to the appropriate capitalization rate for the property appraised.

     =============================================================
                Comparing Properties Based on NOI Per Square Foot
     =============================================================
                  NOI/SF
     Sale         Subject       Unadjusted Sale      Adjusted Sale
                 ----------
     No.         Comparable   x    Price/SF       =     Price/SF
     =============================================================
      1           $7.17
                  -----
                  $5.10              $79.15              $111.28

      3           $7.17
                  -----
                  $8.40              $80.86              $69.02

      4           $7.17
                  -----
                  $14.52            $113.79              $56.19

      5           $7.17
                  -----
                  $5.05              $51.23              $72.74
     =============================================================

      Based on our analysis of these data on a NOI per square foot basis, we have concluded an appropriate adjusted range of $60.00 to $70.00 per square foot of building area. From within this adjusted range, we conclude the Sales Comparison Approach to indicate a current market value of $8,000,000 for 1760 Market Street. This indication of value is equal to $64.76 per square foot of building area.

================================================================================


                                      -43-
                                                            CUSHMAN &
                                                            WAKEFIELD(R)
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                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                       Sales Comparison Approach
================================================================================

Summary and Conclusion

     ====================================================================
                                                     Low          High
     ====================================================================
      Value Indicated on Basis of Price
      Per Square Foot of NRA                      $8,000,000   $9,300,000

      Value Indicated Based on Ratio of N0I to
      Sale Price Derived                          $7,400,000   $8,650,000
      From Comparison Sales
     ====================================================================

Final Conclusions

      We feel both methods provide reasonable value parameters for the subject property. However, the Income Ratio Method is somewhat weakened as it does not directly recognize the market participants expectation of property cash flow. The quality of the data available for a direct comparison of sale prices per square foot, though, is significant to the overall analysis. Yet while the magnitude of the adjustments is substantial in some cases, their logic is reasonable and acceptable in our opinion. Based upon this total analysis, we conclude the Sales Comparison Approach to indicate a current market value of EIGHT MILLION SIX HUNDRED THOUSAND DOLLARS ($8,600,000) for the subject property.

================================================================================


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                                                            CUSHMAN &
                                                            WAKEFIELD(R)
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

                                                  INCOME CAPITALIZATION APPROACH
================================================================================

Methodology

      The Income Capitalization Approach is a method of converting the anticipated economic benefits of owning property into a value estimate through capitalization. The principle of "anticipation" underlies this approach in that investors recognize the relationship between an asset's income and its value. In order to value the anticipated economic benefits of a particular property, potential income and expenses must be estimated, and the most appropriate capitalization method must be selected.

      The two most common methods of converting net income into value are direct capitalization and discounted cash flow analysis. In direct capitalization, net operating income is divided by an overall rate extracted from market sales to indicate a value. In the discounted cash flow method, anticipated future net income streams and a reversionary value are discounted to an estimate of net present value at a chosen yield rate (internal rate of return).

      In our opinion the discounted cash flow method is appropriate. The discounted cash flow analysis is generally thought to be the best method for evaluating income producing properties purchased for investment. Forecasted future patterns of income and expenses are modeled to reflect perceived investor expectations.

Potential Gross Income

       Generally, office tenants pay fixed gross rent on a rentable area basis which is consistent with space measurement standards for buildings of similar vintage, plus any increases in operating expenses and real estate taxes above stipulated base year amounts. Tenant electric costs are either directly metered, submetered or included in base rent (charged as additional rent). At the subject property, tenant electric is included in base rent and incorporated within the operating expense stop.

Existing Leases

      1760 Market Street is currently 99 percent occupied by 35 tenants under 44 leases. The property contains 700+/- square feet which are vacant and available for lease. The property includes a total of 1,344 square feet of storage space; 4,383 square feet of retail space; and 117,809 square feet of office space.

       A breakdown of average contract rents per space type is as follows:

     ====================================================================
           Use      Square Footage        Percent         Average Rent/SF
     ====================================================================
       Office       117,809 s.f.            95.4%              $17.01
       Retail         4,383 s.f.             3.5%              $37.15
       Storage        1,344 s.f.             1.1%              $ 8.18
       Total        123,536 s.f.           100.0%              $17.53
     ====================================================================

       Due to the small floor plates within the subject, the largest tenants are full floor users Ominsky & Welsh and Gruntal & Company. The balance of the building is occupied by a mixture of communication firms, financial service and law firms. The credit quality for the minor tenants ranges from average to good within the context of their mostly unrated status.

================================================================================


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                                                            CUSHMAN &
                                                            WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
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

                                                  Income Capitalization Approach
================================================================================

      Based upon the subject's current lease expiration schedule, 26 percent of the property's rentable area is represented by leases which are due to expire within the next three fiscal years. Within the following three years, 64 percent of current leases are due to expire. Within our projected 10 year holding period 100 percent of the leases currently in place or projected to be signed will expire.

      Based upon the lease expiration schedule, we have forecasted a ten year investment holding period. The 11th year is estimated to be the reversionary year. As can be seen from the fiscal year schedule, the 11th fiscal year will experience a generally typical number of lease expirations as a percentage of total building area and, for analysis purposes, is considered a stabilized reversionary year (please refer to fiscal year cash flow).

Market Rental Rate

      Market rent for the office space within the property has been estimated by analyzing eight comparable leases exhibited on the summary chart on the facing page.

      Prior to adjustment, the comparables reflect a range in average base rent of $16.03 to $19.30 per square foot, gross. This range in actual comparable leases has been compared with average asking rent for several comparable properties which are summarized opposite page 23 of this report. These 14 properties reflect average asking rents ranging from $16.50 per square foot plus electric to $24.00 per square foot plus electric.

      The subject's contract rents average $17.01 per square foot, gross. Certain leases within the property were signed several years ago and fall above the current market rents. Other leases, however; were signed during the recent market downturn. On average, we believe the contract rents within the building are at or slightly below market. The most recent leases within the property have been in the $16.55 to $18.64 per square foot range. These leases may be summarized as follows:

                                    Most Recent Leases
================================================================================
                                     Area   Term   Yr/Rent
No.       Tenant      Floor  Date    (SF)   (Yrs)   (SF)       Concessions
================================================================================
1.  ADIA                     8/97   1,569    3     $17.50     $ 5.00/sf T.I.
--------------------------------------------------------------------------------
2.  Brodsky & Deluca         8/97     864    5     $18.64     None
--------------------------------------------------------------------------------
3   Rylon Forbes             4/97   2,094    5     $17.50     $25.00/sf T.I.
--------------------------------------------------------------------------------
4.  Trademar                 12/96  1,104    3     $16.55     None
--------------------------------------------------------------------------------
5.  Source                   10/96  2,563    3     $17.50     $25.00/sf T.I.
================================================================================

      Additional rent for these leases include a real estate tax reimbursement and operating expense escalation.

================================================================================

                                                            CUSHMAN &
                                                            WAKEFIELD(R)
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                                                     VALUATION ADVISORY SERVICES
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

                                                  Income Capitalization Approach
================================================================================

      Recent leases within the Philadelphia CBD market typically do not include concessions in the form of free rent, although do include tenant workletters consistent with those offered within the subject property. The smaller floor plates at the subject tend to mitigate the need for substantial partitioning, thereby reducing the average tenant improvement cost. In addition to analyzing actual deals inside and outside the property, leasing brokers were interviewed in an effort to ascertain competitive packages available in the marketplace today. Most brokers interviewed were of the opinion that no free rent was available for most tenants. In addition, tenant workletters were felt to range from $15.00 to $30.00 per square foot. The range in concession packages varies by the size of the space leased. The larger the tenant, the more generous the concession package.

      The leasing brokers interviewed indicated that the downtown office market has stabilized. Several brokers indicated that the market has improved slightly over the last twelve months, with rents increasing and concessions decreasing. In the view of many, the leasing market should continue to strengthen through the end of 1997. It is expected that further improvement should be seen in 1998-1999 with a materially stronger leasing market by 2000. In keeping with these observations, we have assumed that market rent will increase at an average rate of 3.5 percent per annum through the remainder of 1997, 5.0 percent during 1998, 7.0 percent during 1999, 5.0 percent during 2000, and stabilizing at the underlying rate of inflation thereafter. Although the market may witness the introduction of sub-let space which will negatively influence rental rates, market participants are continuing to utilize rent spikes in their financial analyses. We believe the free rent and tenant workletter concessions should remain consistent with current levels.

      The suggested rental range compares reasonably well to the average contract rent within the subject property. In our opinion, market rents for space within the subject property range from $17.00 to $18.50 per square foot, with an average rental rate of $17.75 per square foot.

      The above estimated market rents assume the following concession package.

================================================================================
                            Free Rent                    Tenant Improvements
================================================================================
New Leases            1997             0 months      1997               $18.00
                      Thereafter       0 months      Thereafter         $18.00
--------------------------------------------------------------------------------
Renewing Leases       1997             0 months      1997               $ 8.00
                      Thereafter       0 months      Thereafter         $ 8.00
================================================================================

      Market rent for the retail space within the property has also been estimated by analyzing eight comparable leases exhibited on the summary chart on the facing page.

      Prior to adjustment, the comparables reflect a range in base rent of $18.50 per square foot gross to $35.00 per square foot, net. After adjustment to the comparables, a range of $30.00 to $40.00 per square foot, gross, was revealed. Our adjustment for rent concessions considers the difference in the comparables for market standard workletters of $18.00 per square foot.

================================================================================

                                                            CUSHMAN &
                                                            WAKEFIELD(R)
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                                                     VALUATION ADVISORY SERVICES
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

                                                  Income Capitalization Approach
================================================================================

      The subject's retail contract rents average $37.15 per square foot, gross. On average, we believe the retail contract rents within the building are at market. The most recent lease within the property is for Salad Works and averages $31.00 per square foot.

Assumptions Regarding Existing and Proposed Leases

      Our analysis specifically assumes that all of the existing tenants will remain in the property and continue to pay rent under the terms of their leases. Information provided by management indicates that none of the tenants are currently in default. The tenant base appears to be stable and management has indicated that defaults are not anticipated.

      With regard to lease expirations, we have projected that 65 percent of all tenants will rollover (sign a new lease) and approximately 35 percent will turnover (allow their lease to expire and vacate the property) upon expiration of their primary lease term. This assumption is based in large part on management's projection of a near term 75 percent retention rate which is based on their knowledge and expertise in the subject CBD market; however, we do not believe that this level of retention can be achieved over a long term holding period.

      Typical office leases are three to five years in duration. We have assumed five year terms for all tenants. Vacancy between leases includes the period of actual downtime and the construction period to build-out tenant spaces. Consistent with our experience, we have assumed a five month vacancy between leases along with a one month construction period, resulting in a combined downtime of six months. Vacancy between leases is weighted for a renewal probability of 65 percent (35 percent vacate), resulting in an effective downtime of two months upon each lease expiration of a tenant.

Reimbursable Expenses (Escalations)

      Tenants are responsible for their pro-rata share of real estate taxes and operations when total expenses exceed those incurred during the first full year of their occupancy. The majority of current leases in the subject property include an operating expense escalation, which calculation may be summarized as follows:

        Billing Year Operating Expenses
        Less: Base Year Operating Expenses
        Equals: Increase in Operating Expenses
        Multiplied by: Tenant's Pro Rata Share

      We have assumed that future leases in the subject property will be on a full service basis. Tenants will be responsible for a real estate tax and operating expense increase over the base calendar year amount.

================================================================================

                                                            CUSHMAN &
                                                            WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                  Income Capitalization Approach
================================================================================

Vacancy and Collection Loss

      Our cash flow projection assumes a tenant vacancy of six months upon each lease expiration set against our probability of renewal estimated at 65 percent, in addition to a vacancy/global credit loss provision applied to the gross rental income. The vacancy/ global loss provision is applied to all tenants. Our estimated vacancy/global credit loss provision applied to the gross rental income is estimated at three percent throughout the holding period.

      There is only one vacant space within the property encompassing 700 square feet. In our analysis, we have assumed that vacant space will be expanded into by the adjacent tenant at the expiration of the current lease term.

      Based on the subject's weighted average downtime between leases, as well as the preceding absorption schedule for the subject property, the overall average occupancy rate of the subject property over the ten year holding period is 97 percent. Including our overall vacancy/global credit loss allowance estimated at 3.0 percent, the implied overall occupancy rate of the subject property over the ten year holding period is 94 percent, which is generally consistent with the actual historical occupancy levels of the subject property over the last three years.

Operating Expenses

      We have analyzed the reported operating expenses for 1994-1996 and budgeted expenses for 1997. We forecasted the property's operating expenses after reviewing operating expenses of similar buildings and after consulting local building managers and agents, including Cushman & Wakefield property management personnel, etc. We also examined industry norms as reported by the BOMA Experience Exchange Report published by the Building Owners and Managers Association International, a nationally recognized publication.

      On the facing page is the income and expense analysis for the property. The following analysis attempts to utilize the subject's historical operating expense data supported by the comparable expense data. The age and unique physical features of the subject warrant consideration of the subject's historical expenses in estimating market operating expenses.

      Following are the projected operating, recoverable and non-recoverable expenses we have used in our cash flow analysis. We have analyzed each item of expense individually and attempted to project what the typical informed investor would consider reasonable.

      The forecast of projected growth rates in all categories of expense reflect typical investor expectations as noted in the Cushman & Wakefield Investor Survey, which has been placed in the Addenda of this report. Except where noted, our projected growth rates for the various types of expense categories generally do not attempt to reflect growth rates for any individual year, but rather the long term trend over the period of analysis.

================================================================================

                                                            CUSHMAN &
                                                            WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                  Income Capitalization Approach
================================================================================

Total Operating Expenses

      As can be seen, historic operating expenses, exclusive of real estate taxes, at the subject property were $8.45 per square foot in 1995 and $8.39 per square foot in 1996. Current ownership budgets operating expenses at $7.54 per square foot for 1997. In our analysis of the subject property, the total operating expenses estimated for fiscal year 1998, exclusive of real estate taxes, are $969,079, or $7.85 per square foot of net rentable area. Our operating expenses estimated for the subject property are within the range of actual operating expenses of competing office buildings located in the Philadelphia CBD as presented below.

================================================================================
                             Primary Office Building
                               Operating Expenses
================================================================================
                             # of
  Name/Location      Age   Stories       NRA      Year Surveyed  Expenses/SF NRA
================================================================================
1900 Market Street  1980      8       458,432 sf      1996           $8.45
--------------------------------------------------------------------------------
2000 Market Street  1974     29       665,819 sf      1996           $6.66
--------------------------------------------------------------------------------
One Logan Square    1983     30       589,908 sf      1996           $6.08
--------------------------------------------------------------------------------
1700 Market Street  1969     32       840,908 sf      1996           $5.96
--------------------------------------------------------------------------------
1818 Market Street  1974     37       982,009 sf      1995           $7.61
================================================================================

      The five expense comparables reflect a range of $5.96 per square foot to $8.45 per square foot. The five comparables reflect a range near the BOMA average of $7.90 per square foot, inclusive of tenant electric costs. The subject property, at $7.85 per square foot, is bracketed by the expense comparables and considered reasonable. The following is a discussion and analysis of our projected operating expenses.

      Utilities - At the subject property, ownership is responsible for all energy costs including common area and tenant electricity, water and sewer charges. Historically, utilities have ranged from $2.06 to $2.41 per square foot. Current ownership forecasts $2.04 per square foot in their budget. For this analysis of the subject property, in consideration of recent energy management programs which include the installation of new lighting ballast, we project utilities at $2.28 per square foot in the initial year.

      Insurance - The history of the subject and the data available from our files indicate an extremely tight range for this expense item on a square foot basis. Therefore, we have stabilized the insurance expense at $0.20 per square foot for this analysis.

      Management Fee - This item of expense provides for professional management services like collections, supervision and the preparation of all budgets. Recent experience at the subject and its current pro forma provide for a management fee of $0.32 to $0.54 per square foot. Comparable expense data indicate management expenses from $.50 to $1.00 per square foot. Mindful of the experience at the subject, we project a management expense of $.54 per square foot in the initial year. This expense is equivalent to approximately 3.1 percent of effective gross income.

      Real Estate Taxes - A complete discussion of taxes is included elsewhere in this report. In the initial year of investment, (FY 1998), the real estate/special services district tax expense is estimated at $272,292 or $2.20 per square foot of rentable area.

================================================================================

                                                            CUSHMAN &
                                                            WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                  Income Capitalization Approach
================================================================================

      Janitorial - Historically, the cost of contract cleaning, window cleaning, trash removal and supplies at the subject property has ranged from $1.45 to $1.56 per square foot. Current ownership is budgeting $1.73 per square foot in the current year. At comparable office buildings, janitorial expense generally runs lower than the subject from $1.25 to $1.44 per square foot. However, it is noted that this category includes window cleaning and trash removal which are typically found within the maintenance classification. For this analysis, in consideration of the historical experience, we project janitorial expense to be $1.75 per square foot of office area at the subject in the initial year of the investment holding period.

      General Maintenance - This expense item includes direct maintenance labor, and other general maintenance items. At the subject, general maintenance expenses have been $.78 to $1.21 per square foot. Ownership now projects $1.19 per square foot in their budget. For this analysis, we have projected $1.20 per square foot in the initial year of investment.

      Outside Contracts - This expense item includes all service contracts for landscaping, HVAC and elevator maintenance. At the subject, contracts have been $.86 to $1.00 per square foot. Ownership now projects $1.08 per square foot in their budget. For this analysis, we have projected $1.07 per square foot in the initial year of investment.

      Administration - Included in this item are office expenses and payroll as well as certain recoverable professional fees and licenses. Over the past three years, administrative costs have also included insurance expense estimated at approximately $.20 per square foot. Reducing historical levels by this figure results in administration fees ranging from $.50 and $.71 per square foot. Current ownership is using $.50 in their budgets. At comparable properties, administrative charges vary widely depending on accounting practices. Here, we utilize $.51 per square foot in the initial year of the investment holding period.

      Non-Escalatable Expenses - We have projected $.30 per square foot of rentable area as an allowance for sundry expenses which invariably occur in the operation of a property such as the subject. These include advertising and promotion expenses, space planning and brochures. While necessary to operate the real estate from ownership's perspective, they do not directly benefit the tenants so that their costs are not typically passed on to them in expense reimbursements.

      Other Non-Operating Expenses - Other, non-operating expenses of the subject property are projected in this analysis from prevailing commission schedules, construction costs, and accepted practices. We have analyzed each item of capital expenditure in an attempt to project what the typical investor in a property like the subject would consider reasonable, based upon informed opinion and experience. The following is a discussion of the other, non-operating expenses incorporated into this analysis of the subject property.

================================================================================

                                                            CUSHMAN &
                                                            WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                  Income Capitalization Approach
================================================================================

      Tenant Alterations - Upon the expiration of a lease, it is our best estimate that there is a 65 percent probability of the existing tenant renewing their lease and a 35 percent probability that the existing tenant will vacate. The current cost to alter and re-decorate office space for a rollover tenant is estimated to be $8.00 per square foot while that to prepare space for a new turnover tenant is estimated to be $18.00 per square foot. On average, then, the weighted cost of tenant alterations is projected to be $10.45 per square foot in the initial year of the investment holding period. The following is a presentation of these computations.

      ==========================================================================
                              Tenant Improvements Costs
      ==========================================================================
       Event      Probability      X            Unit Cost    =     Weighted Cost
      ==========================================================================
       Rollover       65%          X           $ 8.00/SF     =      $ 5.20/SF
       Turnover       35%          X           $18.00/SF     =      $ 6.30/SF
      --------------------------------------------------------------------------
       Total         100%          Average Weighted Cost     =       $11.50/SF
      ==========================================================================

      Leasing Commissions - As discussed in the Market Analysis, the standard leasing commission for a new tenant in an office building like the subject ranges from four to six percent of the lease value payable in the initial year. A two percent commission is payable for rollover tenants. Upon the expiration of the existing lease term, identical turnover/rollover probabilities as described above are utilized in this computation. Thus, the weighted average leasing commission is computed to be 2.70 percent of base rent. The following is a presentation of these computations:

      ==========================================================================
                           Leasing Commission Expense
      ==========================================================================
      Event        Probability         X          Commission  =    Weighted Rate
      ==========================================================================
      Rollover          65%            X             2.0%     =        1.30%
      Turnover          35%            X             4.0%     =        1.40%
      --------------------------------------------------------------------------
      Total            100%           Average Weighted Rate   =        2.70%
      ==========================================================================

      Reserves - It is customary and prudent to set aside an amount annually for the replacement of short lived capital items such as roofs, lobby or mechanical equipment and ADA Compliance. In this analysis, we have projected an allowance for reserves of $.15 per square foot of rentable building area which is typical in the local market place for a property like the subject.

Other non-operating expenses are also forecasted to increase at an average annual rate of 3.5 percent over the investment holding period. This too is consistent with the Cushman & Wakefield Investor Survey. Again, our projected growth rates for the various types of expense categories generally do not attempt to reflect growth rates for any individual year, but rather the long term trend over the period of analysis.

================================================================================

                                                            CUSHMAN &
                                                            WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                  Income Capitalization Approach
================================================================================

Discounted Cash Flow Analysis

      In the discounted cash flow analysis, we employed the PRO-JECT+ plus software which allowed us to simulate the operating characteristics of the property and to make a variety of operating assumptions. We attempted to reflect the most likely investment assumptions of typical buyers and sellers in this particular market segment.

Discounted Cash Flow Assumptions

     We used the following figures and assumptions in the computer model.

      Years in Forecast:               11

      Holding Period:                  10

      Starting Date:                   July 1, 1997

      Market Rental Rate (Year 1)
              Storage:                 $8.00/SF
              Retail:
                 Market Street         $35.00/SF
                 18th Street           $32.00/SF
             Office:                   $17.75/SF

                                       For all leases, a 1.75%
                                       step-up in base rent is
                                       assumed in each year of
                                       the lease.

      Growth in Market Rental Rate:    3.5% per annum - Year 1
                                       5.0% per annum - Year 2
                                       7.0% per annum - Year 3
                                       5.0% per annum - Year 4
                                       3.5% per annum - Years 5-10

      Expense and Tax Pass-Throughs:   Gross leases - tenants pay pro-rata
                                       share of real estate tax and operating
                                       cost increases over a lease year base.

      Expense Growth Rate:             3.5% per annum

      Consumer Price Index:            3.5% per annum

      Free Rent - New Leases
             Major Tenants:            0 months
             Minor Tenants:            0 months

      Free Rent - Renewing Leases
             Major Tenants:            0 months
             Minor Tenants:            0 months

================================================================================

                                                            CUSHMAN &
                                                            WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                  Income Capitalization Approach
================================================================================

Lease Term (Typical):                          5 years

      Renewal Probability:                     65%

      Tenant Improvements - New Leases
             Major Tenants:                    $18.00/sf
             Minor Tenants:                    $18.00/sf
      Tenant Improvements - Renewing Leases
             Major Tenants:                    $ 8.00/sf
             Minor Tenants:                    $ 8.00/sf

      Leasing Commissions:                     4% of aggregate lease value.
                                               All payable in year 1 of the
                                               lease.

      Vacancy Between Leases:                  6 months (prior to renewal
                                               probability of 65%; effective
                                               vacancy is 2 months for all
                                               tenants.

      Credit Loss:                             3% (average; applies to all
                                               tenants).

      Reversion Year:                          2007 (11th fiscal year).

      Reversion Cap Rate:                      10.5% (applied to net operating
                                               income).

      Reversion Selling Expenses:              3% (includes brokerage, legal
                                               fees and estimated transfer
                                               taxes).

      Discount Rate (IRR):                     11.50% (see Discount Rate
                                               Analysis).

Cash Flow Projection

      On the following page is our 11 year cash flow projection which includes our ten year holding period and 11th year reversion. The cash flow reflects the results of the PRO-JECT+ plus projection.

================================================================================

                                                            CUSHMAN &
                                                            WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                               1760 Market Street

                             ANNUAL CASH FLOW REPORT
                         BEGINNING 7/1/97 FOR 11 YEARS

                     FY1998      FY1999      FY2000      FY2001      FY2002      FY2003      FY2004      FY2005      FY2006
INCOME

MINIMUM RENT:
GROSS RENTS         2,208,865   2,268,908   2,383,919   2,478,548   2,563,704   2,714,090   2,832,240   2,960,986   3,068,419
LESS LAG VACANCY      (42,882)    (40,214)   (103,534)   (112,518)    (59,050)    (98,636)    (51,270)   (130,371)    (94,820)
                   ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------
TOTAL MINIMUM RENT  2,165,983   2,228,694   2,280,385   2,366,030   2,504,654   2,615,454   2,780,970   2,830,615   2,973,599

RECOVERIES:
OPEX LESS TAXES        22,223      29,217      44,911      62,108      75,066      85,570     103,240     100,641     105,623
REAL ESTATE TAXES       4,494       6,250       9,367      13,929      19,559      21,653      26,083      26,673      28,127
                   ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------
TOTAL RECOVERIES       26,717      35,467      54,278      76,037      94,625     107,223     129,323     127,314     133,750
                   ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------

                   ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------
GROSS RENTAL
INCOME              2,192,700   2,264,161   2,334,663   2,442,067   2,599,279   2,722,677   2,910,293   2,957,929   3,107,349
VACANCY ALLOWANCE     (65,781)    (67,925)    (70,040)    (73,262)    (77,978)    (81,680)    (87,309)    (88,738)    (93,220)
                   ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------
TOTAL INCOME        2,126,919   2,196,236   2,264,623   2,368,805   2,521,301   2,640,997   2,822,984   2,869,191   3,014,129

EXPENSES

UTILITIES             281,339     291,186     301,377     311,925     322,843     334,142     345,837     357,942    370,469
INSURANCE              24,929      25,801      26,704      27,639      28,606      29,608      30,644      31,716      32,826
MANAGEMENT FEE         67,155      69,505      71,938      74,456      77,062      79,759      82,551      85,440      88,430
REAL ESTATE TAXES     272,292     281,822     291,686     301,895     312,462     323,398     334,717     346,432     358,557
CLEANING              216,347     223,919     231,756     239,868     248,263     256,952     265,946     275,254     284,888
MAINTENANCE           148,580     153,781     159,163     164,734     170,499     176,467     182,643     189,036     195,652
OUTSIDE CONTRACTS     132,275     136,905     141,696     146,656     151,789     157,101     162,600     168,291     174,181
ADMINISTRATIVE         62,841      65,040      67,317      69,673      72,111      74,635      77,247      79,951      82,749
OTHER                  35,613      36,859      38,149      39,484      40,866      42,296      43,777      45,309      46,895
                   ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------
TOTAL EXPENSES      1,241,371   1,284,818   1,329,786   1,376,330   1,424,501   1,474,358   1,525,962   1,579,371   1,634,647
                   ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------

NET OPERATING
  INCOME              885,548     911,418     934,837     992,475   1,096,800   1,166,639   1,297,022   1,289,820   1,379,482

ALTERATIONS           167,372     153,064     411,759     253,569     297,226     409,470     121,319     516,471     268,585
COMMISSIONS            44,407      33,723      92,534      58,530      68,682     105,159      28,035     119,344      62,064
RESERVES               18,530      19,179      19,850      20,545      21,264      22,008      22,779      23,576      24,401
                   ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------
CASH FLOW             655,239     705,452     410,694     659,831     709,628     630,002   1,124,889     630,429   1,024,432


                     FY2007      FY2008
INCOME

MINIMUM RENT:
GROSS RENTS         3,184,232   3,299,880
LESS LAG VACANCY     (100,138)   (148,481)
                   ----------  ----------
TOTAL MINIMUM RENT  3,084,094   3,151,399

RECOVERIES:
OPEX LESS TAXES        94,310      93,460
REAL ESTATE TAXES      26,615      27,262
                   ----------  ----------
TOTAL RECOVERIES      120,925     120,722
                   ----------  ----------

GROSS RENTAL
INCOME              3,205,019   3,272,121
VACANCY ALLOWANCE     (96,150)    (98,164)
                   ----------  ----------
TOTAL INCOME        3,108,869   3,173,957

EXPENSES

UTILITIES             383,436     396,856
INSURANCE              33,975      35,164
MANAGEMENT FEE         91,525      94,729
REAL ESTATE TAXES     371,106     384,095
CLEANING              294,859     305,179
MAINTENANCE           202,500     209,587
OUTSIDE CONTRACTS     180,277     186,587
ADMINISTRATIVE         85,646      88,643
OTHER                  48,536      50,235
                   ----------  ----------
TOTAL EXPENSES      1,691,860   1,751,075
                   ----------  ----------

NET OPERATING
  INCOME            1,417,009   1,422,882

ALTERATIONS           463,728     514,368
COMMISSIONS           111,159     131,375
RESERVES               25,255      26,139
                   ----------  ----------
CASH FLOW             816,867     751,000

                                                  INCOME CAPITALIZATION APPROACH
================================================================================

Terminal Capitalization Rate Selection

      A terminal capitalization rate was used to estimate the market value of the property at the end of the assumed investment holding period. We estimated an appropriate terminal rate based on indicated rates in today's market.

         =========================================================
                     Summary of Capitalization Rates
         =========================================================
         Sale No.           Address            Capitalization Rate
         =========================================================
            1           2000 Market Street            6.40%
         ---------------------------------------------------------
            2           One Logan Square               N/A
         ---------------------------------------------------------
            3           1818 Market Street            8.50%
         ---------------------------------------------------------
            4           Two Logan Square              12.60%
         ---------------------------------------------------------
            5           1601 Market Street            9.86%
         =========================================================
         Terminal Capitalization Rate Selected        10.50%
         =========================================================

      A slight premium was added to today's rate to allow for the risk of unforeseen events or trends which might affect our estimate of net operating income during the holding period, including a possible deterioration in market conditions for the property. Investors typically add 25 to 50 basis points to the "going-in" rate to arrive at a terminal capitalization rate, according to Cushman & Wakefield's periodic investor surveys. More recently however, our experience indicates minimal difference between the two rates.

      Discount Rate Analysis

      We estimated future cash flows, including property value at reversion, and discounted that income stream at an internal rate of return (yield rates) currently required by investors for similar-quality real property. The yield rate (internal rate of return or IRR) is the single rate that discounts all future equity benefits (cash flows and equity reversion) to an estimate of net present value.

      Cushman & Wakefield Valuation Advisory Services periodically surveys national real estate investors to determine their investment objectives. Following is a brief review of internal rates of return, overall rates, and income and expense growth rates considered acceptable by respondents.

      =================================================================
                           AUTUMN 1996 INVESTOR SURVEY
                       FOR URBAN CLASS A OFFICE BUILDINGS
      =================================================================
                    GOING-IN            TERMINAL            IRR
      -----------------------------------------------------------------
                  Low      High      Low        High    Low      High
      =================================================================
      Mean        9.20%    9.60%     9.20%     9.70%   11.70%    12.0%
      -----------------------------------------------------------------
      Range       8.00%    13.0%     8.00%     11.0%   10.0%     15.0%
      =================================================================

      This table summarizes the investment parameters of some of the most prominent investors currently acquiring good quality urban Class A properties in the United States. The entire survey is included in the Addenda to this report.

================================================================================

                                                            CUSHMAN &
                                                            WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                  Income Capitalization Approach
================================================================================

      The wide range of investment parameters indicates that property risk and yield are assessed to a particular investment property based on a variety of variables. Risk is the primary determinant, and the risk variables include whether current contract rents are significantly above or below current market rents; the amount and timing of tenant roll-overs; the risk to lease-up the property and the strength of the market during the lease-up period; the durability of the cash flow, and its ability to increase with inflation along with the creditworthiness of the existing tenancy; investor demand for the property type; the diversification of the metropolitan area; the property's location within the local market and the supply and demand for the property type within the market; and the effective age of the property.

      The investors' internal rates of return cited above range from 10.5 to 15 percent. Considering the locational attributes, physical traits and leasing structure of the subject property, we believe a discount rate ranging from 11.0 to 12.0 percent would be appropriate for the subject property in light of the investment criteria presented here. Thus, we have discounted the projected future pre-tax cash flows to be received by an investor in the subject property to a present value so as to yield 11.0 percent to 12.0 percent on capital at 25 basis point intervals over the holding period. This discounting process is summarized as follows:

      ====================================================================
                                Investment Summary
      ====================================================================
      Discount Rate    Present Worth         Overall Rate        Unit Rate
      ====================================================================
          11.00%         $8,789,000             10.08%            $71.15
      --------------------------------------------------------------------
          11.25%         $8,639,000             10.25%            $69.93
      --------------------------------------------------------------------
          11.50%         $8,493,000             10.43%            $68.75
      --------------------------------------------------------------------
          11.75%         $8,349,000             10.61%            $67.58
      --------------------------------------------------------------------
          12.00%         $8,209,000             10.79%            $66.45
      ====================================================================

      The internal rate of return and terminal capitalization rate selected for this analysis were strongly influenced by our recent Investor Survey. We realize that this type of survey reflects target rather than transactional rates. Transactional rates are usually difficult to obtain in the verification process and are actually only target rates of the buyer at the time of sale. The property's performance will ultimately determine the actual yield and capitalization rate at the time of sale after a specific holding period. We have found that, in improving markets or with above average properties, demand will be high and transactional rates may be lower than target rates that are quoted in surveys. We have tried to recognize this factor in our choice of these two rates for our cash flow model.

      In our opinion, the discounted cash flow method is the more appropriate capitalization technique as the subject property consists of a complex investment property occupied by a number of tenants at differing rental rates for varying lease durations. Direct capitalization does not adequately account for the subtleties of all those variables.

================================================================================

                                                            CUSHMAN &
                                                            WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                  Income Capitalization Approach
================================================================================

Reconciliation Within Income Capitalization Approach


      Value Indicated by Discounted Cash Flow Analysis: $8,500,000

      The "going in" capitalization rate indicated in the discounted cash flow analysis is 10.42 percent, This is in line with going-in capitalization rates indicated by the sales and the most recent Investor Survey.

Analysis and Conclusion

      Value Indicated by Income Capitalization Approach: $8,500,000

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                         RECONCILIATION AND FINAL VALUE ESTIMATE
================================================================================

      We have considered all of the traditional approaches to estimating market value of commercial real estate in our analysis. Two of the three traditional approaches were utilized, indicating the following values for the subject property:

               Sales Comparison Approach                         $8,600,000

               Income Capitalization Approach                    $8,500,000

      The three traditional methods of estimating the market value of commercial real estate are not mutually exclusive approaches to deriving an estimate of most probable selling price, but are inter-dependent methodologies, each relying on components from at least one of the other approaches. Hence, the Cost Approach requires extensive market data to derive estimates of depreciation and to determine the value of land as if vacant. This approach may also require income data in order to make adjustments for functional and economic obsolescence. The Sales Comparison Approach requires application of methods from the Income Capitalization Approach in order to make adjustments for differences in income that have influenced the sale price. Consideration of market data is also required for the Income Capitalization Approach in the selection and application of equity, capitalization and discount rates, and estimation of income and expenses. Consequently, it is our opinion that purchasers and sellers, at least intuitively, consider components of all three approaches in the process of negotiating an acceptable price for a particular property.

      It is the Income Capitalization Approach, however, that is logically considered the most appropriate technique for estimating the value of income-producing property. Not only does this approach represent the most direct and accurate simulation of market behavior, it is the method explicitly employed by buyers and sellers in acquisition and disposition decisions. Therefore, following the implied dictum of the market, we have used an approach based primarily on projected income as the foundation for our valuation of the subject property.

      There are several additional reasons why the Sales Comparison Approach does not form the basis of our value estimate for the subject property. The quantity and quality of market information inhibits the use of the Sales Comparison Approach. Inadequacy of information regarding gross and net income, lease details and expenses of comparable sales often deters accurate and relevant adjustments of unit price indicators. Comparison at a dollar per square foot level precludes the analysis of those key factors which form the basis for projections on which the purchase decision was made.

      In light of the above, we are of the opinion that the market value of the leased fee estate in the property, as of July 1, 1997, was:

                   EIGHT MILLION FIVE HUNDRED THOUSAND DOLLARS
                                   $8,500,000

================================================================================

                                                            CUSHMAN &
                                                            WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                             ASSUMPTIONS AND LIMITING CONDITIONS
================================================================================

"Appraisal" means the appraisal report and opinion of value stated therein; or the letter opinion of value, to which these Assumptions and Limiting Conditions are annexed.

"Property" means the subject of the Appraisal.

"C&W" means Cushman & Wakefield, Inc. or its subsidiary which issued the Appraisal.

"Appraiser(s)" means the employee(s) of C&W who prepared and signed the Appraisal.

This appraisal is made subject to the following assumptions and limiting conditions;

1. No opinion is intended to be expressed and no responsibility is assumed for the legal description or for any matters which are legal in nature or require legal expertise or specialized knowledge beyond that of a real estate appraiser. Title to the Property is assumed to be good and marketable and the Property is assumed to be free and clear of all liens unless otherwise stated. No survey of the Property was undertaken.

2. The information contained in the Appraisal or upon which the Appraisal is based has been gathered from sources the Appraiser assumes to be reliable and accurate. Some of such information may have been provided by the owner of the Property. Neither the Appraiser nor C&W shall be responsible for the accuracy or completeness of such information, including the correctness of estimates, opinions, dimensions, sketches, exhibits and factual matters.

3. The opinion of value is only as of the date stated in the Appraisal. Changes since that date in external and market factors or in the Property itself can significantly affect property value.

4. The Appraisal is to be used in whole and not in part. No part of the Appraisal shall be used in conjunction with any other appraisal. Publication of the Appraisal or any portion thereof without the prior written consent of C&W is prohibited. Except as may be otherwise stated in the letter of engagement, the Appraisal may not be used by any person other than the party to whom it is addressed or for purposes other than that for which it was prepared. No part of the Appraisal shall be conveyed to the public through advertising, or used in any sales or promotional material without C&W`s prior written consent. Reference to the Appraisal Institute or to the MAI designation is prohibited.

5. Except as may be otherwise stated in the letter of engagement, the Appraiser shall not be required to give testimony in any court or administrative proceeding relating to the Property or the Appraisal.

================================================================================

                                                            CUSHMAN &
                                                            WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                             Assumptions and Limiting Conditions
================================================================================

6. The Appraisal assumes (a) responsible ownership and competent management of the Property; (b) there are no hidden or unapparent conditions of the Property, subsoil or structures that render the Property more or less valuable (no responsibility is assumed for such conditions or for arranging for engineering studies that may be required to discover them);
      (c) full compliance with all applicable federal, state and local zoning and environmental regulations and laws, unless noncompliance is stated, defined and considered in the Appraisal; and (d) all required licenses, certificates of occupancy and other governmental consents have been or can be obtained and renewed for any use on which the value estimate contained in the Appraisal is based.

7. The physical condition of the improvements considered by the Appraisal is based on visual inspection by the Appraiser or other person identified in the Appraisal. C&W assumes no responsibility for the soundness of structural members nor for the condition of mechanical equipment, plumbing or electrical components.

8. The forecasted potential gross income referred to in the Appraisal may be based on lease summaries provided by the owner or third parties. The Appraiser has not reviewed lease documents and assumes no responsibility for the authenticity or completeness of lease information provided by others. C&W recommends that legal advice be obtained regarding the interpretation of lease provisions and the contractual rights of parties.

9. The forecasts of income and expenses are not predictions of the future. Rather, they are the Appraiser's best estimates of current market thinking on future income and expenses. The Appraiser and C&W make no warranty or representation that these forecasts will materialize. The real estate market is constantly fluctuating and changing. It is not the Appraiser's task to predict or in any way warrant the conditions of a future real estate market; the Appraiser can only reflect what the investment community, as of the date of the Appraisal, envisages for the future in terms of rental rates, expenses, supply and demand.

10. Unless otherwise stated in the Appraisal, the existence of potentially hazardous or toxic materials which may have been used in the construction or maintenance of the improvements or may be located at or about the Property was not considered in arriving at the opinion of value. These materials (such as formaldehyde foam insulation, asbestos insulation and other potentially hazardous materials) may adversely affect the value of the Property. The Appraisers are not qualified to detect such substances. C&W recommends that an environmental expert be employed to determine the impact of these matters on the opinion of value.

      Unless otherwise stated in the Appraisal, compliance with the requirements of the Americans With Disabilities Act of 1990 (ADA) has not been considered in arriving at the opinion of value. Failure to comply with the requirements of the ADA may adversely affect the value of the property. C&W recommends that an expert in this field be employed.

================================================================================

                                                            CUSHMAN &
                                                            WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                      CERTIFICATION OF APPRAISAL
================================================================================

      We certify that, to the best of our knowledge and belief:

1. John J. Lynch, MAI inspected the property, and John B. Rush, MAI, Manager, Valuation Advisory Services, has reviewed and approved the report but did not inspect the property.

2.    The statements of fact contained in this report are true and correct.

3. The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions, and are our personal, unbiased professional analyses, opinions, and conclusions.

4. We have no present or prospective interest in the property that is the subject of this report, and we have no personal interest or bias with respect to the parties involved.

5. Our compensation is not contingent upon the reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value estimate, the attainment of a stipulated result, or the occurrence of a subsequent event. The appraisal assignment was not based on a requested minimum valuation, a specific valuation or the approval of a loan.

6. No one provided significant professional assistance to the persons signing this report.

7. Our analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation and the Code of Professional Ethics and the Standards of Professional Appraisal Practice of the Appraisal Institute.

8. The use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives.

9. As of the date of this report, John J. Lynch, MAI and John B. Rush, MAI have completed the requirements of the continuing education program of the Appraisal Institute.

      -----------------------------------------------
      John J. Lynch, MAI
      State Certified Appraiser No. GA-00485-L

      -----------------------------------------------
      John B. Rush, MAI
      State Certified Appraiser No. GA-000331-L
      Reviewed and Approved

================================================================================

                                                            CUSHMAN &
                                                            WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                                         ADDENDA
================================================================================

                                    RENT ROLL

                                 INVESTOR SURVEY

                                 IMPROVED SALES

                           APPRAISERS' QUALIFICATIONS
================================================================================

                                                            OFFICE BUILDING SALE
================================================================================

     I-1                                         Sale

     Building Name:                              2000 Market Street

     Location:                                   2000-24 Market Street
                                                 S/W/C 20th & Market Streets
                                                 Philadelphia, PA

     Grantor:                                    Metropolitan Life Insurance
                                                 Company

     Grantee:                                    The Rubenstein Company

     Date of Sale:                               07/02/97

     Recording Data:                             Not Yet Recorded

     Physical Description:

      Land Area:                                 40,864 Square Feet
      Net Rentable Area:                         665,819 Square Feet
      Year Built:                                1972
      Occupancy at Sale:                         89 %
      Parking:                                   Not Available
      Quality:                                   Average
      Construction:                              Structural steel & glass
      Zoning:                                    C-5; Commercial
      Stories:                                   29

     Sale Price:                                 $52,700,000

     Terms of Sale:                              Cash and market oriented debt
                                                 from CoreStates Bank.

     Economic Indicators:
      Effective Gross Income:                    $9,706,000    Estimate
      Less: Operating Expenses:                  $6,150,000    Estimate
      Net Operating Income:                      $3,556,000    Estimate

     Appraisal Indicators:
      Overall Rate (OAR):                        6.75%

     Sale Price/Square Foot (RSF):               $79.15

     COMMENTS:
          2000 Market Street is a 29 story office tower situated at the southwest corner of 20th and Market Streets at the

                                                            OFFICE BUILDING SALE
================================================================================

     I-1 Continued

      western periphery of the West Market Street office corridor. The building was constructed in 1979 and continually upgraded since 1984, including a new HVAC system installed in 1993-97. The building features approximately 648,838 square feet of office area, 6,147 square feet of lobby retail area, and 10,834 square feet of storage space.

            The property featured four major tenants which occupy over 65% of the building including Elf Atochem (258,000 sf) Fox, Rothchild (91,200 sf), Board of Pensions for the Presbyterian Church (77,000 sf) and the Philadelphia Stock Exchange (33,750 sf). Over the next seven years, only 9% of the rentable area expires, indicating the stability of the income stream. However, the Board of Pensions was provided with free rent periods which do not "burn off" completely until 2000.

      Confirmation Data:

       By:                                        BUYER
       With:                                      David Rubenstein

                                                            OFFICE BUILDING SALE
================================================================================

      I-2                                       Sale

      Building Name:                            One Logan Square

      Location:                                 130 North 18th Street
                                                N/W/C 18th & Cherry Streets
                                                Philadelphia, PA

      Parcel Number:                            88-03-0615-05

      Grantor:                                  Circle Associates
                                                (Aetna/JMB)

      Grantee:                                  Blackstone Real Estate
                                                Advisors/Rubenstein Company

      Date of Sale:                             01/31/97

      Recording Data:                           Not Yet Recorded

      Physical Description:

       Land Area:                               33,098 Square Feet
       Gross Building Area:                     736,000 Square Feet
       Net Rentable Area:                       589,508 Square Feet
       Year Built:                              1983
       Occupancy at Sale:                       64 %
       Parking:                                 Adjacent 642 space garage
       Quality:                                 Good
       Construction:                            Structural steel & granite
       Zoning:                                  C-5; Commercial
       Stories:                                 30

      Sale Price:                               $34,000,000

      Terms of Sale:                            Cash & market oriented debt
                                                 provided by Helaba Bank.

      Economic Indicators:
       Effective Gross Income:                  $8,467,000            Estimate
       Less: Operating Expenses:                $4,670,000            Estimate
       Net Operating Income:                    $3,797,600            Estimate

      Appraisal Indicators:
       Overall Rate (OAR):                      11.2%

      Sale Price/Square Foot (GSF):             $46.20

      Sale Price/Square Foot (RSF):             $57.68

                                                            OFFICE BUILDING SALE
================================================================================

      I-2 Continued

      COMMENTS:

            One Logan Square is a 30 story office tower situated at the northwest corner of 18th and Cherry Streets, just north of the West Market Street office corridor. The building was constructed in 1983 and in good physical condition at the time of sale, but required approximately $3.8 million in base building capital expenditures.

            Although the property was only 64% occupied at the time of sale, the largest tenant (Morgan, Lewis & Bockius), had provided notice of termination by August of 1998. A $2,000,000 payment was due MLB at that time as part of the original lease negotiation.

            Prior to the transaction, leases were negotiated with the law firm of Drinker, Biddle & Reath to occupy 144,600 square feet of the MLB space and Blank, Rome to occupy 160,856 square feet within the lower floors. Approximately $16,927,000 in tenant improvements and leasing commissions were to be funded by the purchaser. Thus, total acquisition costs are estimated at $52,927,000 for the property, or $89.78. This total cost excludes the anticipated $3.8 million in base building costs.

            This transaction was a result of a sealed bid sale as part of a pre-packaged plan of reorganization of One Logan Square. The total acquisition price was reported to be $115,000,000, with $34,000,000 internally allocated to the One Logan Square office building. The other components of the complex consist of the Four Seasons Hotel and the Logan Square parking facility.

      Confirmation Data:

        By:                                          BUYER
        With:                                        David Rubenstein

                                                            OFFICE BUILDING SALE
================================================================================

      I-3                                       Sale

      Building Name:                            1818 Market Street

      Location:                                 SEC 19th & Market Street
                                                Philadelphia, PA

      Grantor:                                  Heitman PA

      Grantee:                                  Confidential

      Date of Sale:                             12/01/96

      Physical Description:

        Land Area:                              42,669 Square Feet
        Gross Building Area:                    1,243,374 Square Feet
        Net Rentable Area:                      982,009 Square Feet
        Year Built:                             1974
        Occupancy at Sale:                      82 %
        Parking:                                385 Spaces
        Quality:                                Good
        Construction:                           Masonry & Steel
        Zoning:                                 C-5;Commercial
        Stories:                                37

      Sale Price:                               $79,400,000

      Terms of Sale:                            cash to seller

      Economic Indicators:
        Gross Annual Income:                    $18,163,000   Seller's Proforma
        Less: Vacancy:                          $482,000      Seller's Proforma
        Effective Gross Income:                 $17,681,000   Seller's Proforma
        Less: Operating Expenses:               $9,428,000    Seller's Proforma
        Net Operating Income:                   $8,253,000    Seller's Proforma

      Appraisal Indicators:
        Gross Income Multiplier:                4.37
        Effective Gross Inc. Mult.:             4.49
        Overall Rate (OAR):                     10.41%

      Sale Price/Square Foot (GSF):             $63.86

      Sale Price/Square Foot (RSF):             $80.85

      COMMENTS:
            1818 Market Street is a 37 story office tower situated

                                                            OFFICE BUILDING SALE
================================================================================

      I-3 Continued

      at the southeast corner of 19th and Market Streets in the West Market Street office corridor. The facility was constructed in 1974 and was substantially renovated in 1990-1991. Major tenants include Day & Zimmerman, Delaware Management and the law firm LaBrum & Doak.

            The building is currently 82% occupied as a result of the relocation of two major tenants, Colonial Penn Insurance and Merrill Lynch.

            The property received several bonafide offers from both foreign and domestic investors and, in the final analysis, the purchase price was bid up close to the offering price of $80,000,000.

      Confirmation Data:

        By:                                        BROKER
        With:                                      Robert Fahey
        Phone:                                     (215)963-4000

                                                            OFFICE BUILDING SALE
================================================================================

       I-4                                       SALE

       Building Name:                            Two Logan Square

       Location:                                 100 North Eighteenth Street
                                                 Philadelphia, PA

       Grantor:                                  Two Logan Square Associates
                                                 (JMB Realty)

       Grantee:                                  Blackstone R.E. Advisors &
                                                 The Rubenstein Company

       Date of Sale:                             06/01/96

       Physical Description:

         Land Area:                              38,015 Square Feet
         Gross Building Area:                    803,000 Square Feet
         Net Rentable Area:                      694,266 Square Feet
         Year Built:                             1988
         Occupancy at Sale:                      92 %
         Parking:                                None
         Quality:                                Excellent
         Construction:                           Masonry & Steel
         Zoning:                                 C-4
         Stories:                                34

       Sale Price:                               $79,000,000

       Terms of Sale:                            See comments

       Economic Indicators:

         Gross Annual Income:                    $17,161,986    Buyer's Proforma
         Less: Vacancy:                          $566,741       Buyer's Proforma
         Effective Gross Income:                 $16,595,245    Buyer's Proforma
         Less: Operating Expenses:               $6,512,266     Buyer's Proforma
         Net Operating Income:                   $10,082,979    Buyer's Proforma

         Appraisal Indicators:
           Gross Income Multiplier:              4.60
           Effective Gross Inc. Mult.:           4.76
           Overall Rate (OAR):                   12.76%

         Sale Price/Square Foot (GSF):           $98.38

         Sale Price/Square Foot (RSF):           $113.79

                                                            OFFICE BUILDING SALE
================================================================================

      I-4 Continued
      COMMENTS:

      Two Logan Square is a 34 story office tower situated at the northwest corner of 18th and Arch Streets, just north of the West Market Street office corridor. The building was constructed in 1988 and in excellent physical condition. The grantee, Blackstone Real Estate Advisors and The Rubenstein Company, were the successful bidders on the purchase of a $142,405,449 loan secured by a 1st and 2nd mortgage on the property. The Loan was owned by a bank group led by Chemical Bank. Other participants in the bank group were the Toronto Dominion Bank, the National Bank of Detroit, Bank of America and Chuo Trust. The bank group agreed to sell the loan for $79,000,000, plus undisclosed closing costs. Financing of $55,000,000 was provided by Credit Lyonnais.

      This transaction represents a note sale wherein the original ownership entity remained in place but with the JMB interest diluted to limited partner status. The extent of the status was undisclosed, although termed "material". Blackstone/Rubenstein have gained majority controlling interest. Reportedly, Rubenstein contributed the equity, while Blackstone recapitalized the debt and acquired the secondary mortgages.

      Confirmation Data:

        By:                                         BUYER

                                                            OFFICE BUILDING SALE
================================================================================

       I-5                                       Sale

       Building Name:                            1601 Market Street

       Location:                                 NWC 16th & Market Streets
                                                 Philadelphia, PA

       Grantor:                                  Prudential Insurance

       Grantee:                                  ZML-1601 Market Street LP, LLC
                                                 (Zell/Merrill Lynch)

       Date of Sale:                             01/16/96

       Physical Description:

         Land Area:                              33,885 Square Feet
         Gross Building Area:                    787,000 Square Feet
         Net Rentable Area:                      681,289 Square Feet
         Year Built:                             1969
         Occupancy at Sale:                      88 %
         Parking:                                None
         Quality:                                Good
         Construction:                           Steel w/ Limestone & Glass
         Zoning:                                 C-5
         Stories:                                36

       Sale Price:                               $34,900,000

       Terms of Sale:                            All cash

       Economic Indicators:
         Effective Gross Income:                 $9,339,276    Buyer's Proforma
         Less: Operating Expenses:               $5,897,078    Buyer's Proforma
         Net Operating Income:                   $3,442,198    Buyer's Proforma

       Appraisal Indicators:
         Overall Rate (OAR):                     9.86%

         Sale Price/Square Foot (GSF):           $44.35

         Sale Price/Square Foot (RSF):           $51.23

       COMMENTS:
            1601 Market Street is a 36 story office tower situated at the northwest corner of 17th and Market Streets at the core of the West Market Street office corridor. The facility was constructed in 1969 and serves as the regional

                                                            OFFICE BUILDING SALE
================================================================================

      I-5 Continued

      headquarters for Arthur Andersen. Other major tenants include the GSA, BDO Seidman, Dechert, Price & Rhoads, and Schwartz, Campbell & Detweiler. The buildings value was negatively impacted by the GSA leases which are structured with a rental reduction after the 5th year of the lease. In addition, the purchaser paid all of the realty transfer tax of $1.42 million and assumed free rent and tenant improvement obligations for Arthur Andersen.

      Confirmation Data:

        Date:                                     01/16/95
        By:                                       BROKER
        With:                                     RF

--------------------------------------------------------------------------------
CUSHMAN & WAKEFIELD VALUATION ADVISORY SERVICES NATIONAL INVESTOR SURVEY
                                                                   - AUTUMN 1996
--------------------------------------------------------------------------------

                                   CAPITALIZATION RATES             INTERNAL                 GROWTH RATES         TYPICAL PROJECTION
                                GOING-IN          TERMINAL       RATE OF RETURN        INCOME           EXPENSES      PERIOD (YEARS)
                          ----------------------------------------------------------------------------------------------------------
                              LOW     HIGH      LOW     HIGH      LOW     HIGH      LOW      HIGH     LOW      HIGH    LOW    HIGH
                          ----------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
CLASS A - LEASED ASSET                                                                                   OFFICE MARKET - URBAN/CBD
------------------------------------------------------------------------------------------------------------------------------------

                              9.5%    10.0%    10.0%    10.0%    11.5%    11.5%     3.0%     3.0%     3.0%     4.0%    10.0   10.0
                              9.5%    10.0%    10.0%    10.5%    15.0%    15.0%     4.0%     4.0%     4.0%     4.0%     5.0    7.0
                              8.0%     9.0%     8.5%     8.5%    11.0%    12.0%     4.0%     4.0%     4.0%     4.0%    10.0   10.0
                             13.0%    13.0%      --       --     14.0%    14.0%     5.0%     5.0%     3.0%     3.0%     5.0    7.0
                              8.0%     8.0%     8.5%     8.5%    10.5%    10.5%     0.0%     8.0%     3.0%     5.0%    10.0   10.0
                              9.3%     9.3%    10.3%    10.3%    11.5%    11.5%     3.8%     4.0%     4.3%     4.3%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              8.0%     9.0%     8.5%     9.0%    10.5%    11.5%     3.0%     3.5%     3.0%     3.5%    10.0   10.0
                             10.0%    10.0%    10.0%    10.0%    12.5%    12.5%     3.0%     3.0%     3.0%     3.0%    10.0   10.0
                              9.0%     9.0%     9.0%    10.0%    11.0%    11.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
                              8.0%     9.0%     8.0%     9.0%    10.0%    12.0%     4.0%     4.0%     4.0%     4.0%     5.0   10.0

Responses                      11       11       10       10       11       11       11       11       11       11       11     11
Average (%)                   9.2%     9.6%     9.2%     9.7%    11.7%    12.0%     3.3%     4.2%     3.4%     3.9%     8.5    9.5

------------------------------------------------------------------------------------------------------------------------------------
CLASS B - LEASED ASSET
------------------------------------------------------------------------------------------------------------------------------------

                             10.0%    10.0%     9.0%     9.5%    11.0%    12.0%     4.0%     4.0%     4.0%     4.0%    10.0   10.0
                              9.5%     9.5%    10.0%    10.0%    12.0%    12.0%     0.0%     8.0%     3.0%     5.0%    10.0   10.0
                              9.5%     9.5%    10.5%    10.5%    11.5%    11.5%     3.8%     4.0%     4.3%     4.3%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              9.5%    10.0%    10.0%    11.0%    12.0%    12.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
                             15.0%    15.0%      --       --     20.0%    20.0%     5.0%     5.0%     3.0%     3.0%     5.0    7.0
                              9.0%    10.0%      --       --       --       --       --       --       --       --       --     --
                              9.0%    10.0%     9.0%    10.0%    12.0%    13.0%     4.0%     4.0%     4.0%     4.0%     5.0   10.0
Responses                       8        8        6        6        7        7        7        7        7        7        7      7
Average (%)                  10.0%    10.4%     9.7%    10.3%    12.8%    13.1%     3.3%     4.7%     3.5%     4.0%     8.3    9.7

------------------------------------------------------------------------------------------------------------------------------------
CLASS A - VALUE ADDED
------------------------------------------------------------------------------------------------------------------------------------

                              8.0%     9.0%     9.5%    10.0%    15.0%    15.0%     4.0%     4.0%     4.0%     4.0%     5.0    7.0
                              8.0%    10.0%     8.5%     9.0%    11.0%    12.0%     4.0%     4.0%     4.0%     4.0     10.0   10.0
                             10.0%    10.0%    10.0%    10.0%    13.0%    13.0%     0.0%     8.0%     3.0%     5.0%    10.0   10.0
                             10.0%    11.0%    10.0%    11.0%    16.0%    20.0%     4.0%     4.0%     3.0%     3.0%     5.0    5.0
                              9.5%     9.5%    10.5%    10.5%    11.5%    11.5%     3.8%     4.0%     4.3%     4.3%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                             12.0%    12.0%      --       --     13.0%    13.0%     5.0%     5.0%     3.0%     3.0%     5.0    7.0
                              9.0%     9.0%     9.0%    10.0%    13.0%    13.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
                               --       --       --       --     12.0%    13.0%     4.0%     4.0%     4.0%     4.0      5.0   10.0
Responses                     8       8         7        7        9        9        9        9        9        9        9      9
Average (%)                   9.4%    10.0%     9.6%    10.2%    12.8%    13.5%     3.5%     4.6%     3.5%     3.9%     7.6    8.9

------------------------------------------------------------------------------------------------------------------------------------
CLASS B - VALUE ADDED
------------------------------------------------------------------------------------------------------------------------------------

                             12.0%    12.0%    12.0%    12.0%    15.0%    15.0%     0.0%     8.0%     3.0%     5.0%    10.0   10.0
                             10.0%    11.0%    10.0%    11.0%    16.0%    20.0%     4.0%     4.0%     3.0%     3.0%     5.0    5.0
                              9.8%     9.8%    10.8%    10.8%    11.5%    11.5%     3.8%     4.0%     4.3%     4.3%    10.0   10.0
                             14.0%    14.0%      --       --     20.0%    20.0%     5.0%     5.0%     3.0%     3.0%     5.0    7.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                             10.0%    10.0%    10.0%    11.0%    14.0%    14.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0

Responses                     6        6        5        5        6        6        6        6        6        6        6      6
Average (%)                  10.7%    11.0%    10.5%    11.2%    14.6%    15.3%     3.2%     4.6%     3.3%     3.9%     8.0    8.8

                            --------------------------------------------------------------------------------------------------------
Total Responses              33       33       28       28       33       33       33       33       33       33       33     33
Weighted Average (%)          9.8%    10.3%     9.7%    10.3%    13.0%    13.5%     3.3%     4.6%     3.4%     3.9%     8.1    9.2
                            --------------------------------------------------------------------------------------------------------

      "Leased Asset" refers to predominantly "passive" investments involving substantially leased Properties

      "Value Added" denotes properties which require more active management due to leasing issues and/or additional capital investment for physical issues


8 REAL ESTATE OUTLOOK

--------------------------------------------------------------------------------
CUSHMAN & WAKEFIELD VALUATION ADVISORY SERVICES NATIONAL INVESTOR SURVEY
                                                                   - AUTUMN 1996
--------------------------------------------------------------------------------

                                   CAPITALIZATION RATES             INTERNAL                 GROWTH RATES         TYPICAL PROJECTION
                                GOING-IN          TERMINAL       RATE OF RETURN        INCOME           EXPENSES      PERIOD (YEARS)
                          ----------------------------------------------------------------------------------------------------------
                              LOW     HIGH      LOW     HIGH      LOW     HIGH      LOW      HIGH     LOW      HIGH    LOW    HIGH
                          ----------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
CLASS A - LEASED ASSET                                                                           OFFICE MARKET - SUBURBAN/NON - CBD
------------------------------------------------------------------------------------------------------------------------------------

                              9.5%     9.5%    10.5%    10.5%    10.5%    10.5%     3.0%     3.0%     3.0%     3.0%    10.0   10.0
                              8.5%     8.5%     9.3%     9.3%    11.3%    11.3%     4.0%     4.0%     4.0%     4.0%    10.0   10.0
                             11.0%    11.0%      --       --     12.0%    12.0%     5.0%     3.0%     3.0%     3.0%     5.0    7.0
                              8.5%    10.0%     9.0%    10.5%    11.0%    12.5%     3.5%     3.5%     3.5%     3.5%    10.0   10.0
                              8.0%    10.0%     9.5%    10.0%    11.5%    12.0%     4.0%     6.0%     4.0%     4.0%    10.0   10.0
                             l0.0%    11.0%    10.5%    11.0%    12.0%    12.0%     3.0%     3.0%     3.0%     3.0%    10.0   10.0
                              8.0%     9.0%     8.5%     8.5%    11.0%    12.0%     4.0%     4.0%     4.0%     4.0%    10.0   10.0
                              8.0%     8.0%     8.5%     8.5%    10.5%    10.5%     0.0%     8.0%     3.0%     5.0%    10.0   10.0
                              9.1%     9.1%    10.1%    l0.1%    11.5%    11.5%     3.8%     4.0%     4.3%     4.3%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              8.5%    10.0%     9.0%    10.5%    11.0%    11.5%     3.0%     3.5%     3.0%     3.5%    10.0   10.0
                              9.0%     9.0%    10.0%    10.0%    11.5%    11.5%     4.0%     4.0%     4.0%     4.0%    10.0   10.0
                              9.0%     9.0%     9.0%     9.0%    12.0%    13.0%     4.0%     7.0%     4.0%     4.0%     5.0    7.0
                              9.0%     9.0%     9.0%    10.0%    11.0%    11.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
                              8.0%    10.0%      --       --       --       --       --       --       --       --       --
                              8.0%     9.0%     8.0%     9.0%    10.0%    12.0%     5.0%     5.0%     4.0%     4.0%     5.0   10.0
Responses                    16       16       14       14       15       15       15       15       15       15       15     15
Average (%)                   8.8%     9.5%     9.3%     9.9%    11.2%    11.6%     3.5%     4.4%     3.6%     3.8%     8.9    9.7

------------------------------------------------------------------------------------------------------------------------------------
CLASS B - LEASED ASSET
------------------------------------------------------------------------------------------------------------------------------------

                              9.5%     9.5%    10.5%    10.5%    10.5%    10.5%     3.0%     3.0%     3.0%     3.0%    10.0   10.0
                              8.8%     8.8%     9.5%     9.5%    11.8%    11.8%     3.5%     3.5%     3.5%     3.5%    10.0   10.0
                             12.0%    12.0%      --       --     18.0%    18.0%     5.0%     3.0%     3.0%     3.0%     5.0    7.0
                             10.5%    10.5%    10.0%    10.0%    11.0%    13.0%     2.0%     2.0%     2.0%     2.0%    10.0   10.0
                              8.0%    10.0%     9.5%    10.0%    11.0%    12.0%     4.0%     6.0%     4.0%     4.0%    10.0   10.0
                              9.0%    10.0%     9.0%     9.5%    11.0%    12.0%     4.0%     4.0%     4.0%     4.0%    10.0   10.0
                              9.5%     9.5%    10.0%    10.0%    11.0%    11.0%     0.0%     8.0%     3.0%     5.0%    10.0   10.0
                              9.4%     9.4%    10.4%    10.4%    11.5%    11.5%     3.8%     4.0%     4.3%     4.3%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                             10.0%    10.0%    10.0%    10.0%    14.0%    15.0%     4.0%     7.0%     4.0%     4.0%     5.0    7.0
                              9.0%     9.0%     9.0%    10.0%    11.0%    11.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
                             10.0%    11.0%      --       --       --       --       --       --       --       --       --     --
                             10.0%    11.0%    10.0%    11.0%    12.0%    13.0%     5.0%     5.0%     4.0%     4.0%     5.0   10.0

Responses                    13       13       11       11       12       12       12       12       12       12       12     12
Average (%)                   9.5%    10.0%     9.8%    10.2%    12.0%    12.5%     3.4%     4.5%     3.4%     3.7%     8.6    9.6

------------------------------------------------------------------------------------------------------------------------------------
CLASS A - VALUE ADDED
------------------------------------------------------------------------------------------------------------------------------------

                             10.0%    10.0%      --       --     13.0%    13.0%     3.0%     3.0%     3.0%     3.0%     5.0    7.0
                              8.0%    10.0%     8.5%     9.0%    11.0%    12.0%     4.0%     4.0%     4.0%     4.0%    10.0   10.0
                             10.0%    10.0%    10.0%    10.0%    12.5%    12.5%     0.0%     8.0%     3.0%     5.0%    10.0   10.0
                             10.0%    11.0%    10.0%    11.0%    16.0%    20.0%     4.0%     4.0%     3.0%     3.0%     5.0    5.0
                              9.4%     9.4%    10.4%    10.4%    11.5%    11.5%     3.8%     4.0%     4.3%     4.3%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              6.0%     6.0%     9.0%     9.0%    17.0%    20.0%     4.0%     7.0%     4.0%     4.0%     5.0    7.0
                              9.0%     9.0%     9.0%    10.0%    13.0%    13.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
                              8.0%    10.0%      --       --       --       --       --       --       --       --       --     --
                             12.0%    12.0%    10.0%    10.0%    16.0%    16.0%     3.0%     3.0%     3.0%     3.0%     2.0    2.0

Responses                    10       10        8        8        9        9        9        9        9        9        9      9
Average (%)                   9.1%     9.7%     9.5%    10.0%    13.4%    14.3%     3.1%     4.6%     3.4%     3.8%     7.2    8.0

------------------------------------------------------------------------------------------------------------------------------------
CLASS B - VALUE ADDED
------------------------------------------------------------------------------------------------------------------------------------

                             11.0%    11.0%      --       --     18.0%    18.0%     3.0%     3.0%     3.0%     3.0%     5.0    7.0
                             10.5%    10.5%    10.0%    10.0%    11.0%    13.0%     2.0%     2.0%     2.0%     2.0%    10.0   10.0
                             11.0%    11.0%    11.0%    11.0%    14.0%    14.0%     0.0%     8.0%     3.0%     5.0%    10.0   10.0
                             10.0%    11.0%    10.0%    11.0%    16.0%    20.0%     4.0%     4.0%     3.0%     3.0%     5.0    5.0
                              9.6%     9.6%    10.6%    10.6%    11.5%    11.5%     3.8%     4.0%     4.3%     4.3%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              6.0%     6.0%    10.0%    10.0%    20.0%    20.0%     4.0%     7.0%     4.0%     4.0%     5.0    7.0
                              9.0%     9.0%     9.0%    10.0%    13.0%    13.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
                              9.0%    10.0%      --       --       --       --       --       --       --       --       --     --
                             12.0%    12.0%    10.0%    10.0%    16.0%    16.0%     3.0%     3.0%     3.0%     3.0%     2.0    2.0

Responses                    10       10        8        8        9        9        9        9        9        9        9      9
Average (%)                   9.7%    10.0%    10.0%    10.5%    14.5%    15.2%     2.9%     4.3%     3.2%     3.6%     7.2    8.0

                            --------------------------------------------------------------------------------------------------------
Total Responses              49       49       41       41       45       45       45       45       45       45       45     45
Weighted Average (%)          9.3%     9.8%     9.7%    10.1%    12.8%    13.4%     3.2%     4.4%     3.4%     3.7%     8.0    8.8
                            --------------------------------------------------------------------------------------------------------

                                                                   AUTUMN 1996 9

--------------------------------------------------------------------------------
CUSHMAN & WAKEFIELD VALUATION ADVISORY SERVICES NATIONAL INVESTOR SURVEY
                                                                   - AUTUMN 1996
--------------------------------------------------------------------------------

                                   CAPITALIZATION RATES             INTERNAL                 GROWTH RATES         TYPICAL PROJECTION
                                GOING-IN          TERMINAL       RATE OF RETURN        INCOME           EXPENSES      PERIOD (YEARS)
                          ----------------------------------------------------------------------------------------------------------
                              LOW     HIGH      LOW     HIGH      LOW     HIGH      LOW      HIGH     LOW      HIGH    LOW    HIGH
                          ----------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
CLASS A - LEASED ASSET                                                                  INDUSTRIAL MARKET - WAREHOUSE/DISTRIBUTION
------------------------------------------------------------------------------------------------------------------------------------

                              9.2%     9.2%     9.5%     9.5%    10.0%    10.0%     3.0%     3.0%     3.0%     3.0%    10.0   10.0
                              8.5%     8.5%     9.3%     9.3%    11.0%    11.0%     4.0%     4.0%     4.0%     4.0%    10.0   10.0
                              8.5%    10.0%     9.5%    10.0%    11.0%    12.0%     3.5%     3.5%     3.5%     3.5%    10.0   10.0
                              9.0%     9.0%     9.5%     9.5%    11.0%    11.0%     3.0%     4.0%     3.0%     4.0%    10.0   10.0
                              8.0%     8.0%     8.5%     8.5%    10.5%    10.5%     0.0%     8.0%     3.0%     5.0%    10.0   10.0
                              9.5%     9.5%    10.0%    10.0%    11.5%    11.5%     3.3%     3.3%     3.5%     3.5%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              8.5%    10.0%     9.0%    10.5%    11.0%    11.5%     3.0%     3.5%     3.0%     3.5%    10.0   10.0
                              9.0%     9.0%    10.0%    10.0%    11.0%    11.0%     3.0%     3.0%     3.0%     3.0%    10.0   10.0
                              9.0%     9.0%     9.5%     9.5%    10.5%    10.5%     3.0%     4.0%     3.0%     4.0%     7.0   10.0

Responses                    10       10       10       10       10       10       10       10       10       10       10     10
Average (%)                   8.8%     9.2%     9.4%     9.8%    10.9%    11.0%     2.9%     4.0%     3.3%     3.8%     9.8   10.1

------------------------------------------------------------------------------------------------------------------------------------
CLASS B - LEASED ASSET
------------------------------------------------------------------------------------------------------------------------------------

                              9.2%     9.2%     9.5%     9.5%    10.0%    10.0%     3.0%     3.0%     3.0%     3.0%    10.0   10.0
                              8.8%     8.8%     9.5%     9.5%    11.3%    11.3%     3.5%     3.5%     3.5%     3.5%    10.0   10.0
                              9.5%     9.5%    10.0%    10.0%    11.5%    11.5%     3.0%     4.0%     3.0%     4.0%    10.0   10.0
                             10.0%    10.0%    11.0%    11.0%    12.0%    12.0%     0.0%     8.0%     3.0%     5.0%    10.0   10.0
                              9.8%     9.8%    10.3%    10.3%    11.5%    11.5%     3.3%     3.3%     3.5%     3.5%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              9.5%     9.5%    10.0%    10.0%    11.0%    11.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0

Responses                     7        7        7        7        7        7        7        7        7        7        7      7
Average (%)                   9.3%     9.5%    10.0%    10.2%    11.2%    11.2%     2.8%     4.3%     3.2%     3.9%     9.7   10.1

------------------------------------------------------------------------------------------------------------------------------------
CLASS A - VALUE ADDED
------------------------------------------------------------------------------------------------------------------------------------

                             11.0%    11.0%    12.0%    12.0%    13.0%    13.0%     0.0%     8.0%     3.0%     5.0%    10.0   10.0
                              9.8%     9.8%    10.3%    10.3%    11.5%    11.5%     3.3%     3.3%     3.5%     3.5%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              9.5%     9.5%    10.0%    10.0%    12.0%    12.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0

Responses                     4        4        4        4        4        4        4        4        4        4        4      4
Average (%)                   9.7%     9.9%    10.4%    10.8%    11.9%    11.9%     2.4%     4.8%     3.3%     4.1%     9.5   10.3

------------------------------------------------------------------------------------------------------------------------------------
CLASS B - VALUE ADDED
------------------------------------------------------------------------------------------------------------------------------------

                             12.0%    12.0%    13.0%    13.0%    14.0%    14.0%     0.0%     8.0%     3.0%     5.0%    10.0   10.0
                             10.0%    10.0%    10.5%    10.5%    11.5%    11.5%     3.3%     3.3%     3.5%     3.5%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                             10.0%    10.0%    10.5%    10.5%    13.0%    13.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0

Responses                     4        4        4        4        4        4        4        4        4        4        4      4
Average (%)                  10.1%    10.4%    10.9%    11.3%    12.4%    12.4%     2.4%     4.8%     3.3%     4.1%     9.5   10.3

                            --------------------------------------------------------------------------------------------------------
Total Responses              25       25       25       25       25       25       25       25       25       25       25     25
Weighted Average (%)          9.5%     9.7%    10.2%    10.5%    11.6%    11.6%     2.6%     4.5%     3.2%     4.0%     9.6   10.2
                            --------------------------------------------------------------------------------------------------------

      "Leased Asset" refers to predominantly "passive" investments involving substantially leased Properties

      "Value Added" denotes properties which require more active management due to leasing issues and/or additional capital investment for physical issues


10 REAL ESTATE OUTLOOK

--------------------------------------------------------------------------------
CUSHMAN & WAKEFIELD VALUATION ADVISORY SERVICES NATIONAL INVESTOR SURVEY
                                                                   - AUTUMN 1996
--------------------------------------------------------------------------------

                                   CAPITALIZATION RATES             INTERNAL                 GROWTH RATES         TYPICAL PROJECTION
                                GOING-IN          TERMINAL       RATE OF RETURN        INCOME           EXPENSES      PERIOD (YEARS)
                          ----------------------------------------------------------------------------------------------------------
                              LOW     HIGH      LOW     HIGH      LOW     HIGH      LOW      HIGH     LOW      HIGH    LOW    HIGH
                          ----------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
CLASS A - LEASED ASSET                                          INDUSTRIAL MARKET - BUSINESS PARKS, OTHER INDUSTRIAL & MANUFACTURING
------------------------------------------------------------------------------------------------------------------------------------

                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              9.5%     9.5%    10.0%    10.0%    12.0%    12.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    10.0   10.0
                              9.0%     9.0%      --       --     12.0%    12.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
Responses                     4        4        3        3        4        4        4        4        4        4        4      4
Average (%)                   8.9%     9.4%     9.7%    10.7%    11.5%    11.5%     3.3%     4.0%     3.3%     4.0%     8.8   10.3

------------------------------------------------------------------------------------------------------------------------------------
CLASS B - LEASED ASSET
------------------------------------------------------------------------------------------------------------------------------------

                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                             10.0%    10.0%    10.5%    10.5%    12.0%    12.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    10.0   10.0
                             10.0%    10.0%      --       --     12.0%    12.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0

Responses                     4        4        3        3        4        4        4        4        4        4        4      4
Average (%)                   9.3%     9.8%     9.8%    10.8%    11.5%    11.5%     3.3%     4.0%     3.3%     4.0%     8.8   10.3

------------------------------------------------------------------------------------------------------------------------------------
CLASS A - VALUE ADDED
------------------------------------------------------------------------------------------------------------------------------------

                             10.0%    11.0%    10.0%    11.0%    16.0%    20.0%     4.0%     4.0%     3.0%     3.0%     5.0    5.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                             10.0%    10.0%    10.5%    10.5%    12.0%    12.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                             10.0%    10.0%      --       --     12.0%    12.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0

Responses                     5        5        4        4        5        5        5        5        5        5        5      5
Average (%)                   9.4%    10.0%     9.9%    10.9%    12.4%    13.2%     3.4%     4.0%     3.2%     3.8%     8.2    9.4

------------------------------------------------------------------------------------------------------------------------------------
CLASS B - VALUE ADDED
------------------------------------------------------------------------------------------------------------------------------------

                             10.0%    11.0%    10.0%    11.0%    16.0%    20.0%     4.0%     4.0%     3.0%     3.0%     5.0    5.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                             10.5%    10.5%    11.0%    11.0%    12.0%    12.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
                              8.5      9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                             10.5%    10.5%      --       --     12.0%    12.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
Responses                     5        5        4        4        5        5        5        5        5        5        5      5
Average (%)                   9.6%    10.2%    10.0%    11.0%    12.4%    13.2%     3.4%     4.0%     3.2%     3.8%     8.2    9.4

                            --------------------------------------------------------------------------------------------------------
Total Responses              18       18       14       14       18       18       18       18       18       18       18     18
Weighted Average(%)           9.3%     9.8%     9.8%    10.8%    12.0%    12.4%     3.3%     4.0%     3.2%     3.9%     8.5    9.8
                            --------------------------------------------------------------------------------------------------------

      "Leased Asset" refers to predominantly "passive" investments involving substantially leased Properties

      "Value Added" denotes properties which require more active management due to leasing issues and/or additional capital investment for physical issues


                                                                  AUTUMN 1996 11

--------------------------------------------------------------------------------
CUSHMAN & WAKEFIELD VALUATION ADVISORY SERVICES NATIONAL INVESTOR SURVEY
                                                                   - AUTUMN 1996
--------------------------------------------------------------------------------

                                   CAPITALIZATION RATES             INTERNAL                 GROWTH RATES         TYPICAL PROJECTION
                                GOING-IN          TERMINAL       RATE OF RETURN        INCOME           EXPENSES      PERIOD (YEARS)
                          ----------------------------------------------------------------------------------------------------------
                              LOW     HIGH      LOW     HIGH      LOW     HIGH      LOW      HIGH     LOW      HIGH    LOW    HIGH
                          ----------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
CLASS A - LEASED ASSET                                                             RETAIL MARKET - NEIGHBORHOOD & COMMUNITY CENTERS
------------------------------------------------------------------------------------------------------------------------------------

                              9.0%    10.5%     9.5%    10.5%    11.0%    12.5%     3.5%     3.5%     3.5%     3.5%    10.0   10.0
                              9.5%    10.0%    10.0%    10.0%    12.5%    12.5%     3.0%     3.0%     3.0%     3.0%    10.0   10.0
                             10.0%    10.0%    10.5%    10.5%    15.0%    15.0%     4.0%     4.0%     4.0%     4.0%     5.0    7.0
                             10.3%    10.3%    10.8%    10.8%    13.0%    13.0%     2.0%     2.0%     4.0%     4.0%     7.0    7.0
                              9.0%     9.0%    10.0%    10.0%    10.0%    10.0%     0.0%     6.0%     2.0%     5.0%    10.0   10.0
                              9.8%     9.8%    10.3%    10.3%    11.5%    11.5%     3.8%     4.0%     4.0%     4.0%    10.0   10.0
                              9.0%    10.0%      --       --       --       --      3.0%     3.0%     4.0%     4.0%    10.0   10.0
                              9.0%     9.0%     9.5%    10.0%    11.0%    11.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0

Responses                     9        9        8        8        8        8        9        9        9        9        9      9
Average (%)                   9.3%     9.8%    10.0%    10.4%    11.9%    12.1%     2.9%     3.7%     3.4%     3.9%     8.9    9.4

------------------------------------------------------------------------------------------------------------------------------------
CLASS B - LEASED ASSET
------------------------------------------------------------------------------------------------------------------------------------

                             10.8%    10.8%    11.3%    11.3%    14.0%    14.0%     2.0%     2.0%     4.0%     4.0%     7.0    7.0
                             10.0%    10.0%    11.0%    11.0%    12.0%    12.0%     0.0%     6.0%     2.0%     5.0%    10.0   10.0
                              9.0%    10.0%      --       --       --       --      3.0%     3.0%     4.0%     4.0%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              9.5%     9.5%    10.0%    11.0%    12.0%    12.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
                              9.5%    10.5%      --       --       --       --       --       --       --       --       --     --

Responses                     6        6        4        4        4        4        5        5        5        5        5      5
Average (%)                   9.5%    10.0%    10.4%    11.1%    12.3%    12.3%     2.3%     3.8%     3.3%     4.2%     9.0    9.6

------------------------------------------------------------------------------------------------------------------------------------
CLASS A - VALUE ADDED
------------------------------------------------------------------------------------------------------------------------------------

                             11.0%    11.0%    12.0%    12.0%    13.0%    13.0%     0.0%     6.0%     2.0%     5.0%    10.0   10.0
                             10.0%    11.0%    10.0%    11.0%    16.0%    20.0%     4.0%     4.0%     3.0%     3.0%    10.0   10.0
                              9.0%    10.0%      --       --       --       --      3.0%     3.0%     4.0%     4.0%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              9.5%     9.5%     9.5%    10.0%    13.0%    13.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
                              9.0%    10.0%                        --       --       --       --       --       --       --     --
                             11.0%    11.0%     9.5%     9.5%    16.0%    16.0%     3.0%     3.0%     3.0%     3.0%     3.0    3.0

Responses                     7        7        5        5        5        5        6        6        6        6        6      6
Average (%)                   9.7%    10.3%    10.1%    10.7%    13.8%    14.6%     2.8%     4.0%     3.1%     3.8%     8.5    9.0

------------------------------------------------------------------------------------------------------------------------------------
CLASS B - VALUE ADDED
------------------------------------------------------------------------------------------------------------------------------------

                             13.0%    13.0%    14.0%    14.0%    14.0%    14.0%     0.0%     6.0%     2.0%     5.0%    10.0   10.0
                             10.0%    11.0%    10.0%    11.0%    16.0%    20.0%     4.0%     4.0%     3.0%     3.0%    10.0   10.0
                              9.0%    10.0%      --       --       --       --      3.0%     3.0%     4.0%     4.0%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                             10.0%    10.0%    10.0%    11.0%    14.0%    14.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
                             11.0%    11.0%    10.5%    10.5%    16.0%    16.0%     3.0%     3.0%     3.0%     3.0%     3.0    3.0

Responses                     6        6        5        5        5        5        6        6        6        6        6      6
Average (%)                  10.3%    10.8%    10.8%    11.5%    14.2%    15.0%     2.8%     4.0%     3.1%     3.8%     8.5    9.0

                            --------------------------------------------------------------------------------------------------------
Total Responses              28       28       22       22       22       22        26       26       26       26       26     26
Weighted Average (%)          9.7%    10.2%    10.3%    10.9%    13.0%    13.5%     2.7%     3.9%     3.2%     4.0%     8.7    9.3
                            --------------------------------------------------------------------------------------------------------

      "Leased Asset" refers to predominantly "passive" investments involving substantially leased Properties

      "Value Added" denotes properties which require more active management due to leasing issues and/or additional capital investment for physical issues


12 REAL ESTATE OUTLOOK

--------------------------------------------------------------------------------
CUSHMAN & WAKEFIELD VALUATION ADVISORY SERVICES NATIONAL INVESTOR SURVEY
                                                                   - AUTUMN 1996
--------------------------------------------------------------------------------

                                   CAPITALIZATION RATES             INTERNAL                 GROWTH RATES         TYPICAL PROJECTION
                                GOING-IN          TERMINAL       RATE OF RETURN        INCOME           EXPENSES      PERIOD (YEARS)
                          ----------------------------------------------------------------------------------------------------------
                              LOW     HIGH      LOW     HIGH      LOW     HIGH      LOW      HIGH     LOW      HIGH    LOW    HIGH
                          ----------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
CLASS A - LEASED ASSET                                                                   RETAIL MARKET - POWER CENTERS & "BIG BOX"
------------------------------------------------------------------------------------------------------------------------------------

                              9.0%     9.0%     9.5%     9.5%    11.0%    11.0%     3.0%     3.0%     3.0%     3.0%    10.0   10.0
                             10.0%    10.0%     9.5%     9.5%    15.0%    15.0%     4.0%     4.0%     4.0%     4.0%     5.0   10.0
                             10.5%    10.5%    10.5%    10.5%    11.0%    12.0%     2.0%     2.0%     3.0%     3.0%    10.0   10.0
                              9.5%     9.5%    10.0%    10.0%    11.4%    11.4%     3.8%     3.8%     4.0%     4.0%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              9.5%     9.5%     9.5%    10.0%    11.0%    11.5%     3.0%     3.5%     3.0%     3.5%    10.0   10.0
                              9.3%     9.3%     9.5%    10.0%    10.5%    10.5%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
                              9.0%     9.0%      --       --       --       --       --       --       --       --       --     --
                              9.0%     9.5%     9.5%    10.0%    11.0%    11.0%     4.0%     4.0%     4.0%     4.0%    10.0   10.0

Responses                     9        9        8        8        8        8        8        8        8        8        8      8
Average (%)                   9.4%     9.5%     9.7%    10.1%    11.5%    11.7%     3.3%     3.5%     3.4%     3.7%     9.1   10.1

------------------------------------------------------------------------------------------------------------------------------------
CLASS B - LEASED ASSET
------------------------------------------------------------------------------------------------------------------------------------

                             10.8%    10.8%    10.8%    10.8%    11.0%    12.0%     2.0%     3.0%     3.0%     3.0%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                             10.0%    10.0%    10.0%    10.0%    11.0%    11.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0

Responses                     3        3        3        3        3        3        3        3        3        3        3      3
Average (%)                   9.8%    10.1%    10.1%    10.6%    11.0%    11.3%     2.8%     3.7%     3.2%     3.7%     9.3   10.3

------------------------------------------------------------------------------------------------------------------------------------
CLASS A - VALUE ADDED
------------------------------------------------------------------------------------------------------------------------------------

                             10.8%    10.8%    10.8%    10.8%    12.0%    12.0%     2.0%     2.0%     3.0%     3.0%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              9.5%     9.5%    10.0%    10.0%    13.0%    13.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0

Responses                     3        3        3        3        3        3        3        3        3        3        3      3
Average (%)                   9.6%     9.9%    10.1%    10.6%    12.0%    12.0%     2.8%     3.3%     3.2%     3.7%     9.3   10.3

------------------------------------------------------------------------------------------------------------------------------------
CLASS B - VALUE ADDED
------------------------------------------------------------------------------------------------------------------------------------

                             11.0%    11.0%    10.8%    10.8%    12.0%    12.0%     2.0%     2.0%     3.0%     3.0%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                               --       --       --       --     15.0%    15.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0

Responses                     2        2        2        2        3        3        3        3        3        3        3      3
Average (%)                   9.8%    10.3%    10.1%    10.9%    12.7%    12.7%     2.8%     3.3%     3.2%     3.7%     9.3   10.3

                            --------------------------------------------------------------------------------------------------------
Total Responses              17       17       16       16       17       17       17       17       17       17       17     17
Weighted Average (%)          9.6%     9.9%    10.0%    10.5%    11.8%    11.9%     2.9%     3.5%     3.2%     3.7%     9.3   10.3
                            --------------------------------------------------------------------------------------------------------

      "Leased Asset" refers to predominantly "passive" investments involving substantially leased Properties

      "Value Added" denotes properties which require more active management due to leasing issues and/or additional capital investment for physical issues


                                                                  AUTUMN 1996 13

--------------------------------------------------------------------------------
CUSHMAN & WAKEFIELD VALUATION ADVISORY SERVICES NATIONAL INVESTOR SURVEY
                                                                   - AUTUMN 1996
--------------------------------------------------------------------------------

                                   CAPITALIZATION RATES             INTERNAL                 GROWTH RATES         TYPICAL PROJECTION
                                GOING-IN          TERMINAL       RATE OF RETURN        INCOME           EXPENSES      PERIOD (YEARS)
                          ----------------------------------------------------------------------------------------------------------
                              LOW     HIGH      LOW     HIGH      LOW     HIGH      LOW      HIGH     LOW      HIGH    LOW    HIGH
                          ----------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
CLASS A - LEASED ASSET                                                                               RETAIL MARKET - REGIONAL MALLS
------------------------------------------------------------------------------------------------------------------------------------

                              7.5%     7.5%     8.0%     8.0%    11.3%    11.3%     4.0%     4.0%     4.0%     4.0%    10.0   10.0
                              9.0%     9.0%     9.0%     9.0%    15.0%    15.0%     4.0%     4.0%     4.0%     4.0%     5.0    5.0
                              7.5%     7.5%     7.8%     7.8%    12.0%    12.0%     1.5%     2.0%     3.0%     3.0%    10.0   10.0
                              7.0%     8.0%     8.0%     8.0%    10.5%    11.5%     0.0%     4.0%     3.0%     4.0%    10.0   10.0
                              9.0%      --       --       --       --       --      3.0%     3.0%     4.0%     4.0%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              8.0%     8.0%     8.0%     9.0%    10.5%    11.0%     3.0%     3.5%     3.0%     3.5%    10.0   10.0
                              8.0%     8.0%     8.5%     8.5%    11.0%    11.0%     4.0%     4.0%     4.0%     4.0%    10.0   10.0
                              7.8%     8.0%     8.3%     8.5%    11.0%    12.0%     2.5%     3.0%     2.5%     3.0%    10.0   10.0
                              7.0%     8.0%     7.0%     8.0%    10.0%    11.0%     4.0%     4.0%     4.0%     4.0%     5.0   10.0

Responses                    10        9        9        9        9        9       10       10       10       10       10     10
Average (%)                   7.9%     8.2%     8.2%     8.6%    11.4%    11.8%     3.0%     3.6%     3.5%     3.8%     9.1    9.6

------------------------------------------------------------------------------------------------------------------------------------
CLASS B - LEASED ASSET
------------------------------------------------------------------------------------------------------------------------------------

                             10.0%    10.0%    10.0%    10.0%    17.0%    17.0%     4.0%     4.0%     4.0%     4.0%     5.0    5.0
                              9.0%     9.0%     9.0%     9.0%    13.5%    13.5%     2.0%     2.0%     4.0%     4.0%     7.0    7.0
                              9.0%    10.0%    10.0%    10.0%    12.0%    14.0%     0.0%     4.0%     3.0%     4.0%    10.0   10.0
                             10.0%      --       --       --       --       --      3.0%     3.0%     4.0%     4.0%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0

Responses                     5        4        4        4        4        4        5        5        5        5        5      5
Average (%)                   9.3%     9.6%     9.6%    10.0%    13.4%    13.9%     2.5%     3.4%     3.7%     4.0%     8.6    8.6

------------------------------------------------------------------------------------------------------------------------------------
CLASS A - VALUE ADDED
------------------------------------------------------------------------------------------------------------------------------------

                             10.0%    10.0%    10.0%    10.0%    18.0%    18.0%     4.0%     4.0%     4.0%     4.0%     5.0    5.0
                             11.0%    11.0%    11.0%    11.0%    13.0%    14.0%     0.0%     4.0%     3.0%     4.0%    10.0   10.0
                              9.0%      --       --       --       --       --      3.0%     3.0%     4.0%     4.0%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              8.0%     8.5%     8.5%     9.0%    11.5%    12.5%     2.5%     3.0%     2.5%     3.0%    10.0   10.0

Responses                     5        4        4        4        4        4        5        5        5        5        5      5
Average (%)                   9.3%     9.8%     9.8%    10.3%    13.4%    13.9%     2.6%     3.6%     3.4%     3.8%     9.2    9.2

------------------------------------------------------------------------------------------------------------------------------------
CLASS B - VALUE ADDED
------------------------------------------------------------------------------------------------------------------------------------

                             11.0%    11.0%    11.0%    11.0%    20.0%    20.0%     4.0%     4.0%     4.0%     4.0%     5.0    5.0
                             12.5%    12.5%    12.0%    12.0%    14.0%    15.0%     0.0%     4.0%     3.0%     4.0%    10.0   10.0
                             10.0%      --       --       --       --       --      3.0%     3.0%     4.0%     4.0%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              8.5%     9.0%     9.3%     9.8%    12.0%    13.0%     2.5%     3.0%     2.5%     3.0%    10.0   10.0
                             13.0%    13.0%    11.0%    11.0%    16.0%    16.0%     3.0%     3.0%     3.0%     3.0%     3.0    3.0

Responses                     6        5        5        5        5        5        6        6        6        6        6      6
Average (%)                  10.6%    11.0%    10.6%    11.0%    14.6%    15.0%     2.7%     3.5%     3.3%     3.7%     8.2    8.2

                            --------------------------------------------------------------------------------------------------------
Total Responses              26       22       22       22       22       22       26       26       26       26       26     26
Weighted Average (%)          9.3%     9.6%     9.5%    10.0%    13.2%    13.6%     2.7%     3.5%     3.5%     3.8%     8.8    8.9
                            --------------------------------------------------------------------------------------------------------

      "Leased Asset" refers to predominantly "passive" investments involving substantially leased Properties

      "Value Added" denotes properties which require more active management due to leasing issues and/or additional capital investment for physical issues


14 REAL ESTATE OUTLOOK

--------------------------------------------------------------------------------
CUSHMAN & WAKEFIELD VALUATION ADVISORY SERVICES NATIONAL INVESTOR SURVEY
                                                                   - AUTUMN 1996
--------------------------------------------------------------------------------

                                   CAPITALIZATION RATES             INTERNAL                 GROWTH RATES         TYPICAL PROJECTION
                                GOING-IN          TERMINAL       RATE OF RETURN        INCOME           EXPENSES      PERIOD (YEARS)
                          ----------------------------------------------------------------------------------------------------------
                              LOW     HIGH      LOW     HIGH      LOW     HIGH      LOW      HIGH     LOW      HIGH    LOW    HIGH
                          ----------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
CLASS A - LEASED ASSET                                                                                     RESIDENTIAL - APARTMENTS
------------------------------------------------------------------------------------------------------------------------------------

                              8.5%    10.0%     9.0%    10.5%      --       --       --       --      3.5%     3.5%     1.0    1.0
                              8.5%     9.0%     9.0%     9.0%    11.0%    11.0%     3.0%     3.0%     3.0%     3.0%    10.0   10.0
                              9.8%     9.8%    10.0%    10.0%    15.0%    15.0%     4.0%     4.0%     4.0%     4.0%     5.0    7.0
                              8.3%     9.0%     9.0%     9.5%    10.5%    11.5%     3.0%     4.0%     3.0%     4.0%    10.0   10.0
                              7.5%     8.5%     8.0%     9.0%    10.0%    11.0%     0.0%     5.0%     3.0%     5.0%    10.0   10.0
                              8.8%     8.8%     9.0%     9.0%    11.3%    11.3%     3.8%     4.0%     4.0%     4.0%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              8.5%     9.0%     9.0%     9.5%    10.0%    11.5%     3.0%     4.0%     3.0%     3.0%    10.0   10.0
                              8.5%     9.0%     8.5%     9.0%      --       --      3.0%     3.5%     3.0%     3.5%    10.0   10.0
                              8.8%     9.0%     9.0%     9.5%    11.0%    11.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0

Responses                    10       10       10       10        8        8        9        9       10       l0       l0     10
Average (%)                   8.6%     9.2%     9.0%     9.6%    11.2%    11.7%     2.9%     3.9%     3.3%     3.8%     8.4    8.9

------------------------------------------------------------------------------------------------------------------------------------
CLASS B - LEASED ASSET
------------------------------------------------------------------------------------------------------------------------------------

                              9.0%     9.5%     9.5%    10.0%    11.0%    12.0%     3.0%     4.0%     3.0%     4.0%    10.0   10.0
                              9.0%    10.0%    10.0%    10.0%    11.0%    12.5%     0.0%     5.0%     3.0%     5.0%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              9.0%    10.0%    10.0%    10.5%    10.5%    12.0%     3.0%     4.0%     3.0%     3.0%    10.0   10.0
                              9.0%     9.5%     9.5%    10.0%    11.5%    11.5%     3.0%     4.0%     3.0%     4.0%     7.0   10.0

Responses                     5        5        5        5        5        5        5        5        5        5        5      5
Average (%)                   8.9%     9.7%     9.7%    10.3%    11.0%    11.8%     2.5%     4.2%     3.1%     4.0%     9.6   10.2

------------------------------------------------------------------------------------------------------------------------------------
CLASS A - VALUE ADDED
------------------------------------------------------------------------------------------------------------------------------------

                             10.0%    11.0%    11.0%    11.0%    12.5%    13.5%     0.0%     5.0%     3.0%     5.0%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              8.0%     8.0%     9.0%     9.0%    11.0%    12.0%     4.0%     6.0%     3.0%     3.0%     3.0    5.0
                              9.0%     9.0%     9.5%    10.0%    12.0%    12.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0

Responses                     4        4        4        4        4        4        4        4        4        4        4      4
Average (%)                   8.9%     9.4%     9.8%    10.3%    11.6%    12.1%     2.6%     4.8%     3.1%     4.0%     7.8    9.0

------------------------------------------------------------------------------------------------------------------------------------
CLASS B - VALUE ADDED
------------------------------------------------------------------------------------------------------------------------------------

                             12.0%    13.0%    13.0%    13.0%    13.0%    15.0%     0.0%     5.0%     3.0%     5.0%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              8.0%     8.0%    10.0%    10.0%    11.0%    13.0%     4.0%     6.0%     3.0%     3.0%     3.0    5.0
                              9.5%    10.0%    10.0%    11.0%    13.0%    13.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0

Responses                      4        4        4        4        4        4        4        4        4        4        4      4
Average (%)                   9.5%    10.1%    10.6%    11.3%    12.0%    13.0%     2.6%     4.8%     3.1%     4.0%     7.8    9.0

Total Responses              23       23       23       23       21       21       22       22       23       23       23     23
Weighted Average (%)          9.0%     9.6%     9.8%    10.4%    11.5%    12.1%     2.7%     4.4%     3.2%     4.0%     8.4    9.3

      "Leased Asset" refers to predominantly "passive" investments involving substantially leased Properties

      "Value Added" denotes properties which require more active management due to leasing issues and/or additional capital investment for physical issues


                                                                  AUTUMN 1996 15

--------------------------------------------------------------------------------
CUSHMAN & WAKEFIELD VALUATION ADVISORY SERVICES NATIONAL INVESTOR SURVEY
                                                                   - AUTUMN 1996
--------------------------------------------------------------------------------

                                   CAPITALIZATION RATES             INTERNAL                 GROWTH RATES         TYPICAL PROJECTION
                                GOING-IN          TERMINAL       RATE OF RETURN        INCOME           EXPENSES      PERIOD (YEARS)
                          ----------------------------------------------------------------------------------------------------------
                              LOW     HIGH      LOW     HIGH      LOW     HIGH      LOW      HIGH     LOW      HIGH    LOW    HIGH
                          ----------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
OFFICE                                                                                                 SUMMARY OF WEIGHTED AVERAGE
------------------------------------------------------------------------------------------------------------------------------------

Urban/CBD                     9.8%    10.3%     9.7%    10.3%    13.0%    13.5%     3.3%     4.6%     3.4%     3.9%     8.1    9.2

   Class A - Leased Asset     9.2%     9.6%     9.2%     9.7%    11.7%    12.0%     3.3%     4.2%     3.4%     3.9%     8.5    9.5
   Class B - Leased Asset    10.0%    10.4%     9.7%    10.3%    12.8%    13.1%     3.3%     4.7%     3.5%     4.0%     8.3    9.7
   Class A - Value Added      9.4%    10.0%     9.6%    10.2%    12.8%    13.5%     3.5%     4.6%     3.5%     3.9      7.6    8.9
   Class B - Value Added     10.7%    11.0%    10.5%    11.2%    14.6%    15.3%     3.2%     4.8%     3.3%     3.9%     8.0    8.8

Suburban                      9.3%     9.8%     9.7%    10.1%    12.8%    13.4%     3.2%     4.4%     3.4%     3.7%     8.0    8.8

   Class A - Leased Asset     8.8%     9.5%     9.3%     9.9%    11.2%    11.6%     3.5%     4.4%     3.6%     3.8%     8.9    9.7
   Class B - Leased Asset     9.5%    10.0%     9.8%    10.2%    12.0%    12.5%     3.4%     4.5%     3.4%     3.7%     8.6    9.6
   Class A - Value Added      9.1%     9.7%     9.5%    10.0%    13.4%    14.3%     3.1%     4.6%     3.4%     3.8%     7.2    8.0
   Class B - Value Added      9.7%    10.0%    10.0%    10.5%    14.5%    15.2%     2.9%     4.3%     3.2%     3.6%     7.2    8.0

------------------------------------------------------------------------------------------------------------------------------------
INDUSTRIAL
------------------------------------------------------------------------------------------------------------------------------------

Warehouse/Distribution        9.5%     9.7%    10.2%    10.5%    11.6%    11.6%     2.6%     4.5%     3.2%     4.0%     9.6   10.2

   Class A - Leased Asset     8.8%     9.2%     9.4%     9.8%    10.9%    11.0%     2.9%     4.0%     3.3%     3.8%     9.8   10.1
   Class B - Leased Asset     9.3%     9.5%    10.0%    10.2%    11.2%    11.2%     2.8%     4.3%     3.2%     3.9%     9.7   10.1
   Class A - Value Added      9.7%     9.9%    10.4%    10.8%    11.9%    11.9%     2.4%     4.8%     3.3%     4.1%     9.5   10.3
   Class 8 - Value Added     10.1%    10.4%    10.9%    11.3%    12.4%    12.4%     2.4%     4.8%     3.3%     4.1%     9.5   10.3

Business Parks                9.4%     9.9%    10.0%    10.8%    12.3%    12.9%     3.4%     4.0%     3.2%     3.8%     8.3    9.6

   Class A - Leased Asset     9.0%     9.5%     9.8%    10.5%    11.5%    11.5%     3.3%     4.0%     3.3%     4.0%     9.0   10.5
   Class B - Leased Asset     9.3%     9.8%    10.0%    10.8%    11.5%    11.5%     3.3%     4.0%     3.3%     4.0%     9.0   10.5
   Class A - Value Added      9.5%    10.2%    10.0%    10.8%    13.0%    14.3%     3.5%     4.0%     3.2%     3.7%     7.7    8.7
   Class B - Value Added      9.7%    10.3%    10.2%    11.0%    13.0%    14.3%     3.5%     4.0%     3.2%     3.7%     7.7    8.7

0ther Industrial/
  Manufacturing               9.2%     9.7%     9.5%    11.0%    11.5%    11.5%     3.3%     4.0%     3.3%     4.0%     8.8   10.3

   Class A - Leased Asset     8.8%     9.3%     9.5%    11.0%    11.5%    11.5%     3.3%     4.0%     3.3%     4.0%     8.5   10.0
   Class B - Leased Asset     9.3%     9.8%     9.5%    11.0%    11.5%    11.5%     3.3%     4.0%     3.3%     4.0%     8.5   10.0
   Class A - Value Added      9.3%     9.8%     9.5%    11.0%    11.5%    11.5%     3.3%     4.0%     3.3%     4.0%     9.0   10.5
   Class B - Value Added      9.5%    10.0%     9.5%    11.0%    11.5%    11.5%     3.3%     4.0%     3.3%     4.0%     9.0   10.5

------------------------------------------------------------------------------------------------------------------------------------
RETAIL
------------------------------------------------------------------------------------------------------------------------------------

Neighborhood & Community
  Centers                     9.7%    10.2%    10.3%    10.9%    13.0%    13.5%     2.7%     3.9%     3.2%     4.0%     8.7    9.3

   Class A - Leased Asset     9.3%     9.8%    10.0%    10.4%    11.9%    12.1%     2.9%     3.7%     3.4%     3.9%     8.9    9.4
   Class B - Leased Asset     9.5%    10.0%    10.4%    11.1%    12.3%    12.3%     2.3%     3.8%     3.3%     4.2%     9.0    9.6
   Class A -  Value Added     9.7%    10.3%    10.1%    10.7%    13.8%    14.6%     2.8%     4.0%     3.1%     3.8%     8.5    9.0
   Class B - Value Added     10.3%    10.8%    10.8%    11.5%    14.2%    15.0%     2.8%     4.0%     3.1%     3.8%     8.5    9.0

Power Center & "Big Box"      9.6%     9.9%    10.0%    10.5%    11.8%    11.9%     2.9%     3.5%     3.2%     3.7%     9.3   10.3

   Class A - Leased Asset     9.4%     9.5%     9.7%    10.1%    11.5%    11.7%     3.3%     3.5%     3.4%     3.7%     9.1   10.1
   Class B - Leased Asset     9.8%    10.1%    10.1%    10.6%    11.0%    11.3%     2.8%     3.7%     3.2%     3.7%     9.3   10.3
   Class A - Value Added      9.6%     9.9%    10.1%    10.6%    12.0%    12.0%     2.8%     3.3%     3.2%     3.7%     9.3   10.3
   Class B - Value Added      9.8%    10.3%    10.1%    10.9%    12.7%    12.7%     2.8%     3.3      3.2%     3.7%     9.3   10.3

Regional Malls                9.3%     9.6%     9.5%    10.0%    13.2%    13.6%     2.7%     3.5%     3.5%     3.8%     8.8    8.9

   Class A - Leased Asset     7.9%     8.2%     8.2%     8.6%    11.4%    11.8%     3.0%     3.6%     3.5%     3.8%     9.1    9.6
   Class B - Leased Asset     9.3%     9.6%     9.6%    10.0%    13.4%    13.9%     2.5%     3.4%     3.7%     4.0%     8.6    8.6
   Class A - Value Added      9.3%     9.8%     9.8%    10.3%    13.4%    13.9%     2.6%     3.6%     3.4%     3.8%     9.2    9.2
   Class B - Value Added     10.6%    11.0%    10.6%    11.0%    14.6%    15.0%     2.7%     3.5%     3.3%     3.7%     8.2    8.2

Specialty Retail              9.5%    10.5%    10.8%    11.5%    12.0%    12.6      1.9%     4.0%     3.3%     4.0%    10.0   10.5

   Class A - Leased Asset     8.2%     9.0%     8.8%     9.7%    10.7%    11.3%     2.5%     4.0%     3.5%     4.0%     8.7   10.3
   Class B - Leased Asset     9.3%    10.3%    10.8%    11.5%    11.5%    12.5%     1.8%     4.0%     3.3%     4.0%    10.5   10.5
   Class A - Value Added     10.0%    11.0%    11.3%    12.0%    12.5%    13.0%     1.8%     4.0%     3.3%     4.0%    10.5   10.5
   Class B - Value Added     10.8%    11.8%    12.3%    13.0%    13.5%    13.5%     1.8%     4.0%     3.3%     4.0%    10.5   10.5

------------------------------------------------------------------------------------------------------------------------------------
RESIDENTIAL
------------------------------------------------------------------------------------------------------------------------------------

Apartments                    9.0%     9.6%     9.8%    10.4%    11.5%    12.1%     2.7%     4.4%     3.2%     4.0%     8.4    9.3

   Class A - Leased Asset     8.6%     9.2%     9.0%     9.6%    11.2%    11.7%     2.9%     3.9%     3.3%     3.8%     8.4    8.9
   Class B - Leased Asset     8.9%     9.7%     9.7%    10.3%    11.0%    11.8%     2.5%     4.2%     3.1%     4.0%     9.6   10.2
   Class A - Value Added      8.9%     9.4%     9.8%    10.3%    11.6%    12.1%     2.6%     4.8%     3.1%     4.0%     7.8    9.0
   Class B - Value Added      9.5%    10.1%    10.6%    11.3%    12.0%    13.0%     2.6%     4.8%     3.1%     4.0%     7.8    9.0


16 REAL ESTATE OUTLOOK

--------------------------------------------------------------------------------
CUSHMAN & WAKEFIELD VALUATION ADVISORY SERVICES NATIONAL INVESTOR SURVEY
                                                                   - AUTUMN 1996
--------------------------------------------------------------------------------

                       Single-Tenant NNN Leased Properties
                          (Excludes "Bondable" Leases)

                         Minimum No.  Going-In Cap Rate  Internal Rate of Return
                          of Years     Low       High       Low        High

Investment Grade Tenant
--------------------------------------------------------------------------------
                             4.0        9.0%      9.0%      10.0%      12.0%
                      ----------------------------------------------------------
                            10.0        8.0       9.0       10.5       11.5
                      ----------------------------------------------------------
                             5.0       10.5      10.5       13.0       13.0
                      ----------------------------------------------------------
                            10.0        9.0      10.5       13.0       15.0
                      ----------------------------------------------------------
                            10.0        8.5       9.0       10.5       12.0
                      ----------------------------------------------------------
                            10.0        9.5      10.0       10.5       11.5
                      ----------------------------------------------------------
                            10.0        8.5      11.0       10.8       12.0
                      ----------------------------------------------------------
                            10.0        9.5       9.5       11.0       11.0
                      ----------------------------------------------------------
                            20.0        9.0       9.0        N/A        N/A
                      ----------------------------------------------------------
                            10.0        8.0      10.0        N/A        N/A
--------------------------------------------------------------------------------
Responses                   10.0       10.0      10.0        8.0        8.0
Average                      9.9        9.0%      9.8%      11.2%      12.3%


Non-Investment Grade
  Tenant
--------------------------------------------------------------------------------
                             4.0        9.5%      9.5%      10.5%      13.0%
                      ----------------------------------------------------------
                            10.0        9.0      10.0       11.5       12.5
                      ----------------------------------------------------------
                             5.0       13.0      13.0       15.0       15.0
                      ----------------------------------------------------------
                            10.0       10.0      12.0       17.0       20.0
                      ----------------------------------------------------------
                            10.0        9.0      10.0       11.0       13.0
                      ----------------------------------------------------------
                            10.0       11.0      12.0       13.0       15.0
                      ----------------------------------------------------------
                            10.0       10.5      10.5       13.0       13.0
                      ----------------------------------------------------------
                            20.0       11.0      11.0       N/A        N/A
                      ----------------------------------------------------------
                            10.0       10.0      12.5       N/A        N/A
                      ----------------------------------------------------------
Responses                    9.0        9.0       9.0        7.0        7.0
Average                      9.9       10.3%     11.2%      13.0%      14.5%


                                                                  AUTUMN 1996 17

--------------------------------------------------------------------------------
CUSHMAN & WAKEFIELD VALUATION ADVISORY SERVICES NATIONAL INVESTOR SURVEY
                                                                   - AUTUMN 1996
--------------------------------------------------------------------------------

                CAPITALIZATION RATES BLENDED INTERNAL EQUITY INTERNAL     GROWTH RATES    TYPICAL PROJECTION MANAGEMENT RESERVES FOR
                GOING-IN    TERMINAL   RATE OF RETURN RATE OF RETURN  INCOME      EXPENSES   PERIOD (YEARS)   FEES*     REPLACEMENT*
              ----------------------------------------------------------------------------------------------------------------------
               LOW   HIGH  LOW    HIGH   LOW    HIGH   LOW    HIGH  LOW   HIGH   LOW    HIGH   LOW   HIGH  LOW    HIGH  LOW   HIGH
              ----------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
LUXURY
------------------------------------------------------------------------------------------------------------------------------------

               8.0%  8.0% 10.0%  10.0%  18.0%  18.0%  25.0%  25.0%  4.0%  4.0%   5.0%   5.0%   5.0   5.0   3.0%   3.0%  5.0%  5.0%
               7.0%  7.0% 10.0%  10.0%  15.0%  15.0%  20.0%  20.0%  7.0%  7.0%   4.0%   4.0%   5.0   5.0   3.0%   3.0%  4.0%  4.0%
               6.0%  9.5% 10.0%  10.0%  12.0%  15.0%  15.0%  18.0%  3.0%  3.0%   3.0%   3.0%   5.0   5.0   2.0%   4.0%  4.0%  4.0%
               8.0% 11.0%  8.5%  12.0%  13.0%  15.0%  20.0%  20.0%  3.5%  3.5%   3.5%   3.5%   7.0  10.0   3.0%   3.0%  4.0%  4.0%
               9.5%  9.5% 10.5%  10.5%  15.0%  15.0%  18.0%  18.0%  4.5%  4.5%   4.0%   4.0%  10.0  10.0   3.5%   3.5%  4.0%  4.0%
               --    --   11.0%  13.0%  15.0%  15.0%  18.0%  18.0%  4.0%  4.0%   4.0%   4.0%  10.0  10.0   3.0%   3.0%  4.0%  4.0%
               6.0%  8.0% 10.0%  12.0%  13.0%  14.0%  20.0%  22.0%  3.0%  4.0%   3.0%   4.0%   5.0   5.0   2.0%   3.0%  4.0%  5.0%
               8.0% 12.0%  8.0%  10.0%  15.0%  15.0%  20.0%  20.0%  4.0%  4.0%   4.0%   4.0%   5.0   5.0   3.0%   4.0%  4.0%  5.0%

Responses      7     7     8      8      8      8      8      8     8     8      8      8      8     8     8      8     8     8
Average (%)    7.5%  9.3%  9.8%  10.9%  14.5%  15.3%  19.5%  20.1%  4.1%  4.3%   3.8%   3.9%   6.5   6.9   2.8%   3.3%  4.1%  4.4%

------------------------------------------------------------------------------------------------------------------------------------
FIRST CLASS
------------------------------------------------------------------------------------------------------------------------------------

               9.0%  9.0% 11.0%  11.0%  12.0%  12.0%  20.0%  20.0%  4.0%  4.0%   5.0%   5.0%   5.0   5.0   3.0%   3.0%  4.0%  4.0%
              10.0% 10.0% 10.0%  10.0%  --     --     13.0%  13.0%  3.0%  3.0%   3.0%   3.0%  10.0  10.0   3.0%   3.0%  4.0%  5.0%
               9.0%  9.0% 11.0%  11.0%  14.0%  14.0%  18.0%  18.0%  6.0%  6.0%   4.0%   4.0%   5.0   5.0   3.0%   3.0%  4.0%  4.0%
               9.5% 11.0% 11.0%  11.0%  15.0%  20.0%  18.0%  22.0%  3.0%  3.0%   2.0%   2.0%   5.0   5.0   2.0%   3.0%  4.0%  4.0%
              10.0% 12.0% 10.5%  13.0%  13.0%  15.0%  20.0%  20.0%  3.5%  3.5%   3.5%   3.5%   7.0  10.0   3.0%   3.0%  4.0%  4.0%
               7.0%  9.0% 10.0%  11.0%  11.5%  12.0%  14.0%  16.0%  4.0%  5.0%   3.0%   4.0%   5.0   5.0   2.5%   2.5%  5.0%  5.0%
               9.5%  9.5% 10.5%  10.5%  15.0%  15.0%  18.0%  18.0%  4.5%  4.5%   4.0%   4.0%  10.0  10.0   3.5%   3.5%  4.0%  4.0%
               9.0%  9.0% 10.5%  10.5%  21.0%  21.0%  14.0%  14.0%  4.0%  4.0%   3.0%   3.0%   7.0   7.0   3.0%   3.0%  4.0%  4.0%
              10.0% 12.0% 11.0%  11.0%  --     --     --     --     3.5%  3.5%   3.5%   3.5%   5.0  10.0   2.0%   3.0%  4.0%  4.0%
              10.0% 10.0%  9.0%   9.5%  19.0%  19.0%  15.0%  15.0%  8.0%  8.0%   6.0%   6.0%  --    --     2.5%   2.5%  4.0%  4.0%
              10.0% 13.0% 12.0%  13.0%  25.0%  25.0%  20.0%  20.0%  3.5%  4.0%   3.5%   4.0%   5.0   5.0   3.5%   3.5%  4.0%  4.0%
              10.5% 10.5% 10.5%  10.5%  13.5%  13.5%  --     --     3.5%  3.5%   3.5%   3.5%  10.0  10.0   3.0%   3.0%  5.0%  5.0%
               8.0% 12.0%  8.0%  10.0%  15.0%  15.0%  20.0%  20.0%  4.0%  4.0%   4.0%   4.0%   5.0   5.0   3.0%   4.0%  4.0%  5.0%
Responses     13    13    13     13     11     11     11     11    13    13     13     13     12    12    13     13    13    13
Average (%)    9.3% 10.5% 10.4%  10.9%  15.8%  16.5%  17.3%  17.8%  4.2%  4.3%  3.7%   3.8%   6.6   7.3   2.8%   3.1%   4.2%  4.3%

------------------------------------------------------------------------------------------------------------------------------------
MID-RATE
------------------------------------------------------------------------------------------------------------------------------------

              10.0% 10.0% 12.0%  12.0%  15.0%  15.0%  18.0%  18.0%  4.0%  4.0%   5.0%   5.0%   5.0   5.0   3.0%   3.0%  4.0%  4.0%
              11.0% 11.0% 11.0%  11.0%  13.0%  13.0%  17.0%  17.0%  6.0%  6.0%   4.0%   4.0%   5.0   5.0   3.0%   3.0%  4.0%  4.0%
               9.5% 11.0% 11.0%  11.0%  15.0%  18.0%  17.0%  20.0%  3.0%  3.0%   2.0%   2.0%   5.0   5.0   2.0%   3.0%  4.0%  4.0%
              10.0% 12.0% 10.5%  13.0%  13.0%  15.0%  20.0%  20.0%  3.5%  3.5%   3.5%   3.5%   7.0  10.0   3.0%   3.0%  4.0%  4.0%
               9.5%  9.5% 10.5%  10.5%  15.0%  15.0%  18.0%  18.0%  4.5%  4.5%   4.0%   4.0%  10.0  10.0   3.5%   3.5%  4.0%  4.0%
Responses      5     5     5      5      5      5      5      5     5     5      5      5      5     5     5      5     5     5
Average (%)   10.0% 10.7% 11.0%  11.5%  14.2%  15.2%  18.0%  18.6%  4.2%  4.2%   3.7%   3.7%   6.4   7.0   2.9%   3.1%  4.0%  4.0%


              ----------------------------------------------------------------------------------------------------------------------
Total
Responses     25    25    26     26     24     24     24     24    26    26     26     26     25    25    26     26    26    26
Weighted
Average (%)    8.9% 10.1% 10.4%  11.1%  14.8%  15.7%  18.3%  18.8%  4.2%  4.3%   3.7%   3.8%   6.5   7.0   2.9%   3.2%  4.1%  4.2%
              ----------------------------------------------------------------------------------------------------------------------

      *as percent of total revenues


18 REAL ESTATE OUTLOOK

--------------------------------------------------------------------------------
CUSHMAN & WAKEFIELD VALUATION ADVISORY SERVICES NATIONAL INVESTOR SURVEY
                                                                   - AUTUMN 1996
--------------------------------------------------------------------------------

                CAPITALIZATION RATES BLENDED INTERNAL EQUITY INTERNAL     GROWTH RATES    TYPICAL PROJECTION MANAGEMENT RESERVES FOR
                GOING-IN    TERMINAL   RATE OF RETURN RATE OF RETURN  INCOME      EXPENSES   PERIOD (YEARS)   FEES*     REPLACEMENT*
              ----------------------------------------------------------------------------------------------------------------------
               LOW   HIGH  LOW    HIGH   LOW    HIGH   LOW    HIGH  LOW   HIGH   LOW    HIGH   LOW   HIGH  LOW    HIGH  LOW   HIGH
              ----------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
MID-RATE                                                                                                    HOTEL - LIMITED SERVICE
------------------------------------------------------------------------------------------------------------------------------------

              10.0% 10.0% 12.0%  12.0%  15.0%  15.0%  15.0%  15.0%  4.0%  4.0%   5.0%   5.0%   5.0   5.0   3.0%   3.0%  4.0%  4.0%
              12.0% 12.0% 12.0%  12.0%  13.0%  13.0%  17.0%  17.0%  3.0%  3.0%   4.0%   4.0%   5.0   5.0   3.0%   3.0%  4.0%  4.0%
               8.0% 10.0% 10.0%  10.0%  12.0%  15.0%  14.0%  16.0%  3.0%  3.0%   2.0%   2.0%   5.0   5.0   3.0%   4.0%  4.0%  5.0%
              11.0% 13.0% 11.5%  14.0%  13.0%  15.0%  20.0%  20.0%  3.5%  3.5%   3.5%   3.5%   7.0  10.0   3.0%   3.0%  4.0%  4.0%
              11.0% 11.0% 11.8%  11.8%  16.0%  16.0%  19.0%  19.0%  4.0%  4.0%   4.0%   4.0%  10.0  10.0   4.0%   4.0%  4.5%  4.5%
              10.0% 13.0% 12.0%  13.0%  25.0%  25.0%  20.0%  20.0%  3.5%  4.0%   3.5%   4.0%   5.0   5.0   4.0%   4.0%  5.0%  5.0%

Responses      6     6     6      6      6      6      6      6     6     6      6      6      6     6     6      6     6     6
Average (%)   10.3% 11.5% 11.5%  12.1%  15.7%  16.5%  17.5%  17.8%  3.5%  3.6%   3.7%   3.8%   6.2   6.7   3.3%   3.5%  4.3%  4.4%

------------------------------------------------------------------------------------------------------------------------------------
ECONOMY
------------------------------------------------------------------------------------------------------------------------------------

              10.0% 10.0% 12.0%  12.0%  15.0%  15.0%  15.0%  15.0%  4.0%  4.0%   5.0%   5.0%   5.0   5.0   3.0%   3.0%  4.0%  4.0%
              13.0% 13.0% 13.0%  13.0%  13.0%  13.0%  17.0%  17.0%  3.0%  3.0%   4.0%   4.0%   5.0   5.0   3.0%   3.0%  4.0%  4.0%
               9.0% 11.0% 10.0%  10.0%  12.0%  15.0%  14.0%  16.0%  3.0%  3.0%   3.0%   3.0%   5.0   5.0   4.0%   5.0%  5.0%  5.0%
              11.0% 13.0% 11.5%  14.0%  13.0%  15.0%  20.0%  20.0%  3.5%  3.5%   3.5%   3.5%   7.0  10.0   3.0%   3.0%  4.0%  4.0%
              11.0% 11.0% 11.8%  11.8%  16.0%  16.0%  19.0%  19.0%  4.0%  4.0%   4.0%   4.0%  10.0  10.0   4.0%   4.0%  4.5%  4.5%

Responses      5     5     5      5      5      5      5      5     5     5      5      5      5     5     5      5     5     5
Average (%)   10.8% 11.6% 11.7%  12.2%  13.8%  14.8%  17.0%  17.4%  3.5%  3.5%   3.9%   3.9%   6.4   7.0   3.4%   3.6%  4.3%  4.3%

Total
Responses     11    11    11     11     11     11     11     11    11    11     11     11     11    11    11     11    11    11
Weighted
Average(%)    10.6% 11.6% 11.6%  12.1%  14.7%  15.7%  17.3%  17.6%  3.5%  3.5%   3.8%   3.8%   6.3   6.8   3.4%   3.6%  4.3%  4.4%

      *as percent of total revenues


                                                                  AUTUMN 1996 19

                                                 QUALIFICATIONS OF JOHN J. LYNCH
================================================================================

Professional Affiliations

      Member, Appraisal Institute (MAI Designation #10585)
      New Jersey Certified General Appraiser (Certificate #RG 01569)
      Ohio Certified General Appraiser (Certificate #414115)
      Pennsylvania Certified General Appraiser (Certificate #GA-000485-L) Pennsylvania Real Estate Broker (License #ABO42902A)
      Affiliate, Tri-State Commercial & Industrial Association of Realtors

Real Estate Experience

      Associate Director of Cushman & Wakefield of Pennsylvania, Inc. and Assistant Manager of its Valuation Advisory Services Department in Philadelphia. Mr. Lynch remains active with the Hospitality Group and continues to advise clients on complex income producing properties.

      Associate Director, Cushman & Wakefield of Pennsylvania, Inc. and member of the firms Hospitality Group, which specializes in the valuation and investment counseling on hotel properties, through June, 1993.

      Senior Appraiser, Cushman & Wakefield Appraisal Division, specializing in a wide variety of commercial and industrial real estate appraisal and investment counseling assignments throughout the nation from January, 1980 to March, 1987. Cushman & Wakefield is an international full seminar real estate organization and a Rockefeller Group Company.

      Staff Appraiser, Walter A. McClatchy Co., Inc. of Philadelphia, Pennsylvania, specializing in commercial and industrial real estate appraisal and investment counseling throughout a wide geographic area from March, 1977 to December, 1979.

      Sales Associate, William Brucker Co. - Real Estate of Philadelphia, Pennsylvania, specializing in the sale and leasing of residential, commercial and industrial real estate from February, 1976 to March, 1977.

Formal Education

      Pennsylvania State University, University Park, Pennsylvania
         Bachelor of Science - 1975

         Appraisal Institute, Chicago, Illinois
         Introduction to Appraising Real Property - 1977
         Basic Appraisal Principles, Methods and Techniques - 1978 Capitalization Theory and Techniques - 1978
         Case Studies in Real Estate Valuation - 1981
         Valuation Analysis and Report Writing - 1982
         Investment Analysis - 1983
         Standards of Professional Practice - 1989

      Various Lectures and Seminars for Continuing Education Credits

       DISPLAY THIS CERTIFICATE PROMINENTLY o NOTIFY AGENCY WITHIN 10 DAYS
                                 OF ANY CHANGE

                          Commonwealth of Pennsylvania
                              Department of State
                Bureau of Professional and Occupational Affairs
                    P.O. BOX 2649 Harrisburg, PA 17105-2649

                                 Classification

         [SEAL OF THE BUREAU OF PROFESSIONAL AND OCCUPATIONAL AFFAIRS]

                               GENERAL APPRAISER

Certificate Number     Certification Date        Issued         Expires

GA-000485-L               DEC 02 1991        JUL 10 1995    JUN 30 1997


/s/ [ILLEGIBLE]
----------------------
Signature


/s/ [ILLEGIBLE]
----------------------
Commissioner of Professional and Occupational Affairs

Issued To:

JOHN JOSEPH LYNCH
29 WOODLAKE DRIVE
MARLTON NJ 08053

ALTERATION OF THIS DOCUMENT IS A CRIMINAL OFFENSE UNDER 18 PA.C.S.ss. 4911

                                                  QUALIFICATIONS OF JOHN B. RUSH
================================================================================

Professional Affiliations

      Member, Appraisal Institute (MAI Designation #7261)
      Delaware Certified General Appraiser (Certificate #Xl-0000051) Maryland Certified General Appraiser (Certificate #10041)
      New Jersey Certified General Appraiser (Certificate #RG 00808) Pennsylvania Certified General Appraiser (Certificate #GA-000331-L) Pennsylvania Real Estate Broker (License #ABO43144A)
      Affiliate, Tri-State Commercial & Industrial Association of Realtors Associate, Urban Land Institute (Associate #164089)

Real Estate Experience

      Director of Cushman & Wakefield of Pennsylvania, Inc. and Manager of its Valuation Advisory Services Department in Philadelphia. Cushman & Wakefield is a international full service real estate organization and a Rockefeller Group Company.

      Senior Appraiser, Cushman & Wakefield Appraisal Division, specializing in commercial and industrial real estate appraisal and investment counseling throughout the nation from January, 1980 to September, 1985.

      Staff Appraiser, Boyle/Helbig Realty, Inc. of Philadelphia, Pennsylvania, specializing in commercial and industrial real estate appraisal and investment counseling throughout a wide geographic area from December, 1977 to December, 1979.

      Associate, Michael Singer Real Estate Company of Philadelphia, Pennsylvania, specializing in the investment, leasing and management of local commercial and residential real estate from June, 1975 to December, 1977.

Formal Education

      Drexel University, Philadelphia, Pennsylvania
       Master of Business Administration - 1982

      Saint Joseph's College, Philadelphia, Pennsylvania
       Bachelor of Arts - 1975

      Appraisal Institute, Chicago, Illinois
       Required Courses of Study Leading to the MAI Designation
       Various Lectures and Seminars for Continuing Education Credits

      Board of Realtors, Philadelphia, Pennsylvania
       Required Courses of Study for State Licensure

                                                  Qualifications of John B. Rush
================================================================================

Qualified Expert Witness

      United States Bankruptcy Court,
      Eastern District of Pennsylvania

      United States Bankruptcy Court,
      Middle District of Pennsylvania

      Court of Common Pleas
      Dauphin County, Pennsylvania

      Board of Assessment Appeals
      Bucks County, Pennsylvania

      Board of Revision of Taxes
      City of Philadelphia

      Board of Tax Review
      City of Philadelphia

      Board of Assessment Appeals
      Dauphin County, Pennsylvania

       DISPLAY THIS CERTIFICATE PROMINENTLY o NOTIFY AGENCY WITHIN 10 DAYS
                                 OF ANY CHANGE

                          Commonwealth of Pennsylvania
                              Department of State
                Bureau of Professional and Occupational Affairs
                    P.O. BOX 2649 Harrisburg, PA 17105-2649

                                 Classification

         [SEAL OF THE BUREAU OF PROFESSIONAL AND OCCUPATIONAL AFFAIRS]

                               GENERAL APPRAISER

Certificate Number  Certification Date       Issued           Expires

GA-000331-L            SEP 10 1991        MAY 15 1995       JUN 30 1997


/s/ [ILLEGIBLE]
---------------------
Signature


/s/ [ILLEGIBLE]
---------------------
Commissioner of Professional and Occupational Affairs

Issued To:

JOHN BENJAMIN RUSH
325 POWDER HORN ROAD
FORT WASHINGTON PA 19034

ALTERATION OF THIS DOCUMENT IS A CRIMINAL OFFENSE UNDER 18 PA.C.S.ss. 4911